                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                       HOUSTON INDUSTRIES INCORPORATED
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
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[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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







                   [LOGO OF HOUSTON INDUSTRIES APPEARS HERE]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 22, 1996
                              AND PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Notice of Annual Meeting
Proxy Statement
  Voting of Shares.........................................................   1
  Election of Directors....................................................   2
  Nominees.................................................................   2
  Continuing Directors.....................................................   4
  Organization of the Board of Directors...................................   5
  Compensation of Directors................................................   6
  Securities Ownership of Certain Beneficial Owners........................   6
  Securities Ownership of Management.......................................   7
  Executive Compensation...................................................   8
  Retirement Plans, Related Benefits and Other Agreements..................  11
  Report of the Personnel Committee on Executive Compensation..............  16
  Shareholder Return Performance Graph.....................................  21
  Proposal to Adopt Stock Plan for Outside Directors.......................  22
  Ratification of Appointment of Independent Accountants and Auditors......  23
  Other Matters............................................................  23
  Shareholder Proposals for 1997 Annual Meeting of Shareholders............  23
  Director Nominations for 1997 Annual Meeting of Shareholders.............  23
  Annual Report to Shareholders............................................  24
  Exhibit A--Stock Plan for Outside Directors.............................. A-1
Appendix A--1995 Financial Statements

                   [LOGO OF HOUSTON INDUSTRIES APPEARS HERE]


                     1111 Louisiana, Houston, Texas 77002

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 22, 1996
                              AND PROXY STATEMENT

To the Shareholders:

  The Annual Meeting of Shareholders of Houston Industries Incorporated will be held in the AUDITORIUM OF HOUSTON INDUSTRIES PLAZA, 1111 LOUISIANA, HOUSTON, TEXAS, at 9:00 a.m., Central Daylight Time, on Wednesday, May 22, 1996, for the following purposes:

    1. To elect five directors to hold office in accordance with the Amended and Restated Bylaws of the Company;

    2. To adopt the Houston Industries Incorporated Stock Plan for Outside Directors;

    3. To ratify the appointment of Deloitte & Touche LLP as independent accountants and auditors for the Company for 1996; and

    4. To transact such other business that may properly come before the meeting, or any adjournments thereof.

  Only shareholders of record at the close of business on April 3, 1996 are entitled to notice of, and to vote at, the meeting.

  All shareholders are cordially invited and urged to attend the meeting. EVEN IF YOU PLAN TO ATTEND THE MEETING, YOU ARE STILL REQUESTED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ADDRESSED ENVELOPE. If you attend, you may vote in person if you wish, even though you have sent in your proxy.

                                          By order of the Board of Directors,

                                            [Signature of Hugh Rice Kelly
                                             appears here]

                                          Hugh Rice Kelly
                                          Corporate Secretary

April 10, 1996

                        HOUSTON INDUSTRIES INCORPORATED

                     1111 Louisiana, Houston, Texas 77002
                                (713) 207-3000

                                PROXY STATEMENT

  On or about April 10, 1996, Houston Industries Incorporated (Company) began mailing this proxy statement and the accompanying proxy card to shareholders entitled to vote at the Company's annual meeting of shareholders to be held on May 22, 1996 (Annual Meeting). The proxy statement and proxy card are being furnished in connection with the solicitation of proxies by the Company's Board of Directors for the Annual Meeting.

  The expense of this solicitation will be borne by the Company. The Company has engaged Morrow & Co. to assist in the solicitation of proxies at a fee of approximately $9,500, plus expenses. The Company will also reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of the Company's common stock, without par value (Common Stock), in accordance with Securities and Exchange Commission (SEC) and New York Stock Exchange requirements. In addition, certain of the Company's directors, officers and employees may solicit proxies by telephone and personal contact.

                               VOTING OF SHARES

  As of April 3, 1996, the record date fixed by the Board of Directors for the determination of shareholders entitled to vote at the Annual Meeting, the Company had outstanding 262,742,947 shares of Common Stock, which is the only class of the Company's securities outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

  Shares represented by properly executed proxies received prior to the Annual Meeting will be voted as specified by the shareholders. If no specifications have been given in a proxy, the shares represented thereby will be voted at the Annual Meeting or any adjournments thereof FOR Item 1 (election of the nominees for director), FOR Item 2 (approval of stock plan for outside directors), FOR Item 3 (ratification of the appointment of Deloitte & Touche LLP as independent accountants and auditors of the Company for 1996) and, in the discretion of the persons named in the proxy, on any other business that may properly come before the meeting.

  A proxy may be revoked by a shareholder at any time before it is voted at the Annual Meeting by delivering written revocation to Mr. Robert E. Smith, Assistant Corporate Secretary, at the Company's address shown above, by submitting a subsequent proxy or by voting in person at the meeting.

  Under Texas law and the Company's Amended and Restated Bylaws (Bylaws), the vote required for Item 1 (election of the nominees for director) is a plurality of the votes cast and the vote required for each of Items 2 and 3 (approval of stock plan for outside directors and ratification of independent accountants and auditors, respectively) is the affirmative vote of a majority of shares of Common Stock entitled to vote and represented in person or by proxy at the meeting. Abstentions and non-votes (shares held by brokers and other nominees or fiduciaries that are present at the meeting but not voted on a particular matter) have the same effect as a vote "against" the matter presented for shareholder action for purposes of determining whether sufficient affirmative votes have been cast.

                             ELECTION OF DIRECTORS

  The Company's Bylaws provide for a Board of Directors divided into three classes having staggered terms with each class as nearly equal in size as possible. Pursuant to the Company's Bylaws, the Board of Directors has set its size at fourteen members as of the date of the Annual Meeting. The current term of office of the directors in Class III expires at the Annual Meeting. The terms of office of directors in Class I and Class II will expire at the annual meetings of shareholders to be held in 1997 and 1998, respectively. At each annual meeting of shareholders, directors will be elected to succeed those whose terms then expire, with each newly elected director to serve for a three-year term. All members of the Board of Directors also currently serve as directors of the Company's principal subsidiary, Houston Lighting & Power Company (HL&P).

  The Bylaws currently provide that no person is eligible to stand for re-election to the Board of Directors at the annual meeting of shareholders on or immediately following the tenth anniversary of such person's initial election or appointment to the Board of Directors unless such person was serving as a director of the Company as of April 1, 1992 or is an employee of the Company or any of its corporate affiliates. The Bylaws also provide that no person is eligible to serve as a director after the annual meeting of shareholders occurring on or after the first day of the month immediately following such person's seventieth birthday, except in the case of a director having special technical expertise in the nuclear power field who, under certain circumstances, may be authorized by the Board to be eligible to serve for one additional year. The Bylaws specify that any vacancies created by such term limitations are to be filled by the shareholders at the appropriate annual meeting. In any case, each director will serve until his or her successor is duly elected and qualified unless he or she resigns, becomes disqualified or disabled or is removed. Dr. Hendrie will retire from the Board at the Annual Meeting, having served as a director of the Company and HL&P since 1985.

                                   NOMINEES

  The nominees for Class III directors to serve three-year terms ending at the annual meeting in 1999 are Mr. James A. Baker, III and Dr. Richard E. Balzhiser, who have not previously served as directors of the Company, and current directors Messrs. Horne, Jordan and Schnitzer. It is intended that the persons named in the accompanying proxy will vote shares represented by properly executed proxies for the election of the listed nominees as directors unless authority to vote is withheld. If any nominee should become unavailable to serve on the Board of Directors, the persons named in the proxy may act with discretionary authority to vote the proxy for such other person, if any, as may be designated by the Board of Directors.

  The following sets forth certain information with respect to the business experience of each nominee during the past five years and certain other directorships held by each nominee. Unless otherwise indicated, each person has had the same principal occupation for at least five years.

CLASS III DIRECTORS--TERM EXPIRING 1999

  JAMES A. BAKER, III, age 65, has not previously served as a director. Mr. Baker is currently a senior partner in the law firm of Baker & Botts, L.L.P. in Houston, Texas and Senior Counselor to The Carlyle Group, a merchant banking firm in Washington, D. C. He served as the U.S. Secretary of State from January 1989 through August 1992 and as White House Chief of Staff and Senior Counselor to President Bush from August 1992 to January 1993. From 1985 to 1988, Mr. Baker was the U.S. Secretary of the Treasury and Chairman of the President's Economic Policy Council in the administration of President Reagan, having previously served as President Reagan's White House Chief of Staff from 1981 to 1985 and as President Ford's Under Secretary of Commerce in 1975. (1)
- --------
(1) Baker & Botts, L.L.P. provided legal services to the Company and its subsidiaries during 1995, for which it received approximately $10.9 million in legal fees, and it is also expected to provide legal services during 1996.

  RICHARD E. BALZHISER, PH.D., age 63, has not previously served as a director. Dr. Balzhiser is President and Chief Executive Officer of the Electric Power Research Institute (EPRI) in Palo Alto, California, a collaborative research and development organization funded by member electric utilities. Dr. Balzhiser joined EPRI in 1973 as Director of the Fossil Fuel Advanced Systems Division. He became Vice President of Research and Development in 1979 and Executive Vice President in 1987 before assuming his present position in 1988. (2)

  HOWARD W. HORNE, age 69, has been a director since 1978. Mr. Horne is Vice-Chairman of Cushman & Wakefield of Texas, Inc., a subsidiary of a national real estate brokerage firm. Until 1990, he was Chairman of the Board of The Horne Company, a Houston realty firm. (3)

  DON D. JORDAN, age 63, has been a director of the Company since 1977 and of HL&P since 1974. Mr. Jordan is Chairman and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of HL&P. He also serves as a director of Texas Commerce Bancshares, Inc. and BJ Services Company, Inc.

  KENNETH L. SCHNITZER, SR., age 66, has been a director since 1983. Mr. Schnitzer is Chairman of the Board of Schnitzer Enterprises Inc., a Houston commercial real estate development company, having previously served as a director of American Building Maintenance Industries Incorporated and Weingarten Realty, Inc. (4)

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR DIRECTOR.
- --------
(2) During 1995, the Company and HL&P paid a total of approximately $15.5 million in membership dues to EPRI. HL&P expects to pay approximately $9 million in dues to EPRI during 1996.

(3) In accordance with the director retirement provisions of the Company's Bylaws, Mr. Horne is expected to retire at the date of the Company's 1997 annual meeting of shareholders, which is prior to the end of the Class III term.

(4) During 1995, certain of the Company's subsidiaries leased office space in buildings owned or controlled by affiliates of Mr. Schnitzer. The Company's subsidiaries paid a total of approximately $283,000 to affiliates of Mr. Schnitzer during 1995. The Company believes such payments are comparable to those that would have been made to other non-affiliated firms for comparable facilities and services. In 1994, Mr. Schnitzer consented to the entry of an order by the Office of Thrift Supervision (OTS) whereunder he may not hold office in, or participate in the conduct of the affairs of, any federally regulated depository institution without the prior approval of the OTS and, if applicable, any other appropriate federal banking agency. The order arose out of Mr. Schnitzer's prior service as a director of BancPLUS Savings and Loan Association (BancPLUS), a Houston, Texas-based thrift that was taken over by federal regulators in 1989. Mr. Schnitzer consented to the order to avoid the time and expense of defending an OTS administrative proceeding, without admitting whether there were any grounds for such a proceeding. In August 1995, Mr. Schnitzer and three other individuals were named as defendants in a criminal proceeding based on two 1986 real estate transactions involving BancPLUS. The matter is pending in the United States District Court for the Southern District of Texas. The federal government has alleged that the four defendants caused BancPLUS to enter into a land swap and to falsely report the swap as two separate and independent transactions. In 1987, following a default on notes secured by the parcel that BancPLUS had sold and discovery that the person who controlled the defaulting party had misrepresented his relationship with the seller of the other parcel, BancPLUS reported the transaction as a possible land swap to federal regulators and reversed a previously reported profit from the sale transaction in its financial statements. There is no allegation that Mr. Schnitzer (or any other director or officer of BancPLUS) profited or attempted to profit personally from the transaction. Mr. Schnitzer and his counsel have advised the Company that the charges against him are without any basis in fact and will be vigorously defended. The case has been scheduled for trial in July 1996.

                             CONTINUING DIRECTORS

  The following sets forth certain information with respect to the members of the Company's Board of Directors whose current terms will continue after the Annual Meeting. Information is provided concerning the business experience of each continuing director during the past five years and certain other directorships held by each continuing director. Unless otherwise indicated, each person has had the same principal occupation for at least five years.

CLASS I DIRECTORS--TERM EXPIRING 1997

  ROBERT J. CRUIKSHANK, age 65, has been a director since 1993. Mr. Cruikshank is primarily engaged in managing his personal investments in Houston, Texas. Prior to his retirement in 1993, he was a Senior Partner in the accounting firm of Deloitte & Touche. Mr. Cruikshank serves as a director of MAXXAM Inc., Kaiser Aluminum Corporation, Compass Bank--Houston and Texas Biotechnology Corporation.

  LINNET F. DEILY, age 50, has been a director since 1993. Ms. Deily served as Chairman, Chief Executive Officer and President of First Interstate Bank of Texas, N.A. until March 31, 1996, having been Chairman since 1992, Chief Executive Officer since 1991 and President of First Interstate Bank of Texas since 1988. (1)

  LEE W. HOGAN, age 51, has been a director since 1995. Mr. Hogan is President and Chief Operating Officer of Houston Industries Energy, Inc., the nonregulated power business subsidiary of the Company, having served in that capacity since 1993. From 1990 to 1993 he served as Group Vice President-- External Affairs for HL&P. Mr. Hogan is also a Senior Vice President of the Company.

  ALEXANDER F. SCHILT, Ph.D., age 55, has been a director since 1992. Dr. Schilt served as Chancellor of the University of Houston System through August 1995. Prior to 1990, he was President of Eastern Washington University in Cheney and Spokane, Washington.

  JACK T. TROTTER, age 69, has been a director since 1985. Mr. Trotter is primarily engaged in managing his personal investments in Houston, Texas. He also serves as a director of First Interstate Bank of Texas, N.A. and Howell Corporation and as a director and Trust Manager of Weingarten Realty Investors.

CLASS II DIRECTORS--TERM EXPIRING 1998

  MILTON CARROLL, age 45, has been a director since 1992. Mr. Carroll is Chairman, President and Chief Executive Officer of Instrument Products Inc., an oil field supply manufacturing company, in Houston, Texas. He is a director of PanEnergy Corp., the Federal Reserve Bank of Dallas and Blue Cross and Blue Shield of Texas, Inc.

  JOHN T. CATER, age 60, has been a director since 1983. Mr. Cater is Chairman, Chief Executive Officer and a director of River Oaks Trust Company in Houston, Texas. He also serves as President and a director of Compass Bank-Houston. Until his retirement in 1990, Mr. Cater served as President, Chief Operating Officer and a director of MCorp, a Texas bank holding company. He served as a director of MCorp until July 1994.

  R. STEVE LETBETTER, age 48, has been a director since 1995. Mr. Letbetter is President and Chief Operating Officer of HL&P, having served in that capacity since 1993. He has served in various positions as an officer of HL&P since 1978, most recently as Group Vice President--Finance and Regulatory Relations since 1988. He is also a Senior Vice President of the Company. Mr. Letbetter is a director of Charter Bancshares Inc., a Texas bank holding company.
- --------
(1) First Interstate Bank of Texas, N.A., and certain of its affiliates participate in various credit facilities with the Company, certain of its subsidiaries and other entities in which the Company has an ownership interest. Under these agreements, First Interstate and certain of its affiliates have maximum aggregate loans and loan commitments of approximately $35.5 million as of December 31, 1995.

  BERTRAM WOLFE, Ph.D., age 68, has been a director since 1993. Prior to his retirement in 1992, Dr. Wolfe was Vice President and General Manager of General Electric Company's nuclear energy business in San Jose, California. From 1992 to 1995, he was on the nuclear advisory committee of Pennsylvania Power & Light and was a member of the international advisory committee of Concord Industries. Dr. Wolfe serves on the boards of directors of URENCO Inc. and URENCO Investments, Inc.

                    ORGANIZATION OF THE BOARD OF DIRECTORS

  The business of the Company is managed under the direction of the Board of Directors. The Board of Directors has established several committees to oversee specific matters affecting the Company, including an Executive and Nominating Committee, an Audit Committee, a Finance Committee, a Personnel Committee, a Nuclear Committee and other committees.

  The Executive and Nominating Committee, currently composed of Messrs. Cater, Horne, Jordan, Schnitzer, Trotter and Dr. Hendrie, reviews management recommendations for organizational changes, provides consultation regarding duties of executive officers and recommends potential candidates for election to the Board of Directors. See "Director Nominations for 1997 Annual Meeting of Shareholders."

  The Audit Committee is composed entirely of non-employee directors, currently Messrs. Carroll, Cruikshank, Schnitzer and Dr. Schilt. The Audit Committee reviews the Company's accounting and financial practices and advises the Board of Directors of any needed changes in such practices, recommends to the Board of Directors the firm of independent public accountants to be engaged to examine the financial statements of the Company and its subsidiaries, reviews and approves the plan and scope of the independent public accountants' audit and non-audit services and related fees, reviews the Company's internal accounting controls, and has general responsibility for related matters.

  The Finance Committee, currently composed of Messrs. Cater, Hogan, Horne, Jordan, Trotter and Ms. Deily, reviews management forecasts of the Company's financial needs and policies, acts on management recommendations concerning the Company's capital structure, amounts and sources of permanent financing, lines of credit, loan agreements and dividend policies and approves terms relevant to specific debt and equity offerings of the Company.

  The Personnel Committee is composed entirely of non-employee directors, currently Messrs. Carroll, Cater, Cruikshank and Horne. The Personnel Committee makes recommendations to the Board of Directors concerning compensation and benefits for officers of the Company and reviews human resource programs regarding manpower forecasts and training. The Personnel Committee also monitors and, in certain cases, administers employee benefit plans.

  The Nuclear Committee is currently composed entirely of non-employee directors, Drs. Hendrie, Schilt and Wolfe and Mr. Schnitzer. The Nuclear Committee reviews the activities of the Company and HL&P in all areas of nuclear development and operations, and reports to and makes recommendations to the Board of Directors on such matters as nuclear regulatory reports and licensing requirements, management evaluations of nuclear engineering, construction and operations progress and performance and monitoring of budgetary requirements.

  The Board of Directors of the Company and HL&P held sixteen and twelve meetings, respectively, during 1995. During 1995 the Executive and Nominating Committee met one time, the Audit Committee met three times, the Finance Committee met four times, the Personnel Committee met four times and the Nuclear Committee met nine times. Other committees met an aggregate of nine times. Each director attended at least seventy-five percent of the aggregate number of meetings of the Boards of Directors and of committees of such boards on which he or she served.

                           COMPENSATION OF DIRECTORS

  Each non-employee director receives an annual retainer fee of $20,000, a fee of $1,000 for each board meeting attended and a fee of $700 for each committee meeting attended. Directors may defer all or part of their annual retainer fees and meeting fees under the Company's deferred compensation plan. The deferred compensation plan currently provides for accrual of interest on deferred director compensation at a rate equal to the average annual yield on Moody's Long-Term Corporate Bond Index plus two percentage points.

  Non-employee directors participate in a director benefits plan pursuant to which a director who serves at least one full year will receive an annual benefit in cash equal to the annual retainer payable in the year the director terminates service. Benefits under this plan will be payable to a director, commencing the January following the later of the director's termination of service or attainment of age 65, for a period equal to the number of full years of service of the director.

  Non-employee directors may also participate in the Company's executive life insurance plan described under "Retirement Plans, Related Benefits and Other Agreements," providing split-dollar life insurance with a death benefit equal to six times the director's annual retainer with coverage continuing after termination of service as a director. This plan also permits the Company to provide for a tax reimbursement payment to make the directors whole for any imputed income recognized with respect to the term portion of the annual insurance premiums. Upon death, the Company will receive the balance of the insurance proceeds payable in excess of the specified death benefit which, by design, is expected to be at least sufficient to cover the Company's cumulative outlays to pay premiums and the after-tax cost to the Company of the tax reimbursement payments. Mr. Trotter, who does not participate in this plan, has a separate agreement with the Company providing for payment in the event of his death of a lump sum equal to eight times his final annual retainer, which, because it is subject to taxation at distribution, approximates on an after-tax basis the amount of the death benefit that would have been payable had he participated in the executive life insurance plan.

               SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The table below sets forth certain information regarding each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known by the Company (based on February 1996 Schedule 13G filings made with the SEC) to beneficially own more than 5% of the Company's Common Stock.

                                                          AMOUNT AND
                                                          NATURE OF     PERCENT
                                                          BENEFICIAL      OF
NAME AND ADDRESS OF BENEFICIAL OWNER                      OWNERSHIP      CLASS
- ------------------------------------                      ----------    -------
The Northern Trust Corporation........................... 33,770,247(1)  12.86%
  50 South LaSalle Street
  Chicago, Illinois 60675

- --------
(1) Northern Trust Corporation as parent holding company, and its subsidiaries The Northern Trust Company, Northern Trust Bank of Florida N.A. and Northern Trust Bank of Arizona (together, Northern Trust), have reported that Northern Trust has sole voting power for 501,066 shares, shared voting power for 33,264,383 shares, sole dispositive power for 437,284 shares and shared dispositive power for 79,769 shares. The Company understands that the shares reported include 33,167,662 shares held by The Northern Trust Company in its capacity as trustee under the Company's savings plan.

                      SECURITIES OWNERSHIP OF MANAGEMENT

  The following table sets forth information as of March 1, 1996 (except as to Messrs. Baker and Balzhiser, whose share ownership is shown as of March 22,
1996), with respect to the beneficial ownership of the Company's Common Stock by each current director and nominee, the chief executive officer and the other six most highly compensated executive officers of the Company and, as a group, by such persons and other executive officers. No person or member of the group listed owns any equity securities of HL&P or any other subsidiary of the Company. Unless otherwise indicated, each person or member of the group listed has sole voting and sole investment power with respect to the shares of Common Stock listed. No ownership shown in the table represents 1% or more of the outstanding shares of Common Stock.

                                                              SHARES OF
                                                             COMMON STOCK
NAME                                                      BENEFICIALLY OWNED
- ----                                                      ------------------
James A. Baker, III.....................................         1,000
Richard E. Balzhiser....................................           100
Milton Carroll..........................................         2,400
John T. Cater...........................................         2,000 (1)
William T. Cottle.......................................        11,790 (2)(3)
Robert J. Cruikshank....................................         2,000
Linnet F. Deily.........................................         2,000 (4)
Joseph M. Hendrie.......................................           967 (4)(5)
Lee W. Hogan............................................        26,513 (2)(3)(5)
Howard W. Horne.........................................        12,871 (5)
Don D. Jordan...........................................       222,969 (2)(3)(6)
Hugh Rice Kelly.........................................        61,975 (2)(3)(5)
R. Steve Letbetter......................................        51,707 (2)(3)(5)
David M. McClanahan.....................................        24,242 (2)(3)(5)
Alexander F. Schilt.....................................           800
Kenneth L. Schnitzer, Sr................................         9,300
Don D. Sykora...........................................       107,303 (2)(3)(5)
Jack T. Trotter.........................................         2,000
Bertram Wolfe...........................................           220
All of the above and other executive officers as a group
(24 persons)............................................       678,610 (2)(3)(5)

- --------
(1) Mr. Cater disclaims beneficial ownership of these shares, which are owned by his adult children.
(2) Includes shares held under the Company's savings plan, as to which the participant has sole voting power (subject to such power being exercised by the plan's trustee in the same proportion as directed shares in the savings plan are voted in the event the participant does not exercise voting power). The shares held under the plan are reported as of December 31, 1995.
(3) The ownership shown in the table includes shares which may be acquired within 60 days on exercise of outstanding stock options granted under the Company's long-term incentive compensation plan by each of the persons and group, as follows: Mr. Cottle--4,552 shares; Mr. Hogan--7,668 shares; Mr. Jordan--82,900 shares; Mr. Kelly--16,694 shares; Mr. Letbetter--16,070 shares; Mr. McClanahan--8,038 shares; Mr. Sykora--45,116 shares; and the group--213,054 shares.
(4) Voting power and investment power with respect to the shares listed for Ms. Deily and for Dr. Hendrie are shared with the individual's spouse.
(5) Includes shares held under the Company's dividend reinvestment and stock purchase plan as of December 31, 1995.
(6) Voting power and investment power with respect to 1,152 of the shares listed are shared with Mr. Jordan's spouse.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table shows, for the years ended December 31, 1993, 1994 and 1995, the annual, long-term and certain other compensation of the chief executive officer and each of the other six most highly compensated executive officers of the Company who served as executive officers during 1995, including Mr. Sykora who retired from his executive officer position during 1995 (Named Officers).

                          SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                   COMPENSATION
                                                               -----------------------
                                   ANNUAL COMPENSATION           AWARDS       PAYOUTS
                              -------------------------------- ----------    ---------
                                                               SECURITIES
   NAME AND PRINCIPAL                             OTHER ANNUAL UNDERLYING       LTIP       ALL OTHER
        POSITION         YEAR SALARY(1) BONUS(1)  COMPENSATION OPTIONS(#)(2) PAYOUTS(3) COMPENSATION(4)
   ------------------    ---- --------  --------  ------------ ----------    ---------  --------------
Don D. Jordan........... 1995 $884,500  $907,226    $ 3,969      36,316      $407,437      $734,023
 Chairman and Chief      1994  859,500   734,873    114,648      27,726       550,567       717,261
 Executive Officer of    1993  829,500   386,775          0      25,930       762,962       647,491
 the Company and HL&P

Don D. Sykora........... 1995  635,000   497,681     16,678      21,464       262,388       496,166
 Office of the Chairman  1994  601,667   497,681     89,200      15,096       371,716       468,302
 of the Company (5)      1993  559,000   241,313          0      13,830       510,000       410,061

R. Steve Letbetter...... 1995  363,500   285,750        190       9,746        84,201        47,242
 President and Chief     1994  321,000   246,525     31,133       6,366       117,607        43,818
 Operating Officer of    1993  271,000   109,335          0       4,256       212,362        42,562
 HL&P and Senior Vice
 President of the
 Company

Hugh Rice Kelly......... 1995  334,000   195,773        637       7,414       100,925        44,245
 Senior Vice President,  1994  323,500   190,820     42,147       5,470       145,107        50,546
 General Counsel and     1993  310,500    94,446          0       5,242       285,078        58,218
 Corporate Secretary of
 the Company and HL&P

Lee W. Hogan............ 1995  262,500   123,750        965           0        52,142        18,711
 President and Chief     1994  239,400   311,250     21,104           0       102,074        14,434
 Operating Officer of    1993  224,400    85,800          0       3,806       139,702        14,165
 Houston Industries
 Energy, Inc. and
 Senior Vice President
 of the Company

William T. Cottle (6)... 1995  254,500   157,200        401       5,566             0        16,711
 Executive Vice          1994  241,000   129,675        337       4,044             0        13,126
 President and General   1993  174,470    60,000          0           0             0             0
 Manager-- Nuclear of
 HL&P

David M. McClanahan..... 1995  238,100   151,860        317       5,028        35,806        23,162
 Executive Vice          1994  208,100   129,398     12,195       3,322        41,512        23,376
 President and General   1993  178,100    57,351          0       2,010        82,025        18,254
 Manager--Energy
 Delivery and Customer
 Services of HL&P

- --------
(1) The amounts shown include salary and bonus earned as well as earned but deferred by the Named Officers.

(2) The amounts shown have been adjusted to reflect the Company's two-for-one stock split effected by a stock distribution on December 9, 1995 (1995 Stock Split).

(3) The amounts shown for 1995 represent the dollar value of shares of the Company's Common Stock paid out in 1995 under the Company's long-term incentive compensation plan based on the achievement of certain performance goals for the 1992-1994 performance cycle, plus dividend equivalent accruals during the performance period.

(4) The amounts shown include (i) Company contributions to the Company's savings plan and accruals under its savings restoration plan for the years shown on behalf of the Named Officers, as follows: Mr. Jordan 1993-- $57,152; 1994--$52,344; and 1995--$33,610; Mr. Sykora 1993--$38,284;
    1994--$35,405; and 1995--$34,553; Mr. Letbetter 1993--$16,672; 1994--
    $18,074; and 1995--$25,621; Mr. Kelly 1993--$19,569; 1994--$17,554; and
    1995--$18,892; Mr. Hogan 1993--$14,165; 1994--$12,938; and 1995--$17,325;
    Mr. Cottle 1994--$12,642; 1995--$16,135; and Mr. McClanahan 1993--$7,724;
    1994--$10,547; and 1995--$14,076; (ii) the term portion of the premiums paid by the Company under split-dollar life insurance policies purchased in 1994 in connection with the Company's executive life insurance plan, as follows: Mr. Jordan 1994--$4,800 and 1995--$5,700; Mr. Sykora 1994--
    $21,250 and 1995--$23,950; Mr. Letbetter 1994--$218 and 1995--$272; Mr.
    Kelly 1994--$801 and 1995--$915; Mr. Hogan 1994--$1,038 and 1995--$1,386;
    Mr. Cottle 1994--$484 and 1995--$576; and Mr. McClanahan 1994--$328 and
    1995--$456; and (iii) the portion of accrued interest on amounts of compensation deferred under the Company's deferred compensation plan and executive incentive compensation plan that exceeds 120% of the applicable federal long-term rate provided under Section 1274(d) of the Internal Revenue Code, as follows: Mr. Jordan 1993 --$590,339; 1994--$660,117; and
    1995--$694,713; Mr. Sykora 1993--$371,777; 1994--$411,647; and 1995--
    $437,663; Mr. Letbetter 1993--$25,890; 1994--$25,526; and 1995--$21,349;
    Mr. Kelly 1993--$38,649; 1994--$32,191; and 1995--$24,438; Mr. Hogan
    1994--$458 (none for 1993 and 1995); Mr. Cottle (none for 1993, 1994 and
    1995); and Mr. McClanahan 1993--$10,530; 1994--$12,501; and 1995--$8,630.
    The Company owns and is the beneficiary under certain life insurance policies which are currently anticipated to provide benefits sufficient to cover the accrued interest on deferred amounts referenced in (iii) of this footnote.

(5) Mr. Sykora served as President and Chief Operating Officer of the Company until September 1, 1995. He presently serves in an executive advisory capacity in the Office of the Chairman.

(6) Mr. Cottle commenced employment with HL&P in April 1993.

STOCK OPTION GRANTS

  The following table contains information concerning grants of stock options during 1995 under the Company's long-term incentive compensation plan to the Named Officers, except for Mr. Hogan, who participates in a different incentive compensation plan which does not provide for option grants. The information has been adjusted to reflect the Company's 1995 Stock Split.

                             OPTION GRANTS IN 1995

                                         INDIVIDUAL GRANTS               VALUE
                              ----------------------------------------- -------
                                            % OF
                                            TOTAL
                                           OPTIONS
                              NUMBER OF    GRANTED  EXERCISE
                              SECURITIES     TO     OR BASE              GRANT
                              UNDERLYING  EMPLOYEES  PRICE               DATE
                               OPTIONS    IN FISCAL   PER    EXPIRATION PRESENT
NAME                          GRANTED (1)   YEAR     SHARE      DATE    VALUE(2)
- ----                          ----------  --------- -------- ---------- -------
Don D. Jordan................   36,316      27.2%    $17.75   01/02/05  $69,000
Don D. Sykora................   21,464      16.1%     17.75   01/02/05   40,782
R. Steve Letbetter...........    9,746       7.3%     17.75   01/02/05   18,517
Hugh Rice Kelly..............    7,414       5.6%     17.75   01/02/05   14,087
William T. Cottle............    5,566       4.2%     17.75   01/02/05   10,575
David M. McClanahan..........    5,028       3.8%     17.75   01/02/05    9,553

- --------
(1) The nonstatutory options for shares of Common Stock included in the table were granted on January 3, 1995, have a ten-year term and generally become exercisable annually in one-third increments commencing one year after date of grant, so long as employment with the Company or its subsidiaries continues. A change in control of the Company would result in all options becoming immediately exercisable. For the purposes of the Company's long-term incentive compensation plan, a "change in control" generally is deemed to have occurred if (i) any person or group becomes the direct or indirect beneficial owner of 30% or more of the Company's outstanding voting securities; (ii) the majority of the Board changes as a result of, or in connection with, certain transactions; (iii) as a result of the Company merging or consolidating with another corporation, less than 70% of the surviving corporation's outstanding voting securities is owned by the former shareholders of the Company (excluding any party to such a transaction or any affiliates of any such party); (iv) a tender offer or exchange offer is made and consummated for the ownership of 30% or more of the Company's outstanding voting securities; or (v) the Company transfers all or substantially all of its assets to another corporation that is not wholly-owned by the Company.
(2) The values are based on the Black-Scholes option pricing model adjusted for the payment of dividends. The calculations were made based on the following assumptions: volatility of 19.65% (based on daily closing prices of the Common Stock for the one-year period prior to grant date); risk-free interest rate of 7.78% (interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term); option price of $17.75 (fair market value of the underlying stock on the date of grant); current dividend rate of $1.50 per share per year; and option term equal to the full ten-year period until the stated expiration date. No reduction has been made in the valuations on account of non-transferability of the options or vesting or forfeiture provisions. Valuations would change if different assumptions were made. Option values are dependent on general market conditions and the performance of the Common Stock. There can be no assurance that the values in this table will be realized.

STOCK OPTION VALUES

  The following table sets forth information on the unexercised options to purchase Common Stock held by the Named Officers as of December 31, 1995. No options were exercised by the Named Officers during 1995.

                          1995 YEAR-END OPTION VALUES

                               NUMBER OF SECURITIES
                              UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED IN-
                                      OPTIONS            THE-MONEY OPTIONS AT
                               AT DECEMBER 31, 1995      DECEMBER 31, 1995(1)
                              ----------------------   -------------------------
            NAME             EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
            ----             ------------------------- -------------------------
Don D. Jordan...............       52,908/63,444           $97,946/$268,228
Don D. Sykora...............       28,320/36,138            52,345/ 157,025
R. Steve Letbetter..........        9,282/15,408            16,700/  70,151
Hugh Rice Kelly.............       10,652/12,808            19,755/  54,604
Lee W. Hogan................        6,400/ 1,268            12,910/   1,506
William T. Cottle...........        1,348/ 8,262             1,432/  39,392
David M. McClanahan.........        4,586/ 7,912             8,247/  36,144

- --------
(1) Based on the average of the high and low sales prices of the Common Stock on the New York Stock Exchange Composite Tape, as reported in The Wall Street Journal for December 29, 1995.

LONG-TERM INCENTIVE COMPENSATION

  The following table sets forth, for the Named Officers other than Mr. Hogan, information concerning awards made during 1995 for the 1995--1997 performance cycle under the Company's long-term incentive compensation plan, as adjusted for the 1995 Stock Split. The amounts shown represent potential payouts of awards of shares of Common Stock based on the achievement of performance goals over a three year performance cycle. The performance goals include a Company consolidated goal and subsidiary or business unit goals, weighted 25% on consolidated performance and 75% on subsidiary or business unit performance. The Company consolidated goal is achieving a certain level of total shareholder return in relation to a group of other companies. The subsidiary or business unit goals are achieving certain cash flow performance in relation to a group of other companies and achieving a competitive price target for electric utility services by the year 2000 while maintaining an adequate return on equity. An additional goal applicable to Messrs. Jordan, Sykora and Kelly is based on the success of the Company's nonregulated power business, Houston Industries Energy, Inc. (HI Energy) in closing certain transactions and its achievement of specified internal rates of return. If a change in control of the Company occurs before the end of a performance cycle, the payout of awards for performance shares will occur without regard to achievement of the performance goals. See Note 1 to the Option Grants in 1995 table for information regarding the definition of a change in control under the Company's long-term incentive compensation plan.

  Information in the table for Mr. Hogan covers long-term incentive awards made under an incentive compensation plan established for HI Energy. The awards made under that plan during 1995 for the 1994--1998 performance cycle are based on goals that are measured with respect to the closing of certain transactions and the achievement of specified internal rates of return. The awards for Mr. Hogan are denominated in shares of Common Stock, but may be paid out, at the discretion of the Personnel Committee, in the form of cash, or shares of Common Stock, or a combination thereof.

                    LONG-TERM INCENTIVE PLAN AWARDS IN 1995

                                                        ESTIMATED FUTURE PAYOUTS
                                                         UNDER NON-STOCK PRICE-
                                                             BASED PLANS(1)
                                                        ------------------------
                                            PERFORMANCE
                                             OR OTHER
                                              PERIOD              TARGET MAXIMUM
                                     NUMBER    UNTIL    THRESHOLD NUMBER NUMBER
                                       OF   MATURATION  NUMBER OF   OF     OF
NAME                                 SHARES  OR PAYOUT   SHARES   SHARES SHARES
- ----                                 ------ ----------- --------- ------ -------
Don D. Jordan....................... 32,812  12/31/97    16,406   32,812 49,218
Don D. Sykora....................... 22,376  12/31/97    11,188   22,376 33,564
R. Steve Letbetter.................. 10,160  12/31/97     5,080   10,160 15,240
Hugh Rice Kelly.....................  7,730  12/31/97     3,866    7,730 11,596
Lee W. Hogan........................  6,623  12/31/98         0    3,312  6,623
William T. Cottle...................  5,802  12/31/97     2,902    5,802  8,704
David M. McClanahan.................  5,242  12/31/97     2,622    5,242  7,864

- --------
(1) The table does not reflect dividend equivalent accruals during the performance period.

            RETIREMENT PLANS, RELATED BENEFITS AND OTHER AGREEMENTS

  The following table shows the estimated annual benefit payable under the Company's retirement plan, benefit restoration plan and, in certain cases, supplemental agreements, to officers in various compensation classifications upon retirement at age 65 after the indicated periods of service, determined on a single-life annuity basis. The benefits listed in the table are not subject to any deduction for Social Security or other offsetting amounts.

                              PENSION PLAN TABLE

   FINAL
  AVERAGE               ESTIMATED ANNUAL PENSION BASED ON SERVICE (1)
   ANNUAL       ----------------------------------------------------------------
COMPENSATION                                                          35 OR MORE
 AT AGE 65      15 YEARS     20 YEARS     25 YEARS      30 YEARS        YEARS
- ------------    --------     --------     --------      --------      ----------
$ 400,000       $115,001     $153,335     $191,669     $  230,003     $  268,336
  500,000        144,101      192,135      240,169        288,203        336,236
  600,000        173,201      230,935      288,669        346,403        404,136
  700,000        202,301      269,735      337,169        404,603        472,036
  800,000        231,401      308,535      385,669        462,803        539,936
  900,000        260,501      347,335      434,169        521,003        607,836
1,000,000        289,601      386,135      482,669        579,203        675,736
1,200,000        347,801      463,735      579,669        695,603        811,536
1,400,000        406,001      541,335      676,669        812,003        947,336
1,600,000        464,201      618,935      773,669        928,403      1,083,136
1,800,000        522,401      695,535      870,669      1,044,803      1,218,936
2,000,000        580,601      774,135      967,669      1,161,203      1,354,736

- --------
(1) The qualified pension plan limits compensation in accordance with Section 401(a)(17) of the Internal Revenue Code and also limits benefits in accordance with Section 415 of the Internal Revenue Code. Pension benefits based on compensation above the qualified plan limit or in excess of the limit on annual benefits are provided through the benefit restoration plan.

  For the purpose of the pension table above, final average annual compensation means the average of covered compensation for 36 consecutive months out of the 120 consecutive months immediately preceding retirement in which the participant's covered compensation was the highest. Covered compensation includes only the amounts shown in the "Salary" and "Bonus" columns of the Summary Compensation Table. At December 31, 1995, the credited years of service for the following persons are: 35 years for each of Messrs. Jordan and Sykora; 22 years for Mr. Letbetter; 21 years for Mr. Kelly, 10 of which result from a supplemental agreement; 5 years for Mr. Hogan; 3 years for Mr. Cottle and 21 years for Mr. McClanahan.

  The Company maintains an executive benefits plan that provides certain salary continuation, disability and death benefits to key officers of the Company and certain of its subsidiaries. The Named Officers participate in this plan pursuant to individual agreements that generally provide for (i) a salary continuation benefit of 100% of the officer's current salary for twelve months after death during active employment and then 50% of salary for nine years or until the deceased officer would have attained age 65, if later, and
(ii) if the officer retires after attainment of age 65, an annual post-retirement death benefit of 50% of the officer's preretirement annual salary payable for six years.

  The Company has established an executive life insurance plan providing split-dollar life insurance in the form of a death benefit for officers and members of the Board of Directors. The death benefit coverage varies but in each case is based on coverage (either single life or second to die) that is available for the same amount of premium that could purchase coverage equal to four times current salary for Messrs. Letbetter and Hogan; two times current salary for Messrs. Kelly, Cottle and McClanahan; five million dollars for Mr. Sykora; ten million dollars for Mr. Jordan; and six times the annual retainer for the Company's non-employee directors (except in the case of Mr. Trotter who has a separate agreement providing for similar coverage, as described under "Compensation of Directors"). The plan also provides that the Company may make payments to the covered individuals designed to compensate for tax consequences with respect to imputed income that they must recognize for federal income tax purposes based on the term portion of the annual premiums. If a covered executive retires at age 65 or at an earlier age under circumstances approved for this purpose by the Board of Directors, rights under the plan vest so that coverage is continued based on the same death benefit in effect at the time of retirement. Upon death, the Company will receive the balance of the insurance proceeds payable in excess of the specified death benefit which by design is expected to be at least sufficient to cover the Company's cumulative outlays to pay premiums and the after-tax cost to the Company of the tax reimbursement payments. There is no arrangement or understanding under which any covered individuals will receive or be allocated any interest in any cash surrender value under the policy.

  The Company and its subsidiaries HL&P and HI Energy have entered into a trust agreement with an independent trustee establishing a "rabbi trust" for the purpose of funding benefits payable to participants (which include each of the Named Officers) under the Company's deferred compensation plans, executive incentive compensation plans, benefits restoration plan and savings restoration plan (Designated Plans). The trust is a grantor trust, irrevocable except in the event of an unfavorable ruling by the Internal Revenue Service as to the tax status of the trust or certain changes in tax law. It is currently funded with a nominal amount of cash. The Company, HL&P and HI Energy are required to make future contributions to the grantor trust when required by the provisions of the Designated Plans or when required by the Company's benefits committee. The benefits committee consists of officers of the Company designated by the Board of Directors and has general responsibility for funding decisions and selection of investment managers for the Company's retirement plans and other administrative matters in connection with other employee benefit plans of the Company. If there is a change in control (defined in a manner generally the same as the comparable definition in the Company's long-term incentive compensation plan), the Company, HL&P and HI Energy are required to fully fund the grantor trust, within 15 days following the change in control, with an amount equal to the entire benefit to which each participant would be entitled under the Designated Plans as of the date of the change in control (calculated on the basis of the present value of the projected future benefits payable under the Designated Plans). The assets of the grantor trust are required to be held separate and apart from the other funds of the Company and its subsidiaries, but remain subject to claims of general creditors under applicable state and federal law.

  In accordance with the indemnification provisions of the Company's Bylaws and Texas law, the Company paid approximately $805 in 1995 to cover legal fees and expenses incurred on behalf of the Company's directors in connection with the defense of a shareholder derivative suit and class action filed in April 1994 by two former employees of HL&P.

  The Company entered into employment agreements in 1994 with each of Mr. Jordan and Mr. Sykora which provide for benefits in the event of termination of employment following a change in control of the Company. For the purposes of these agreements, the meaning of a change in control is generally the same as provided in the Company's long-term incentive compensation plan as described in Note 1 to the Option Grants in 1995 table. The agreements provide for employment of Mr. Jordan and Mr. Sykora in substantially their present positions with the Company during a period commencing upon a change in control of the Company and ending after five years in the case of Mr. Jordan or after three years in the case of Mr. Sykora or, if earlier, the date on which the executive reaches age 67 (Employment Period). During the Employment Period, each executive would receive benefits including (i) base salary at a level based on that in effect prior to the change in control with 5% annual increases; (ii) annual bonus awards based on amounts payable under the Company's executive incentive compensation plan and long-term incentive compensation plan as administered prior to the change in control assuming performance objectives are met at "target" level; and (iii) participation in other employee benefit plans and programs. Each agreement provides that if the executive's employment is terminated during the Employment Period by the Company, other than for cause, or by the executive following certain changes in job responsibilities, job location or compensation and benefits (or otherwise with the consent of the Company), then the Company will provide benefits including (i) a lump sum payment equal to salary and bonuses payable with respect to the remainder of the Employment Period; (ii) additional payments to compensate for loss of benefits under the retirement plan, benefit restoration plan and savings plan resulting from termination prior to the end of the Employment Period; and
(iii) continued deferral of payments under the Company's deferred compensation plan until the end of the Employment Period, with payments made over a fifteen year period if the executive so elected. The employment agreements provide for additional payments to make the executive whole, on an after-tax basis, in case any payments by the Company to the executive are subject to the federal excise tax applicable to "excess parachute payments" as defined in Section 280G in the Internal Revenue Code. The benefits (excluding tax reimbursement payments) that would have been payable under the change in control provisions of the employment agreements with respect to salary, bonus, retirement plan, benefit restoration plan and savings plan benefits, assuming a covered termination of employment had occurred as of May 22, 1996, would be approximately $7.5 million for Mr. Jordan and $2.7 million for Mr. Sykora. If a covered termination of employment were to occur later during the respective Employment Periods, these benefit amounts would decrease ratably (assuming salary and bonus remain constant) to zero at June 1, 1999 in the case of Mr. Jordan and September 1, 1997 in the case of Mr. Sykora.

  Absent a change in control, each executive's employment with the Company is terminable at will by either party until the executive attains age 65. The employment agreements with Mr. Jordan and Mr. Sykora further provide that if a change in control does not occur and the executive is employed by the Company on the date that such executive reaches age 65, the executive's employment will be extended until the executive reaches age 67 with the base salary during the extended employment period determined by the Board of Directors. In accordance with the terms of his employment agreement, upon attaining age 65, Mr. Sykora resigned his office as President of the Company effective September 1, 1995 and currently serves in an executive advisory capacity in the Office of the Chairman. If the Company terminates the employment of the executive during this two-year term of extended employment, other than for cause or disability, the agreements provide that the Company will (i) pay to the executive a lump sum equal to salary and any bonuses payable with respect to the remainder of the extended employment term and (ii) provide a supplemental retirement payment similar to that applicable under the change in control provisions described above. Certain of the supplemental retirement, death, disability and life insurance benefits under the extended employment provision are to be calculable or made available based on compensation levels in effect prior to the commencement of the extended employment period. The agreements also provide that the salary and bonus deferred under the Company's deferred compensation plan will commence as provided in the plan and shall, if the executive had previously elected, be paid out in fifteen annual installments rather than in a lump sum. Similarly, the agreements provide that benefits under the Company's benefit restoration plan will be paid in installments rather than a lump sum.

  HL&P and Mr. Cottle entered into an employment agreement in 1993 that continues indefinitely, subject to termination by either party on 30 days' notice (Employment Period). The agreement generally provides for employment of Mr. Cottle as a group vice president--nuclear or in such other executive capacities as may be determined from time to time, a minimum annual base salary ($235,000), bonuses and participation in those employee benefit plans and programs available to similarly situated employees during the Employment Period. In addition, if the Employment Period terminates after April 5, 2003, Mr. Cottle will be eligible for supplemental pension, disability or death benefits determined as if his employment had commenced ten years prior to the initial date of the Employment Period.

  The Company and Mr. McClanahan entered into a benefits agreement in 1991 which provided for the treatment of his employee benefits while he served from 1991 to 1993 as an officer of the Company's cable television subsidiary (sold in July 1995). The agreement provided that Mr. McClanahan would be compensated for the difference between the cable television subsidiary benefits and the Company benefits he would have received if he had been an employee of the Company during his period of employment with the subsidiary. Such amounts will be paid to Mr.

McClanahan at such time benefits are due to him under the terms of the Company's pension and savings plans.

  The Company entered into severance agreements in 1994 with certain of its executive officers, including Messrs. Letbetter, Kelly, Hogan, Cottle and McClanahan. Each of the severance agreements provides for the payment of certain benefits if, within three years following a change in control of the Company, the officer's employment is terminated for reasons other than cause or disability or by the officer following certain changes in job responsibilities, job location or compensation and benefits. For the purpose of these agreements, the meaning of a change in control is generally the same as provided in the Company's long-term incentive compensation plan as described in Note 1 to the Option Grants in 1995 table. In the event of a covered termination following a change in control, the officer would be entitled to receive a payment equal to 2.99 times his average annual gross compensation from the Company and its affiliates included in gross income for the five taxable years preceding the date on which the change in control occurs. Any payment to such officer is subject, however, to the limitation that payments under his severance agreement will be reduced to the extent necessary to avoid an excise tax on such officer's income or the disallowance of a deduction to the Company for such payments under the provisions of
Section 280G of the Internal Revenue Code. The severance agreements also provide for the continuation of certain medical benefits following the termination of employment. The amounts that would have been payable under the agreements if a covered termination of employment had occurred as of May 22, 1996, would be approximately $1.8 million for Mr. Letbetter, $2.2 million for Mr. Kelly, $1.2 million for Mr. Hogan, $1.0 million for Mr. Cottle and $0.9 million for Mr. McClanahan.

                       REPORT OF THE PERSONNEL COMMITTEE
                           ON EXECUTIVE COMPENSATION

  The Personnel Committee (Committee) is composed entirely of directors who are not officers or employees of the Company and who are not eligible to participate in any of the compensation programs that the Committee administers. The Committee reviews and makes recommendations to the Board concerning all executive officer salary arrangements, other non-incentive based compensation for executives, and the design of the Company's incentive compensation plans for executives. The Committee also oversees and administers the Company's incentive compensation programs including the determination of the annual and long-term incentive awards to the Company's executive officers.

COMPENSATION POLICY

  The Company's executive compensation policy is to have compensation programs that

  .strengthen the relationship between pay and performance;

  .attract, retain, and encourage the development of highly qualified and experienced executives;

  .promote overall corporate performance; and

  .provide compensation that is competitive externally and equitable internally.

  The Company retains independent consulting firms to provide, at least biennially, data on the executive compensation practices of a peer group of companies considered comparable to the Company in terms of size, performance, position and compensation philosophy (Reference Group). Data concerning the Reference Group is used primarily for establishing ranges for base salary and target and opportunity levels for annual and long-term incentive awards. (The Reference Group is not identical to the group of companies included in the Dow Jones Utilities Average used in the Performance Graph included in this proxy statement because the Committee believes that the Company's most direct competitors for executive talent are not in all cases the same as the companies included in the index chosen for comparing shareholder returns.)

  The Committee also obtains peer group data regarding the performance of groups of companies in the utility industry, the nonregulated power industry and other industries. This industry-specific data is used primarily in the formulation of performance measurements related to the Company's individual subsidiaries or business units.

  In addition to considering comparative data for the Reference Group and other peer groups, the Committee makes its own subjective determination of executive officer performance. In making such determinations, the Committee also takes into account the chief executive officer's evaluations of other executive officers' performance.

  The Committee has reviewed the Company's executive compensation programs in light of the provisions of the Internal Revenue Code relating to the disallowance of deductions for compensation in excess of $1 million for certain executive officers. The Committee does not anticipate any payment of compensation in 1996 or 1997 in excess of that which is deductible under those rules, taking into account expected deferrals of compensation by affected executive officers. The Committee will continue to evaluate the effect of the tax provisions and the exception to the deductibility limit for certain shareholder-approved, performance-based compensation. The Committee may consider in the future whether or not to submit for shareholder approval the performance goals applicable to the annual incentive awards or the long-term incentive awards established for the Company's nonregulated power business, or make any adjustments to the performance goals for those incentive awards that would be necessary in order to qualify for the performance-based exception of the tax provisions. Except for the long-term performance incentive awards established for the Company's nonregulated power business, the performance goals for awards under the Company's long-term incentive awards program meet the requirements of the tax provisions.

COMPONENTS OF COMPENSATION

  The key elements of the Company's executive compensation program are base salary, annual incentive awards, and long-term incentive awards. The Committee evaluates each element of compensation separately and in relation to the other elements of an executive's total compensation package, taking into consideration relevant comparative data for compensation at the 50th percentile and 75th percentile for companies in the Reference Group. Compared to companies in the Reference Group, total targeted compensation may vary from below the 50th percentile to above the 75th percentile depending on an executive officer's tenure, experience, leadership and level of responsibility. Because a significant portion of an executive officer's compensation includes at-risk components based on business performance, if the performance exceeds that of the relevant peer group, compensation should be above the targeted levels; likewise, if performance falls below that of the peer group, compensation should be below the targeted level.

BASE SALARIES

  The Committee's annual recommendations to the Board concerning each executive officer's base salary are based on the Committee's analysis of salary levels for comparable executive officer positions at companies in the Reference Group, its subjective evaluation and, except in the case of Mr. Jordan, management's evaluation of each executive officer's individual performance and level of responsibility.

ANNUAL INCENTIVE COMPENSATION

  The annual incentive awards program provides executive officers with annual bonuses based on the achievement of Committee-approved performance goals. Those annually determined performance goals generally are based upon financial objectives of the Company and its subsidiaries or business units and are designed to encourage improved operating results and foster achievement of particular strategic objectives. The performance goals for 1995 included, for the electric utility operations, achieving certain levels of cash flow, certain ratings in a customer value index and positive movement as compared to a benchmark for a competitive performance index; for the cable television operations (sold in July 1995), increasing operating profits and subscribers and achieving certain quality-of-service standards; and for the nonregulated power business, conducting new business in accordance with a specified business plan and/or closing transactions for particular projects or acquiring properties in the nonregulated power business that result in achievement of specified internal rates of return. Certain executive officers also had individual goals related to improvements in productivity and the quality of work within particular departments and included for 1995 such matters as maximizing cash flow after investment activities, increasing annual base revenues, controlling various categories of costs and expenses, promoting safety and reliability and otherwise optimizing department operations. For 1995, annual bonuses for executive officers were based on the achievement of relevant subsidiary or business unit goals, except that for certain executive officers, from 25% to 100% of the bonus was based on individual goals. Annual bonus payments are made in cash, except in the case of one executive officer whose participation is through a separate plan established for the nonregulated power business, to whom award payments may be made in cash or shares of Common Stock.

  Annual incentive awards for executive officers in 1995 had target award levels that ranged from 30% to 70% of base salary depending on the executive officer's level of responsibility. A threshold level of performance results in an award that is 50% of target, and a maximum level of performance results in an award that is 50% over the target level, except in the case of the nonregulated power business where a maximum level of performance results in an award that is 100% over the target level. However, an executive officer's subsidiary or business unit goals must be met at least at an aggregate threshold level in order for that officer to receive an annual incentive award. The aggregate amount of the awards paid out with respect to any year (excluding those for the nonregulated power business) cannot exceed 2.5% of the Company's net income for that year. For 1995, the composite goals for the Company's executive officers were achieved at levels that resulted in bonuses ranging from 25% below target to 50% over target.

LONG-TERM INCENTIVE COMPENSATION

  The long-term incentive awards program provides stock-based incentive compensation for executive officers in the form of grants of performance shares, stock options, stock appreciation rights and, in some instances, share equivalent or contingent share units. In addition, the Committee has adopted a stock ownership guideline applicable to all of the Company's officers that establishes a goal of ownership of the Company's Common Stock representing a value of at least two times the officer's base salary.

  Annual grants of performance shares are based on long-term performance goals that include both Company consolidated and subsidiary or business unit goals, weighted 25% and 75% of the total, respectively. Those goals are generally based on financial objectives measurable over a three-year performance cycle. For the performance cycle that ended in 1994, under which payments were made in 1995, the Company's consolidated goal was to achieve a specified level of total shareholder return as compared to a group of approximately 75 other electric utilities and utility holding companies. The same Company consolidated goal applies to the new performance cycle that commenced in 1995.

  The subsidiary or business unit goals for the performance cycle that ended in 1994 were based on the following financial objectives: for the electric utility operations, maintaining certain base electric rates and achieving certain cash flow performance in relation to a group of 20 other electric utility companies; and for the cable television operations (sold in 1995), achieving certain increases in operating profit. For the performance cycle that commenced in 1995, the subsidiary or business unit goals are, for the electric utility operations, to improve electric utility cash flow performance and achieve a competitive price target for electric utility services by the year 2000 and, for the nonregulated power business, to achieve specified internal rates of return based on particular projects.

  The target number of performance shares granted is based on a percentage of base salary divided by the average market price of Common Stock over a prescribed period prior to the beginning of the performance cycle. In determining the size of the grant, the Committee reviews comparative data for the companies in the Reference Group, considers the level of responsibility of each of the Company's executive officers and the recommendations of the chief executive officer with respect to other executive officers, and then makes a subjective determination that targets the award within a range of 30% to 70% of base salary.

  Achievement of the performance goals at the target level results in a payout level of 100% of the performance shares for both the performance cycle that paid out in 1995 and the performance cycle that commenced in 1995. For both of these performance cycles, attainment of the threshold level of performance results in payouts of 50% of the target number of shares and the attainment of the maximum level results in payouts of up to 50% over the target number of shares.

  For the performance cycle concluding in 1994 that paid out in 1995, the composite goals for the Company's executive officers were achieved at levels that resulted in payouts ranging from 59% to 83% of target.

  Annual grants of stock options are made at an option price not less than the fair market value of the Common Stock on the date of grant. This design is intended to focus executive officers on the creation of shareholder value over the long-term and encourage equity ownership in the Company.

  In determining the size of stock option grants to executive officers, the Committee reviews comparative data for the companies in the Reference Group. Because the policies of Reference Group companies with respect to stock options vary widely, the Committee's objective of delivering a competitive award opportunity based on the dollar value of the award granted necessarily involves a subjective determination by the Committee. In making its determination, however, the Committee does consider the recommendations of the chief executive officer with respect to the awards for other executive officers. For 1995 grants, the percentages of grant date option value to base salary ranged from 30% to 75% depending on the executive officer's position.

  The Committee also grants long-term awards under a long-term incentive plan established for the Company's nonregulated power business. One executive officer of the Company participates in this plan in lieu of receipt of performance shares and stock options as described above. Awards under this plan may be allocated initially in the form of cash or contingent share units which are valued based on the market price of the Company's Common Stock. Those awards have a four-year performance cycle and are based on performance in relation to Committee-approved performance goals. For the cycle that commenced in 1995, those goals are based on closing transactions for particular projects or acquiring properties in the nonregulated power business that result in achievement of specified internal rates of return.

CHIEF EXECUTIVE OFFICER COMPENSATION

  The Committee applies the executive compensation policies and programs described above in determining Mr. Jordan's total compensation. At its July 1995 meeting to consider executive salaries effective in July 1995, the Committee reviewed Mr. Jordan's base salary, comparing it to the base salary of chief executive officers in the Reference Group of companies, and determined that his relative position should be the upper end of the range near the 75th percentile for those companies. The Committee recommended to the Board that Mr. Jordan's base salary be increased to $909,500, a 5.8% increase. In evaluating Mr. Jordan's total compensation, the Committee considered his contributions to the overall success of the Company through his individual performance and his experience level with the Company as well as his significant leadership in the electric utility industry as a whole through his service as a director of the Edison Electric Institute and the Electric Reliability Council of Texas, as chairman of the United States Energy Association and vice chairman of the World Energy Council. In the case of Mr. Jordan's total compensation paid in 1995, the at-risk portion represented by the annual incentive awards and long-term award payouts was 56%. Mr. Jordan's target annual incentive award for 1995 was 70% of his base salary, with the subsidiary or business unit goals for the electric utility operations, the since-sold cable television operations and the nonregulated power business operations (70%, 20% and 10%, respectively) comprising the award. The 1995 annual incentive award payment (reflected in the Summary Compensation Table in this proxy statement) was based on achievement of his composite goal at 42.5% over the target level. In the case of long-term incentive awards, the target number of performance shares was valued at 65% of his base salary for both the performance cycle that paid out in 1995 and the performance cycle that commenced in 1995. Mr. Jordan's performance share awards for the cycle that paid out in 1995 were based 25% on achievement of the Company's consolidated goal and 75% on achievement of the subsidiary or business unit goals for the electric utility operations and the since-sold cable television operations (70% and 30%, respectively). For the cycle that commenced in 1995, the relative weighting between the Company consolidated goal and subsidiary or business unit goals was the same, but the subsidiary goals cover the electric utility operations and the nonregulated power business (85% and 15%, respectively). Long-term incentive awards paid out in 1995 are reported in the Summary Compensation Table in this proxy statement and represent a composite achievement of 76% of the target level of performance. Long-term incentive awards for the cycle begun in 1995 are reflected in the table for Long-Term Incentive Plan Awards in 1995 in this proxy statement. As shown in the table for Options Grants in 1995 in this proxy statement, in 1995 Mr. Jordan was granted options to purchase 36,316 shares of the Company's Common Stock at an exercise price of $17.75 per share. This represents a grant date option value of approximately 75% of Mr. Jordan's 1994 year-end base salary.

Milton Carroll
John T. Cater
Robert J. Cruikshank
Howard W. Horne

                     SHAREHOLDER RETURN PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Common Stock with the cumulative total return of the Standard & Poor's (S&P) 500 Index and the Dow Jones Utilities Average for the period commencing January 1, 1991 and ending December 31, 1995.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
           AMONG HOUSTON INDUSTRIES INCORPORATED, S&P 500 INDEX AND
                       DOW JONES UTILITIES AVERAGE(1)(2)
                       FOR FISCAL YEAR ENDED DECEMBER 31

                       [PERFORMANCE GRAPH APPEARS HERE]


                                                          DECEMBER 31,
- -------------------------------------------------------------------------------
                                                  1990 1991 1992 1993 1994 1995
- -------------------------------------------------------------------------------
  Houston Industries Incorporated................ $100 $130 $144 $160 $130 $190
- -------------------------------------------------------------------------------
  S&P 500 Index..................................  100  130  140  155  157  215
- -------------------------------------------------------------------------------
  Dow Jones Utilities Average....................  100  115  120  131  111  147


(1) Assumes that the value of the investment in Common Stock and each index was $100 on December 31, 1990 and that all dividends were reinvested.
(2) Historical stock price performance is not necessarily indicative of future price performance.

              PROPOSAL TO ADOPT STOCK PLAN FOR OUTSIDE DIRECTORS

  The Board of Directors has adopted, subject to approval by holders of the Common Stock at the Annual Meeting, the Houston Industries Incorporated Stock Plan for Outside Directors (Director Stock Plan). The vote required for approval of the Director Stock Plan is the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. If the Director Stock Plan is not so approved, it will not become effective.

  The purpose of the Director Stock Plan is to provide for a method of compensation for the members of the Board of Directors who are not employees of the Company or any of its subsidiaries (Outside Directors) that will strengthen the alignment of their financial interests with those of the Company's shareholders. The Director Stock Plan is intended to (i) enhance the Company's ability to maintain a competitive position in attracting and retaining qualified Outside Directors who contribute, and are expected to contribute, materially to the success of the Company and its subsidiaries;
(ii) provide a means of compensating Outside Directors whereby the compensation received will have a value dependent on the price of the Common Stock; and (iii) enhance the interest of the Outside Directors in the Company's continued success and progress by further aligning each Outside Director's interests with those of the Company's shareholders. Stock awards under the Outside Director Plan shall be in addition to the annual retainer fee and meeting fees paid in cash to Outside Directors.

  The following is a summary of the principal provisions of the Director Stock Plan, a copy of which is attached to this proxy statement as Exhibit A. This summary is qualified in its entirety by express reference to the complete text of the Director Stock Plan.

  The Director Stock Plan provides for an annual grant of 500 shares of Common Stock to each Outside Director. Each year's grants are to be made on the first day of the month immediately following that year's Annual Meeting of Shareholders. The first grant, assuming approval of the Director Stock Plan at the Annual Meeting, will occur on June 1, 1996. Each Outside Director will continue to receive such annual grants of Common Stock as long as the director has the status of Outside Director on the applicable grant date, subject to termination or amendment of the Director Stock Plan as described below.

  Annual grants under the Director Stock Plan may be made out of the authorized but unissued shares of Common Stock or by transfer of shares of Common Stock previously reacquired by the Company. There will be no vesting or similar conditions applicable to shares following the applicable grant.

  The aggregate number of shares of Common Stock which may be granted during the term of the Director Stock Plan is 100,000. However, the number of shares issuable in connection with any annual grant and the aggregate number of shares remaining available for issuance under the Director Stock Plan will be proportionately adjusted to reflect any subdivision or combination of the outstanding shares of Common Stock or dividend payable in shares of Common Stock. As of April 3, 1996, the closing price of a share of Common Stock was $22.25.

  The Director Stock Plan will continue until the available number of shares authorized under the Plan is exhausted unless and until it is terminated prior to that time by action of the Board of Directors. The Board of Directors may from time to time amend, modify, or suspend the Director Stock Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (a) no amendment or alteration shall be effective prior to approval by the Company's shareholders to the extent such approval is then required by applicable legal requirements and (b) the Plan shall not be amended more than once every six months to the extent such limitation is required by Rule 16b-3(c)(2)(ii) (or any successor provision) under the Securities Exchange Act of 1934 as then in effect.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO ADOPT THE HOUSTON INDUSTRIES INCORPORATED STOCK PLAN FOR OUTSIDE DIRECTORS.

      RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS AND AUDITORS

  The Board of Directors, upon the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP as independent accountants and auditors to conduct the annual audit of the Company's accounts for the year 1996. Deloitte & Touche LLP (and their predecessors) have served as independent accountants and auditors for the Company and HL&P since 1932. Approval of Item 3 requires the affirmative vote of a majority of shares entitled to vote and represented in person or by proxy at the Annual Meeting. If ratification of the appointment is not approved, the Board will reconsider the appointment.

  Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire. They will be available to respond to appropriate questions from shareholders at the Annual Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT ACCOUNTANTS AND AUDITORS.

                                 OTHER MATTERS

  The Board of Directors does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be properly presented to the Annual Meeting by others. In the event that other matters properly come before the Annual Meeting or any adjournments thereof, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.

         SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING OF SHAREHOLDERS

  Any shareholder who intends to present a proposal at the 1997 annual meeting of shareholders must file such proposal with the Company by December 11, 1996 for possible inclusion in the Company's proxy statement and form of proxy relating to that meeting.



         DIRECTOR NOMINATIONS FOR 1997 ANNUAL MEETING OF SHAREHOLDERS

  The Company's Bylaws provide for shareholder nominations for the election of directors, subject to certain procedural requirements. The requirements include, among other things, the timely delivery to the Company's Corporate Secretary of (i) notice of the nomination; (ii) evidence of the shareholder's status as such and the number of shares beneficially owned; and (iii) a list of the persons (if any) with whom the shareholder is acting in concert and the number of shares such persons beneficially own. The Bylaws also provide that to be timely in connection with an annual meeting of shareholders, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 180 days prior to the date on which the immediately preceding year's annual meeting of shareholders was held. For the 1997 annual meeting, therefore, nominations must be received no later than February 21, 1997 nor earlier than November 23, 1996. The Bylaws further provide that when nominating directors, the shareholder must also submit such information with respect to the nominee as would be required by a proxy statement. The

Bylaws provide that failure to follow the required procedures renders the person ineligible for nomination at the meeting at which such person is proposed to be nominated. Compliance with the procedures does not require the Company to include the proposed nominee in the Company's proxy solicitation material. A copy of the Bylaws setting forth the requirements for the nomination of director candidates by shareholders may be obtained by writing Mr. Hugh Rice Kelly, Corporate Secretary, at the Company's address shown above.

                         ANNUAL REPORT TO SHAREHOLDERS

  The Summary Annual Report to Shareholders, together with the enclosed Appendix A--1995 Financial Statements, which contains the Company's consolidated financial statements for the year ended December 31, 1995, accompany the proxy material being mailed to all shareholders. The Summary Annual Report is not a part of the proxy solicitation material.

                                           By Order of the Board of Directors,

                                           [Sig of Don D. Jordan appears here]

                                                      DON D. JORDAN
                                                      CHAIRMAN AND
                                                 CHIEF EXECUTIVE OFFICER

April 10, 1996

                                                                      EXHIBIT A

                        HOUSTON INDUSTRIES INCORPORATED
                       STOCK PLAN FOR OUTSIDE DIRECTORS

                                   ARTICLE I

                                    PURPOSE

  The purpose of this Houston Industries Incorporated Stock Plan for Outside Directors (the "Plan") is to provide for a method of compensation of Outside Directors of Houston Industries Incorporated (the "Company") that will strengthen the alignment of their financial interests with those of the Company's shareholders through increased ownership of shares of the Company's Common Stock by such Outside Directors. The Plan is intended to (i) enhance the Company's ability to maintain a competitive position in attracting and retaining qualified Outside Directors who contribute, and are expected to contribute, materially to the success of the Company and its Subsidiaries;
(ii) provide a means of compensating such Outside Directors whereby the compensation received will have a value dependent on the price of the Common Stock; and (iii) enhance the interest of such Outside Directors in the Company's continued success and progress by further aligning each Outside Director's interests with those of the Company's shareholders. Stock Awards under this Plan shall be in addition to the annual retainer fee and meeting fees paid in cash to Outside Directors by the Company.

                                  ARTICLE II

                                  DEFINITIONS

  For purposes of the Plan, the following terms shall have the meanings stated below.

  Annual Award Date means the first day of the month immediately following each Annual Meeting of Shareholders, commencing with the June 1st following the May 22, 1996 Annual Meeting of Shareholders of the Company.

  Board means the Board of Directors of the Company.

  Code means the Internal Revenue Code of 1986, as amended.

  Common Stock means, subject to the provisions of Section 7.3, the presently authorized common stock, without par value, of the Company.

  Company means Houston Industries Incorporated, a Texas corporation.

  Exchange Act means the Securities Exchange Act of 1934, as amended.

  Outside Director means a person who is a member of the Board on an Annual Award Date and who is not a current employee of the Company or a Subsidiary.

  Plan means the Houston Industries Incorporated Stock Plan for Outside Directors, as set forth herein and as from time to time amended.

  Stock Award means an award of shares of Common Stock granted by the Company to an Outside Director pursuant to Article V.

  Subsidiary means a subsidiary corporation of the Company as defined in
Section 424(f) of the Code.
                                  ARTICLE III

                SHAREHOLDER APPROVAL AND RESERVATION OF SHARES

  3.1 Shareholder Approval: This Plan shall become effective as of May 22, 1996, only if approved by the affirmative vote, in person or by proxy, of the holders of a majority of the shares of Common Stock present and entitled to vote at the May 22, 1996 Annual Meeting of Shareholders of the Company. This Plan shall automatically terminate and be null and void ab initio should such shareholder approval not be obtained.

  3.2 Shares Reserved Under Plan: The aggregate number of shares of Common Stock which may be issued or delivered under this Plan shall not exceed 100,000 shares, subject to adjustment as hereinafter provided. All or any part of such 100,000 shares may be issued pursuant to Stock Awards. The shares of Common Stock which may be granted pursuant to Stock Awards may consist of either authorized but unissued shares of Common Stock or shares of Common Stock which have been issued and which shall have been heretofore or are hereafter reacquired by the Company. The total number of shares authorized under this Plan shall be subject to increase or decrease in order to give effect to the adjustment provision of Section 7.3 and to give effect to any amendment adopted as provided in Section 6.1.

                                  ARTICLE IV

                             PARTICIPATION IN PLAN

  4.1 Eligibility to Receive Stock Awards: Stock Awards under this Plan shall be granted only to persons who are Outside Directors on the applicable Annual Award Date.

  4.2 Participation Not a Guarantee of Continuing Service as a Member of the
Board: Nothing in this Plan shall in any manner be construed to (a) limit in any way the right or power of the Company's stockholders to remove an Outside Director, without regard to the effect of such removal on any rights such Outside Director would otherwise have under this Plan, or (b) give any right to such an Outside Director (i) to be nominated for reelection or to be reelected as such and/or (ii) after ceasing to be an Outside Director, to receive any shares of Common Stock of the Company under this Plan to which such Outside Director is not entitled under the express provisions of this Plan.

                                   ARTICLE V

                                 STOCK AWARDS

  5.1 Annual Awards: As of each Annual Award Date, each Outside Director then in office shall be granted 500 shares of Common Stock.

  5.2 Form of Award: The grant of a Stock Award shall be implemented by registration on the stock transfer records of the Company and (unless the Company shall elect to use uncertificated shares) the delivery of certificates for shares of Common Stock to the Outside Director. Each share issued in respect of any Stock Award hereunder shall be registered in the name of the Outside Director to whom it is granted and shall be immediately delivered to such Outside Director as soon as practicable after the Annual Award Date.

                                  ARTICLE VI

                       AMENDMENT AND TERMINATION OF PLAN

  6.1 Amendment, Modification, Suspension or Termination: The Board may from time to time amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (a) no amendment or alteration shall be effective prior to approval by the Company's shareholders to the extent such approval is then required by applicable legal requirements and (b) the Plan shall not be amended more than once every six months to the extent such limitation is required by Rule 16b-3(c)(2)(ii) (or any successor provision) under the Exchange Act as then in effect.

  6.2 Termination: This Plan shall automatically terminate on May 22, 1996 if the condition set forth in Section 3.1 is not satisfied. If not so terminated, the Plan shall continue indefinitely except the Board may at any time terminate this Plan as of any date specified in a resolution adopted by the Board. No Stock Awards may be granted after this Plan has terminated. The termination of the Plan shall not affect the applicability of any provision of the Plan to Stock Awards made prior to such termination.

                                  ARTICLE VII

                           MISCELLANEOUS PROVISIONS

  7.1 Restrictions Upon Grant of Stock Awards: The listing on the New York Stock Exchange or the registration or qualification under any federal or state law of any shares of Common Stock to be granted pursuant to this Plan (whether to permit the grant of Stock Awards or the resale or other disposition of any such shares of Common Stock by or on behalf of the Outside Directors receiving such shares) may be necessary or desirable and, in any such event, if the Company so determines, issuance or delivery of such shares of Common Stock shall not be made until such listing, registration or qualification shall have been completed. In such connection, the Company agrees that it will use its best efforts to effect any such listing, registration or qualification, provided, however, that the Company shall not be required to use its best efforts to effect such registration under the Securities Act of 1933, as amended, other than on Form S-8, as presently in effect, or other such forms as may be in effect from time to time calling for information comparable to that presently required to be furnished under Form S-8.

  7.2 Restrictions Upon Resale of Unregistered Stock: If the shares of Common Stock that have been transferred to an Outside Director pursuant to the terms of this Plan are not registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement, such Outside Director, if the Company deems it advisable, may be required to represent and agree in writing
(i) that any shares of Common Stock acquired by such Outside Director pursuant to this Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under said Act and (ii) that such Outside Director is acquiring such shares of Common Stock for such Outside Director's own account and not with a view to the distribution thereof.

  7.3 Adjustments: In the event of any subdivision or combination of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan and (ii) the number of shares delivered on any Annual Award Date occurring after the applicable record date or effective date shall be proportionately adjusted to reflect such transaction.

  7.4 Withholding of Taxes: Unless otherwise required by applicable federal or state legislation or regulation, the Company shall not withhold or otherwise pay on behalf of any Outside Director any federal, state, local or other taxes arising in connection with a Stock Award under this Plan. The payment of any such taxes shall be the sole responsibility of each Outside Director.

  7.5 Governing Law: This Plan and all determinations made and actions taken pursuant hereto shall be governed by the internal laws of the State of Texas, except as federal law may apply.

  7.6 Unfunded Status of Plan: This Plan shall be an unfunded plan. The Company shall not be required to establish any special or separate fund or reserve or to make any other segregation of assets to assure the issuance of any shares of Common Stock granted under this Plan.

  7.7 No Assignment or Transfer: No rights to receive Stock Awards under the Plan shall be assignable or transferrable by an Outside Director except by will or the laws of descent and distribution.

                        HOUSTON INDUSTRIES INCORPORATED

                   [LOGO OF HOUSTON INDUSTRIES APPEARS HERE]

[LOGO OF HOUSTON INDUSTRIES APPEARS HERE]









                        HOUSTON INDUSTRIES INCORPORATED

                           1995 FINANCIAL STATEMENTS












                                                                      APPENDIX A

                               TABLE OF CONTENTS

MANAGEMENT'S DISCUSSION AND ANALYSIS
 OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS..   1

STATEMENTS OF CONSOLIDATED INCOME..................  16

STATEMENTS OF CONSOLIDATED RETAINED EARNINGS.......  18

CONSOLIDATED BALANCE SHEETS........................  19

CONSOLIDATED STATEMENTS OF CAPITALIZATION..........  21

STATEMENTS OF CONSOLIDATED CASH FLOWS..............  23

HL&P STATEMENTS OF INCOME..........................  25

HL&P STATEMENTS OF RETAINED EARNINGS...............  26

HL&P BALANCE SHEETS................................  27

HL&P STATEMENTS OF CAPITALIZATION..................  29

HL&P STATEMENTS OF CASH FLOWS......................  31

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.........  32

NOTES TO HL&P'S FINANCIAL STATEMENTS...............  53

INDEPENDENT AUDITOR'S REPORT - THE COMPANY.........  58

INDEPENDENT AUDITOR'S REPORT - HL&P................  59


                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.


                             RESULTS OF OPERATIONS

                   HOUSTON INDUSTRIES INCORPORATED (COMPANY)

       A summary of selected consolidated financial data for the Company and its subsidiaries is set forth below:

                                       Year Ended December 31,
                                     ---------------------------   Percent
                                         1995           1994       Change
                                     ------------  -------------  ---------
                                        (Thousands of Dollars)
Revenues...........................   $3,730,173    $3,754,136        (1)
Operating Expenses.................    2,825,240     2,785,521         1
Operating Income...................      904,933       968,615        (7)
Interest and Other Charges.........      326,340       318,599         2
Income Taxes.......................      199,555       230,424       (13)
Income from Continuing Operations..      397,400       423,985        (6)
Gain/(Loss) from Discontinued
 Operations........................      708,124       (16,524)       --
Net Income.........................    1,105,524       399,261       177

                                       Year Ended December 31,
                                     ---------------------------   Percent
                                         1994           1993       Change
                                     ------------  -------------  ---------
                                        (Thousands of Dollars)
Revenues...........................   $3,754,136    $4,083,655        (8)
Operating Expenses.................    2,785,521     3,102,509       (10)
Operating Income...................      968,615       981,146        (1)
Interest and Other Charges.........      318,599       350,299        (9)
Income Taxes.......................      230,424       228,863         1
Income from Continuing Operations..      423,985       440,531        (4)
Loss from Discontinued
 Operations........................      (16,524)      (24,495)      (33)
Net Income.........................      399,261       416,036        (4)

  All common stock data included in this section reflect the two-for-one stock split in the form of a stock distribution effected on December 9, 1995. See
Note 5(a) to the Company's Consolidated and Houston Lighting & Power Company's (HL&P) Financial Statements in Item 8 of this Report (Financial Statements).

  In July 1995, the Company sold KBLCOM Incorporated, its cable television subsidiary (KBLCOM). The operations of KBLCOM are reflected as discontinued operations. See Note 13 to the Financial Statements.

EARNINGS - THE COMPANY

          1995 Compared to 1994. Consolidated earnings per share were $4.46 for 1995, an increase of $2.84 per share from 1994. The Company's 1995 earnings were significantly affected by a one-time after-tax gain of $708 million or $2.86 per share recorded upon the sale of the Company's cable television subsidiary. The gain is reflected in discontinued operations on the Company's Statements of Consolidated Income. The Company's 1995 consolidated earnings per share from continuing operations were $1.60 per share, compared to $1.72 per share in 1994.

          HL&P contributed $1.82 per share in 1995 (reflecting net income of $451 million after dividends on preferred stock). In 1995, Houston Industries Energy, Inc. (HI Energy) sustained a net loss of $33 million or $.13 per share. The net loss includes an $18 million after-tax charge to earnings resulting from the establishment of a valuation allowance reflecting the impairment of the ability of two waste tire-to-energy projects to repay $28 million in subordinated debt advanced to the projects by HI Energy. This impairment is the result of a repeal by the state of Illinois of an operating subsidy benefiting the projects. For additional information regarding this charge and HI Energy's commitments under certain circumstances to make additional subordinated loans to these projects, see Note 4(c) to the Financial Statements. The remaining $.09 per share loss was primarily due to corporate overhead costs and financing expenses at the parent company. Earnings for 1995 included after-tax dividend income of approximately $18 million related to Time Warner Inc. (Time Warner) securities received by the Company upon the sale of its cable television subsidiary.

          The Company had other revenues of $50 million in 1995 compared to $8 million in 1994. Other revenues are principally from electric sales and operating revenues from HI Energy. The increase is primarily due to revenues from a foreign electric utility operating company acquired in 1995 by HI Energy. Other operating expenses for the Company were $123 million for 1995 compared to $36 million in 1994. Other operating expenses primarily include HI Energy operating expenses and corporate overhead costs at the parent company. The increase is principally due to increased HI Energy operating expenses for the foreign electric utility operating company, the $18 million after-tax charge to earnings described above and increased project development costs. For additional information regarding HI Energy's activities and investments, see Note 4 to the Financial Statements.

          1994 Compared to 1993. Consolidated earnings per share from continuing operations were $1.72 for 1994, compared to $1.69 per share in 1993. Effective January 1, 1994, the Company adopted Statement of Position (SOP) 93-6, "Employers' Accounting for Employee Stock Ownership Plans," which had the effect of reducing 1994 net income by $12.8 million while increasing earnings per share by $.05. The increase in earnings per share occurred because SOP 93-6 required a reduction in the number of weighted average common shares outstanding for the period ended December 31, 1994 by the number of shares not yet allocated to plan participants in the Company's Employee Stock Ownership Plan (ESOP). For a further discussion of the effects of the adoption of SOP 93-6, see Notes 1(g) and 9(b) to the Financial Statements.

          HL&P contributed $1.88 per share in 1994 (reflecting income before cumulative effect of a change in accounting and after dividends on preferred stock of $461.4 million). In 1994, HI Energy sustained a net loss of $.03 per share. The remaining net loss of $.13 per share was primarily due to corporate overhead costs and financing expenses at the parent company partially offset by the effects of the adoption of SOP 93-6, as discussed above.

          HL&P contributed $1.73 to the 1993 consolidated earnings per share from continuing operations on income of $449.8 million after preferred dividends. The remaining loss of $.04 per share resulted from corporate overhead costs and financing expenses at the parent company and a combined loss of the Company's other subsidiaries.

                                      HL&P

          Summary of selected financial data for HL&P is set forth below:

                                    Year Ended December 31,
                                    -----------------------   Percent
                                       1995         1994      Change
                                    -----------  ----------  --------
                                     (Thousands of Dollars)

Base Revenues (1).................   $2,645,303  $2,673,146       (1)
Reconcilable Fuel Revenues (2)....    1,034,994   1,072,939       (4)
Operating Expenses (3)............    2,945,633   3,003,203       (2)
Operating Income (3)..............      734,664     742,882       (1)
Interest Charges..................      247,809     249,472       (1)
Income After Preferred Dividends..      450,977     453,181        -

                                    Year Ended December 31,
                                     ----------------------   Percent
                                        1994        1993      Change
                                     ----------  ----------   -------
                                     (Thousands of Dollars)

Base Revenues (1).................   $2,673,146  $2,755,057       (3)
Reconcilable Fuel Revenues (2)....    1,072,939   1,324,806      (19)
Operating Expenses (3)............    3,003,203   3,313,577       (9)
Operating Income (3)..............      742,882     766,286       (3)
Interest Charges..................      249,472     284,585      (12)
Income After Preferred Dividends..      453,181     449,750        1
                                     ----------  ----------      ---

- ----------
(1) Includes miscellaneous revenues, certain non-reconcilable fuel revenues and certain purchased power related revenues.
(2) Includes revenues collected through a fixed fuel factor net of adjustment for over/under recovery. See "Operating Revenues and Sales - HL&P" in this section for further discussion.
(3) Includes income taxes.

EARNINGS - HL&P

     1995 Compared to 1994. HL&P's 1995 earnings were $451 million, a decline of $2.2 million from 1994. Earnings for 1995 benefited from 5% growth in residential and 4% growth in commercial kilowatt-hour (KWH) sales resulting from continued customer growth and hotter summer weather in 1995. However, the revenue improvements were offset by (i) reduced electric rates stemming from the settlement of Docket No. 12065, HL&P's 1995 rate case (Rate Case Settlement),
(ii) HL&P's decision to write down $50 million ($33 million after-tax) of its investment in the South Texas Project Electric Generating Station (South Texas Project) as permitted under the Rate Case Settlement, and (iii) increased non-routine operating expenses in part associated with staff severance costs and litigation. HL&P's earnings for 1994 reflect a one-time, after-tax charge of $46 million in the fourth quarter also related to the Rate Case Settlement.

     For additional information regarding the Rate Case Settlement, see "Certain Factors Affecting Future Earnings of the Company and HL&P--Rate Matters and Other Contingencies," below, and Note 3(a) to the Financial Statements.

       1994 Compared to 1993. HL&P's 1994 earnings were $453.2 million, an increase of $3.4 million from 1993. The increase in HL&P's 1994 earnings resulted primarily from (i) increased residential and commercial KWH sales of 1 percent and 4 percent, respectively, (ii) lower operating costs associated with reductions in production plant maintenance and employee benefits, and (iii) reduced interest expenses. The increase in 1994 earnings was partially offset by (i) the one-time after-tax charge of $46 million discussed above and (ii) the recognition of an $8.2 million after-tax charge for postemployment benefit costs incurred as a result of the adoption of Statement of Financial Accounting Standards (SFAS) No. 112, "Employer's Accounting for Postemployment Benefits." Earnings for 1993 included approximately $21 million (after-tax) in franchise tax refunds.

OPERATING REVENUES AND SALES - HL&P

            1995 Compared to 1994. The $27.8 million decline in 1995 base revenues was primarily due to (i) decreased base rates resulting from the Rate Case Settlement, (ii) decreased firm industrial KWH sales and (iii) a reduction of revenues associated with recovery of certain firm capacity purchased power costs included in base rates. See Note 11(b) to the Financial Statements for a discussion of firm capacity costs.

          Firm industrial KWH sales declined 3 percent in 1995. Contributing to this decrease were a decline in sales to the chemical and refining industries, primarily due to the loss of a large industrial customer to self-generation, and the expiration of an economic development rate which caused some customers to make greater use of interruptible service or switch to alternative rates. Firm industrial sales exclude electricity sold at a reduced rate under agreements which allow HL&P to interrupt service under some circumstances.

          Reconcilable fuel revenues are revenues that are collected through a fixed fuel factor. The Public Utility Commission of Texas (Utility Commission) provides for recovery of certain fuel and purchased power costs through a fixed fuel factor included in electric rates. The fixed fuel factor is established during either a utility's general rate proceeding or fuel factor proceeding and is generally effective for a minimum of six months. Revenues collected through such factor are adjusted monthly to equal expenses; therefore, such revenues and expenses have no effect on earnings unless fuel costs are determined not to be recoverable. The adjusted over/under recovery of fuel costs is recorded on HL&P's balance sheets as fuel-related credits. Fuel costs are reviewed during periodic fuel reconciliation proceedings, which are required at least every three years.

            1994 Compared to 1993. 1994 operating revenues declined 8.2 percent, or $333 million, primarily due to a decrease in reconcilable fuel revenues and the one-time, after-tax $46 million charge relating to the Rate Case Settlement discussed above. 1994 residential and commercial KWH sales increased by 1 percent and 4 percent, respectively, while firm industrial sales remained relatively unchanged.

FUEL AND PURCHASED POWER EXPENSE - HL&P

          Fuel costs constitute the single largest expense for HL&P. The mix of fuel sources for generation of electricity is determined primarily by system load and the unit cost of fuel consumed. The average cost of fuel used by HL&P in 1995 was $1.59 per million British Thermal Unit (MMBtu)

($1.69 for natural gas, $2.03 for coal, $1.25 for lignite and $0.58 for nuclear). In 1994, the average cost of fuel was $1.54 ($1.90 for natural gas, $1.59 for coal, $1.11 for lignite and $0.57 for nuclear).

            1995 Compared to 1994. 1995 fuel expense increased by 2 percent, or $18.2 million, primarily due to the receipt in 1994 of $66.1 million from the sale of receivables associated with a settlement resolving claims that HL&P had been overcharged for the cost of coal transportation. For additional information on this transaction, see Note 14 to the Financial Statements. Excluding the effects of such transaction, 1995 fuel expense declined by 5.2 percent from 1994. This decline was attributable to (i) a general decline in the unit cost of natural gas and (ii) the increased use of nuclear generation (which has a per unit fuel cost that is substantially lower than HL&P's other fuel sources). Purchased power expense decreased $175 million resulting primarily from the expiration of certain purchased power contracts.

            1994 Compared to 1993. The 19 percent, or $202 million, decrease in 1994 fuel expense was primarily due to (i) decreases in both the usage and per unit cost of natural gas, and decreases in the unit cost of all other fuels used in 1994 and (ii) the $66.1 million reduction discussed above. The $107 million decrease in purchased power costs was due to the expiration in 1994 of a purchased power agreement.

OPERATION AND MAINTENANCE EXPENSES, DEPRECIATION, AMORTIZATION, AND OTHER  -
HL&P

          1995 Compared to 1994. Operation and maintenance expenses for 1995 increased $35 million and $2.4 million, respectively, compared to 1994. Substantially all of the increase in operation expense resulted from (i) employee severance expenses, (ii) other employee benefits adjustments and (iii) certain litigation expenses. Depreciation and amortization expense for 1995 increased $77 million compared to 1994, primarily due to amortization recorded pursuant to the Rate Case Settlement, see Note 3(a) to the Financial Statements. Other taxes decreased $5.5 million for 1995 compared to 1994, primarily due to decreased state gross receipts obligations attributable to base and fuel refunds. Other-net expense for 1995 increased $13.3 million compared to 1994 primarily as a result of a one-time, pre-tax charge of $9 million incurred in connection with mine-related costs which were not previously recorded and are not recoverable under the Rate Case Settlement.

          During 1995, HL&P incurred $15 million in work force severance costs as a result of its efforts to streamline and improve certain business activities. These severance costs reflect a staff reduction of approximately 570 employees. Although these costs have the short-term effect of putting downward pressure on earnings, HL&P expects that these costs will be recovered from future savings in employee-related costs. HL&P estimates that it saved approximately $6 million in labor and benefit costs in 1995 as a result of these work force reductions.

            1994 Compared to 1993. Operation and maintenance expenses for 1994 decreased $28 million and $41.8 million, respectively, compared to 1993. These decreases were due primarily to lower employee benefits expenses and production plant maintenance costs. Depreciation and amortization expense in 1994 increased by $12.4 million compared to 1993, primarily due to an increase in depreciable property and the commencement of the amortization of previously deferred demand side management expenditures. Other taxes increased $40.1 million in 1994 primarily due to the effect of (i) franchise tax refunds of $32.7 million received in 1993 and (ii) a $6.1 million increase in property taxes in 1994.

                   CERTAIN FACTORS AFFECTING FUTURE EARNINGS
                            OF THE COMPANY AND HL&P

          Earnings for the past three years are not necessarily indicative of future earnings and results of operations. The level of future earnings depends on numerous factors ranging from growth in energy sales, weather, HI Energy's future results of operations, competition, regulatory changes, the rate of economic growth in HL&P's service area, and the ability of the Company and HL&P to control costs and maintain a pricing structure that is both attractive to customers and profitable to the Company and HL&P.

RATE MATTERS AND OTHER CONTINGENCIES

          In August 1995, the Utility Commission unanimously approved the Rate Case Settlement. Subject to certain changes in existing regulation or legislation, the Rate Case Settlement precludes HL&P from seeking rate increases through December 31, 1997.

          Under the Rate Case Settlement, HL&P has the option to write down up to $50 million per year of its investment in the South Texas Project through December 31, 1999. In 1995, HL&P wrote down the maximum $50 million annual ($33 million after-tax) amount. Additionally, pursuant to the Rate Case Settlement, HL&P was permitted, and in January 1996, commenced amortization of its investment in certain lignite reserves (associated with the now canceled Malakoff generation project) at a rate of approximately $22 million per year.
As a result of this additional amortization, all of HL&P's remaining investment in the Malakoff project will be fully amortized no later than December 31, 2002. In addition, accruals for nuclear decommissioning expenses increased by $9 million per year beginning in 1995. For details of the terms of the Rate Case Settlement (as well as the status of pending litigation involving other Utility Commission orders), see Note 3 to the Financial Statements.

          HL&P is a party to litigation and an arbitration proceeding involving certain of the owners of the South Texas Project. For information regarding that litigation and such proceeding (including settlement discussions with the City of San Antonio), see Note 2(b) to the Financial Statements.

          The Company and HL&P are involved in other legal, tax and regulatory proceedings before various courts, regulatory agencies and governmental authorities, some of which may involve substantial amounts. For additional information, see Notes 3 and 11 to the Financial Statements.

COMPETITION

          Due to changing government regulations, technological developments and the availability of alternative energy sources, the U.S. electric utility industry has become increasingly competitive. Such competition affects HL&P's business both in terms of source of power supply available to HL&P and alternative choices for customers meeting their power needs.

          Wholesale Competition. Under the Energy Policy Act of 1992 (Energy Policy Act), exempt wholesale generators are permitted to produce and sell electric energy at wholesale without becoming subject to regulation under the Public Utility Holding Company Act of 1935 (1935 Act). In addition, the Energy Policy Act expands the authority of the Federal Energy Regulatory Commission
(FERC) to grant exempt wholesale generators access to the transmission networks of utilities in order to sell electricity to other utilities. Although HL&P's wholesale sales traditionally have accounted for less than 1% of its total revenues, HL&P believes that the Energy Policy Act could encourage the development of additional independent power projects within its service area.

          New Transmission Access Rule. In February 1996, the Utility Commission adopted a new transmission access and pricing rule granting third-party users of transmission systems open access to such systems at rates, terms and conditions comparable to those available to the transmission-owning utilities. The rule also implements a transmission pricing methodology by which all transmission users will be assessed a facilities charge for transmission usage. The Utility Commission is also requiring utilities (i) to operationally separate or "functionally unbundle" their wholesale power marketing operations from the operation of the transmission grid and (ii) to separately disclose their costs of generation, transmission and distribution for purposes of transmission pricing.

          The facilities' charge to be paid by transmission users has two components: a statewide "postage stamp" component and a distance sensitive component. For the statewide postage stamp component, transmission users will pay an amount based upon their share of the total peak demand on the Electric Reliability Council of Texas, Inc. (ERCOT) system multiplied by 70% of the total ERCOT transmission cost of service. For the distance sensitive component, transmission users will pay to each affected transmission owner an amount based upon the user's relative impact on all transmission owners' systems multiplied by 30% of the total ERCOT transmission cost of service.

          Statewide postage stamp revenues will be apportioned to each transmission owner based on the ratio of its transmission cost of service to the total ERCOT transmission cost of service. As noted above, transmission owners will receive distance sensitive revenues based upon the relative impact on their systems of all ERCOT transmission users. Since the method for apportioning costs among transmission users is different from the method for apportioning revenues among transmission owners, the impact on any particular utility that both owns transmission facilities and uses the transmission systems of others can vary. Generally speaking, the new transmission access rule is less favorable to utilities with compact service areas and more favorable to utilities with broader service areas.

          Because HL&P has a compact service area and its transmission cost per megawatt is less than the statewide average, HL&P estimates that it could incur increased transmission costs of $35 million per year under the new rule. The actual impact on HL&P, however, will not be known until the Utility Commission approves total ERCOT transmission cost of service, which is not expected to occur until late 1996. To mitigate any cost increases to utilities and/or their customers, the Utility Commission will phase-in the increased transmission costs in 10% increments during the three-year period beginning with the implementation of the rule. At the end of the three-year period, the Utility Commission expects that each transmission-owning utility will have either adjusted its cost structures or requested a change in rates to account for such increased transmission cost.

          The new transmission access rule is one of several related regulatory proceedings now underway at the Utility Commission. In one such proceeding the Utility Commission is evaluating programs for Standard Terms and Conditions which will govern transmission service provided under the new transmission access rule when it is implemented. It is anticipated that the rule establishing such Standard Terms and Conditions will be effective in April 1996. The Utility Commission is specifying the components of a rate filing package, which should be adopted in March 1996, and utilities will file specific transmission and ancillary service tariffs in May 1996. Finally, the Utility Commission intends to adopt in the third quarter of 1996 rules that would govern the action of the independent system operator selected to assure non-discriminatory operation of the transmission grid. Final implementation of the various Utility Commission's rules is expected to occur in January 1997. The Utility Commission is also expected to revisit this rulemaking in order to ensure compliance with transmission rules to be adopted by FERC.

          Retail Wheeling and Stranded Costs. Although federal law currently does not provide for transmission access to retail customers, retail wheeling initiatives are evolving and becoming prominent issues in several states.

          As the U.S. electric utility industry continues its transition to a more competitive environment, a substantial amount of fixed costs previously approved for recovery under traditional utility regulatory practices (including regulatory assets and liabilities) may become "stranded," i.e., unrecoverable at competitive market prices. The issue of stranded costs could be particularly significant with respect to fixed costs incurred in connection with the past construction of generation plants, such as nuclear power plants which, because of their high fixed costs, would not command the same price for their output as they have in a regulated environment. The Utility Commission has initiated projects to consider issues relating to the scope of competition in the electric utility industry and stranded investment in connection with the preparation of their 1997 reports to the Texas legislature. For a description of HL&P's principal regulatory assets and liabilities, see Note 1(b) to the Financial Statements.

RESPONSE TO COMPETITION

          In February 1996, the Company announced its intent to form two new strategic business units (in addition to HI Energy) to focus on nonregulated energy marketing and energy services nationwide. In 1996, HL&P took steps to reorganize its operations into three strategic business units in order to better position itself to respond to the deregulation of the electric utility industry. The three strategic business units will consist of Energy Production (fossil-fueled electric generation), Energy Delivery and Customer Services (transmission and distribution of electricity and engineering, as well as marketing and other customer services) and the South Texas Project.

          HL&P has implemented flexible pricing to respond to the threat of competition in situations where large industrial customers have a viable source of alternative generation. Under a new tariff option approved by the Utility Commission in 1995, HL&P may negotiate a competitive rate with industrial customers who have an alternative to taking power from HL&P (as a result, for example, of cogeneration). Under the approved tariff, HL&P can price its industrial rate within a range between 6% above its marginal cost to its full embedded cost rate. While flexible tariff structures may help HL&P increase or retain sales to industrial customers (and reduces costs that would otherwise be borne by other customers), such tariffs result in sales at lower margins over cost.

HI ENERGY

          The Company, through its subsidiary HI Energy, is focusing on international and domestic cogeneration, the international power market and the privatization of generating and distribution facilities in the international market. At December 31, 1995, HI Energy's investments in these projects amounted to approximately $93 million. Subject to HI Energy's ability to identify other attractive investment opportunities, future capital expenditures in connection with HI Energy's international and domestic operations could be substantial. In October 1995, the Company and another Texas utility made an offer to purchase an English regional electricity company for a total price equal to approximately $2.7 billion. The offer was withdrawn after a competing bidder made a higher bid for the target company.

          During 1995, HI Energy had a consolidated loss of approximately $33 million or $.13 per share. The loss included an $18 million after-tax charge to earnings as described in more detail below. Based on existing commitments entered into by HI Energy, the Company estimates that HI Energy's capital expenditures for 1996 will be approximately $34 million ($31 million to be expended in connection with the construction of HI Energy's cogeneration project in San Nicolas, Argentina, and $3 million in connection with HI Energy's investment in a coke calcining project in the state of Andhra Pradesh, India). Additional capital expenditures (which could be substantial) are dependent upon the nature and extent of future project commitments entered into by HI Energy. During 1995, HI Energy satisfied its cash requirements primarily through intercompany borrowings from the Company. As of December 31, 1995, the balance of such intercompany borrowings was $53.4 million. Although in the near term, HI Energy's investments are unlikely to have a positive effect on earnings, the Company believes that such investments (although subject to greater risks) may offer long-term opportunities for growth greater than those that exist in HL&P's regulated operations.

          HI Energy is a subordinated lender to two waste tire-to-energy projects being developed by CGE Ford Heights, L.L.C. (Ford Heights) and CGE Fulton, L.L.C. (Fulton), respectively, located in the state of Illinois. HI Energy also owns a $400,000 (20 percent) equity interest in Ford Heights. As of March 26, 1996, HI Energy had lent on a subordinated basis approximately $17.5 million (including unpaid interest) to the Ford Heights project and $10.8 million to the Fulton project. These amounts are recorded on the Company's Consolidated Balance Sheets in equity investments in and advances to foreign and non-regulated affiliates-net. HI Energy also is party to two separate Note Purchase Agreements committing it, under certain circumstances, to acquire up to
(i) $3 million in aggregate principal amount of additional subordinated notes from the Ford Heights project and (ii) $17 million in aggregate principal amount of additional subordinated notes from the Fulton project. The Company has entered into a support agreement under which it has agreed to provide additional funds to HI Energy to enable it to honor its obligations under the two Note Purchase Agreements.

          The two waste tire-to-energy projects were being developed in reliance on the terms of the Illinois Retail Rate Law, enacted in 1987, to encourage development of energy production facilities for the disposal of solid waste by providing an operating subsidy to qualifying projects. In March 1996, the Governor of the state of Illinois signed legislation which purports to repeal the Retail Rate Law. Following the action of the Governor, the projects filed a lawsuit against the Illinois Commerce Commission and an Illinois utility alleging, among other things, that the repeal of the Retail Rate Law violated the Illinois Constitution. On March 26, 1996 the Ford Heights project filed a voluntary petition seeking protection under the federal bankruptcy laws. The ability of the two waste tire-to-energy projects to meet their debt obligations is dependent upon the projects continuing to receive the operating subsidy provided under the Retail Rate Law. As a result, the Company has recorded a valuation allowance of $28 million with respect to its advances to these two projects, resulting in an after-tax charge to earnings of $18 million. The Company is unable to predict the ultimate effect of these developments on HI Energy's remaining funding commitments under the Note Purchase Agreements; however, in the Company's opinion, it is unlikely that the majority of the additional unfunded subordinated debt provided for in the Fulton Note Purchase Agreement would be required to be funded unless construction activities with respect to the Fulton project are recommenced at some future date. If HI Energy becomes obligated to advance additional funds under the Note Purchase Agreements, the Company may be required to increase the amount of the valuation allowance, which would result in additional charges to earnings.

INVESTMENT IN TIME WARNER SECURITIES

          In connection with the sale of the Company's cable television subsidiary, the Company received 1 million shares of Time Warner common stock and 11 million shares of non-publicly traded Time Warner convertible preferred stock. The 11 million shares of Time Warner convertible preferred stock are convertible by the Company into approximately 22.9 million shares of Time Warner common stock. The Company has recorded these securities at a combined fair value of approximately $1 billion on the Company's Consolidated Balance Sheets. The Company excludes unrealized net changes in the fair value of Time Warner common stock (exclusive of dividends and write downs) from earnings and, until realized, reports such changes as a net amount in a separate component of shareholders' equity. The Company's investment in the Time Warner convertible preferred stock is accounted for under the cost method.

          As with any investment, the value of the Company's investment will fluctuate over time in response to general market conditions or economic and regulatory developments affecting Time Warner.

          Based on current dividend rates, the Company expects to receive through July 1999 after-tax dividend income of approximately $37 million per year from its Time Warner securities. While the Company has no specific plans to dispose of these securities and is restricted in certain circumstances from doing so, it does not expect to maintain its substantial investment in Time Warner indefinitely. For a description of the Company's investment in Time Warner (including a description of certain restrictions on the Company's ability to sell its Time Warner securities), see Note 13 to the Financial Statements.

                        LIQUIDITY AND CAPITAL RESOURCES

OVERVIEW

          The liquidity and capital requirements of the Company and its subsidiaries are affected primarily by capital programs and debt service requirements. The capital requirements for 1995 were, and as estimated for 1996 through 1998, are as follows:

                                                             Millions of Dollars
                                                          --------------------------
                                                          1995   1996   1997   1998
                                                          -----  -----  -----  -----

Electric capital and nuclear fuel (excluding Allowance
 for Funds Used During Construction) (AFUDC) (1)........  $ 297  $ 387  $ 301  $ 328
Corporate headquarters expenditures (excluding
 capitalized interest) (1)..............................     90      5
Non-regulated electric power project expenditures
 and advances (2).......................................     38     34     55
Maturities of long-term debt, preferred stock
 and minimum capital lease payments.....................     49    379    252     66
Discontinued operations:
 Cable television additions and other cable-related
   investments..........................................     48
 Maturities of long-term debt...........................     41
                                                          -----  -----  -----  -----
Total...................................................  $ 563  $ 805  $ 608  $ 394
                                                          =====  =====  =====  =====

- --------------
(1) Renovation costs of new corporate headquarters building include costs of structural improvements and renovations. During 1995, HL&P made a payment toward the purchase of an ownership interest in the new corporate headquarters building. Such payment is not reflected in the Company's electric capital and nuclear fuel expenditures as it is an affiliate transaction eliminated upon consolidation.

(2) Expenditures in table reflect only expenditures made or to be made under existing commitments entered into by HI Energy. Additional capital expenditures are dependent upon the nature and extent of future project commitments (some of which may be substantial) entered into by HI Energy.

     The foregoing estimates are based on numerous assumptions, some of which may prove to be incorrect. Actual liquidity and capital requirements will also vary because of changes in governmental regulations, the resolution of various litigation and other contingencies and changes in economic conditions.

COMPANY CONSOLIDATED CAPITAL REQUIREMENTS

     The cash requirements of the Company and its subsidiaries stem primarily from operating expenses, capital expenditures, payment of dividends on its common stock, payment of dividends on HL&P's preferred stock and interest and principal payments on debt. In 1995, net cash provided by operating activities totaled $839.4 million. Net cash provided by investing activities totaled $124.9 million, primarily due to the settlement of subsidiary debt related to the sale of KBLCOM of $619.3 million partially offset by electric capital expenditures of $301.3 million (including allowance for borrowed funds used during construction) and expenses associated with structural improvements and renovation of a new corporate headquarters of $96.5 million (including capitalized interest). Net cash used in discontinued cable television investing activities for 1995 totaled approximately $48 million, primarily due to property additions and other cable-related investments. Financing activities for 1995 resulted in a net cash outflow of $963 million.

HL&P CAPITAL REQUIREMENTS

       Cash Requirements. HL&P's cash requirements stem primarily from operating expenses, capital expenditures, payment of dividends on its common stock, payment of dividends on its preferred stock and interest and principal
payments on debt.   In 1995, HL&P's net cash provided by operating activities
totaled approximately $867.7 million, and net cash used in HL&P's investing activities totaled $406.9 million, including allowance for borrowed funds used during construction. HL&P's financing activities for 1995 resulted in a net cash outflow of $620.8 million. Included in these activities were the payment of dividends, the extinguishment of long-term debt, the redemption of preferred stock and the issuance of collateralizing first mortgage bonds. For information with respect to these matters, see Notes 6 and 7(b) to the Financial Statements.

       Capital Program. In 1995, HL&P's capital and nuclear fuel expenditures (excluding AFUDC) totaled approximately $392 million with estimated expenditures for 1996, 1997 and 1998 totaling $387 million, $301 million and $328 million, respectively. HL&P's capital programs for the next three years, which are expected to relate to costs for production, transmission, distribution and general plant, are subject to periodic review and may be revised at any time due to changes in load forecasts, regulatory and environmental standards and other factors.

     During the next three years, it is anticipated that HL&P will require approximately $497 million for repayment of maturing long-term debt, preferred stock subject to mandatory redemption and capital leases. These expenditures are anticipated to be $179 million in 1996, $252 million in 1997 and $66 million in 1998.

       Environmental Expenditures. The Federal Clean Air Act (Clean Air Act) has required, and will continue to require, HL&P to increase its environmental expenditures. In 1995, modifying HL&P's existing facilities to reduce emissions of nitrogen oxides (NOx) cost approximately $1 million. The date for installation of additional controls has been delayed by the United States Environmental Protection Agency (EPA) and the Texas Natural Resource Conservation Commission until it becomes certain that additional expenditures for NOx emission reductions will be required under the provisions of the Clean Air Act. However, up to an additional $40 million may be incurred by HL&P in order to fully comply with new NOx requirements through 1999. In addition, it is anticipated that approximately $1 million in 1996 will be expended to install continuous emission monitoring equipment; approximately $3 million was incurred for this equipment in 1995.

     The EPA identified HL&P as a potentially responsible party under the Comprehensive Environmental Response, Compensation, and Liability Act for the costs of cleaning up a site located adjacent to one of HL&P's transmission lines. HL&P believes that the EPA took this action solely on the basis of information indicating that HL&P in the 1950s acquired record title to a portion of the land on which the site is located. HL&P does not believe that it now nor previously has had any ownership interest in the land in question and has obtained a judgment from a court in Galveston County, Texas, to that effect. Accordingly, HL&P has not complied with this order, even though HL&P understands that other responsible parties are proceeding with site remediation. To date, neither the EPA nor any other potentially responsible party has instituted a claim against HL&P for any share of the remediation costs, but under current law if HL&P is determined to be a responsible party, HL&P could be found to be jointly and severally liable for the remediation costs

(which HL&P estimates to be approximately $80 million) and could be subjected to substantial fines and damage claims.

     Compliance with possible additional legislation related to global climate change, electromagnetic fields and other environmental and health issues could significantly affect the Company and HL&P. The impact of the new legislation, if any, will depend on the subsequent development and implementation of applicable regulations.

COMPANY--SOURCES OF CAPITAL RESOURCES AND LIQUIDITY

   The Company has registered with the Securities and Exchange Commission (SEC) ten million shares of its Common Stock and $250 million principal amount of its debt securities, all of which securities remain unissued and, subject to market conditions, could be sold to raise additional capital for the Company. Proceeds from the sale of these securities can be used for general corporate purposes, including, but not limited to, the redemption, repayment or retirement of outstanding indebtedness of the Company or the advance or contribution of funds to one or more of the Company's subsidiaries to be used for their general corporate purposes, including, without limitation, the redemption, repayment or retirement of indebtedness or preferred stock.

   The Company has consolidated its financing activities in order to provide a coordinated, cost-effective method of meeting short and long-term capital requirements. As part of the consolidated financing program, the Company has established a "money fund" through which its subsidiaries can borrow or invest on a short-term basis. The funding requirements of individual subsidiaries are aggregated and borrowing or investing is conducted by the Company based on the net cash position.

   In 1995, net funding requirements under the "money fund" were met with borrowings under the Company's commercial paper program, except that HL&P's short-term borrowing requirements were generally met with HL&P's commercial paper program. In 1996, net funding requirements of the Company and HL&P are expected to be met with a combination of commercial paper and bank borrowings. As of December 31, 1995, the Company had a bank credit facility of $1.1 billion (exclusive of bank credit facilities of subsidiaries), which was used to support its commercial paper program. At December 31, 1995, the Company had approximately $6.3 million of commercial paper outstanding. Rates paid by the Company on its short-term borrowings are generally lower than the prime rate.

   In the fourth quarter of 1996, the Company will be required to redeem $200 million of its 7-1/4% debentures. Based on current market conditions, the Company expects to fund this redemption requirement using proceeds from short-term borrowings or other external sources.

   Subject to the nature and extent of future project commitments, it is anticipated that HI Energy's 1996 capital requirements will be satisfied primarily through intercompany borrowings from the Company. HI Energy intends that any third party borrowings it incurs will be non-recourse to the Company, HL&P or HI Energy.

HL&P--SOURCES OF CAPITAL RESOURCES AND LIQUIDITY

   HL&P expects to finance its 1996 through 1998 capital program with funds generated internally from operations. HL&P has registered with the SEC $230 million aggregate liquidation value of its preferred stock and $580 million aggregate principal amount of its debt securities that may be issued as first mortgage bonds. Subject to market conditions, these securities could be issued as another source of capital for HL&P. Proceeds from any sale of these securities are expected to be used for general corporate purposes including the purchase, redemption (to the extent permitted by the terms of the outstanding securities), repayment or retirement of outstanding indebtedness or preferred stock of HL&P.

   In 1995, HL&P's interim financing requirements were met with commercial paper. HL&P has a commercial paper program supported by a bank line of credit of $400 million. HL&P had no commercial paper outstanding at December 31, 1995. At December 31, 1995, HL&P had approximately $75.9 million in cash and cash equivalents invested in short-term investments.

   HL&P continued to reduce its financing costs by retiring higher-cost bonds in 1995. In addition, HL&P accelerated in 1995 the sinking fund requirements of certain shares of its preferred stock. As a result of these efforts, the composite interest rate on long-term debt decreased from 8.32 percent at December 31, 1993 to 8.19 percent at December 31, 1995. During the same period, the composite dividend rate on preferred stock increased from 6.23 percent to
6.43 percent. In 1996, HL&P will be required to redeem $150 million of its first mortgage bonds and $26 million of its preferred stock. For additional information, see Notes 6 and 7(b) to the Financial Statements. HL&P intends to satisfy these redemption obligations using funds internally generated from operations.

                             NEW ACCOUNTING ISSUES

   In 1995, the Financial Accounting Standards Board (FASB) issued SFAS No. 121, ("Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of "), which imposes stricter standards for assessing asset impairments than previously imposed by generally accepted accounting principles. SFAS No. 121 is effective for years beginning after December 15, 1995.
Beginning in 1996, the Company and HL&P (and other companies subject to SFAS No.
121) must review certain assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If an impairment is found to exist, the impairment loss to be recognized is the amount by which the carrying amount exceeds the fair value. The Company and HL&P believe that, based on current conditions, SFAS No. 121 will have no material effect on their respective results of operations when adopted in 1996. This conclusion, however, may change in the future as competition influences wholesale and retail pricing in the electric utility industry.

   In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." Effective for fiscal years beginning after December 15, 1995, SFAS No. 123 does not rescind the existing accounting for employee stock-based arrangements but encourages (although it does not require) recognizing the fair value based method of accounting for stock-based compensation. Companies that choose not to adopt the new rules will continue to apply the existing accounting rules contained in Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees"; however, SFAS No. 123 requires disclosure of pro forma net income and earnings per share that would have been reported under the "fair value" recognition provisions of SFAS No. 123. The Company and HL&P have reviewed the provisions of SFAS No. 123, and based on current assumptions, the calculated "fair value" does not result in a material difference in 1995 recorded compensation cost. The Company and HL&P will continue to account for stock-based compensation under APB Opinion No. 25 and disclose the pro forma information required under SFAS No. 123.

   The staff of the SEC has questioned certain of the current accounting practices of the electric utility industry regarding the recognition, measurement and classification of decommissioning costs for nuclear generating facilities recorded on the financial statements of electric utilities. In response to these questions, the FASB initiated a project entitled "Accounting for Certain Liabilities Related to Closure or Removal of Long-Lived Assets." Throughout 1995, the FASB reviewed the accounting for closure or removal obligations, including decommissioning of nuclear facilities. In February 1996, FASB issued an Exposure Draft communicating the results of this project. The Exposure Draft outlines the following: (i) the requirement of recognition of a liability based on the present value of the estimated future cash outflows that will be required to satisfy the closure or removal obligations, using a risk-free interest rate (U.S. Treasury securities), (ii) an equal amount capitalized as part of the costs of the related long-lived asset, depreciated over the life of the asset, and (iii) recognition of a regulatory asset or liability under SFAS No. 71, "Accounting for the Effects of Certain Types of Regulation", for differences in expenses recognized under this statement and amounts charged to customers in rate-regulated entities. HL&P believes that, while the proposed standard would also significantly increase disclosure requirements, it would have minimal impact on the Company's and HL&P's financial condition or results of operations.

   The Company and HL&P's financial statements include additional disclosures required as a result of the adoption of the SOP 94-6 "Disclosure of Certain Significant Risks and Uncertainties". This SOP, which is effective for financial statements issued for fiscal years ending after December 15, 1995, requires financial statement disclosure for (i) the nature of operations, (ii) use of estimates in the preparation of financial statements, and, if specified disclosure criteria are met, (iii) certain significant estimates and (iv) current vulnerability due to certain concentrations.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

                HOUSTON INDUSTRIES INCORPORATED AND SUBSIDIARIES

                       STATEMENTS OF CONSOLIDATED INCOME
                             (THOUSANDS OF DOLLARS)

                                                          Year Ended December 31,
                                                  ----------------------------------------
                                                      1995          1994          1993
                                                  ------------  ------------  ------------
REVENUES:
 Electric utility...............................   $3,680,297    $3,746,085    $4,079,863
 Other..........................................       49,876         8,051         3,792
                                                   ----------    ----------    ----------
  Total.........................................    3,730,173     3,754,136     4,083,655
                                                   ----------    ----------    ----------
EXPENSES:
 Electric utility:
  Fuel..........................................      879,148       860,936     1,063,050
  Purchased power...............................      233,494       408,963       515,502
  Operation and maintenance.....................      866,170       828,748       898,535
  Taxes other than income taxes.................      245,890       251,421       211,295
 Depreciation and amortization..................      478,034       399,341       386,893
 Other operating expenses.......................      122,504        36,112        27,234
                                                   ----------    ----------    ----------
   Total                                            2,825,240     2,785,521     3,102,509
                                                   ----------    ----------    ----------
OPERATING INCOME................................      904,933       968,615       981,146
                                                   ----------    ----------    ----------
OTHER INCOME (EXPENSE):
 Allowance for other funds used during
  construction..................................        7,760         4,115         3,512
 Time Warner dividend income....................       20,132
 Interest income................................        9,774         6,628        33,357
 Other - net....................................      (19,304)       (6,350)        1,678
                                                   ----------    ----------    ----------
   Total                                               18,362         4,393        38,547
                                                   ----------    ----------    ----------
INTEREST AND OTHER CHARGES:
 Interest on long-term debt.....................      279,491       265,494       304,462
 Other interest.................................       21,586        25,076        15,145
 Allowance for borrowed funds used during
  construction..................................       (4,692)       (5,554)       (3,781)
 Preferred dividends of subsidiary..............       29,955        33,583        34,473
                                                   ----------    ----------    ----------
   Total                                              326,340       318,599       350,299
                                                   ----------    ----------    ----------
INCOME FROM CONTINUING OPERATIONS BEFORE
 INCOME TAXES AND CUMULATIVE EFFECT OF
 CHANGE IN ACCOUNTING...........................      596,955       654,409       669,394

INCOME TAXES....................................      199,555       230,424       228,863
                                                   ----------    ----------    ----------
INCOME FROM CONTINUING OPERATIONS BEFORE
 CUMULATIVE EFFECT OF CHANGE
 IN ACCOUNTING..................................      397,400       423,985       440,531
DISCONTINUED OPERATIONS (NET OF INCOME TAXES):
 Gain on sale of cable television subsidiary....      708,124
 Loss from discontinued cable television
  operations....................................                    (16,524)      (24,495)
                                                   ----------    ----------    ----------
INCOME BEFORE CUMULATIVE EFFECT OF CHANGE
 IN ACCOUNTING..................................    1,105,524       407,461       416,036

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING FOR
 POSTEMPLOYMENT BENEFITS (NET OF INCOME
 TAXES OF $4,415)...............................                     (8,200)
                                                   ----------    ----------    ----------
NET INCOME......................................   $1,105,524    $  399,261    $  416,036
                                                   ==========    ==========    ==========

                            (continued on next page)

                HOUSTON INDUSTRIES INCORPORATED AND SUBSIDIARIES

                       STATEMENTS OF CONSOLIDATED INCOME

                                  (CONTINUED)


                                                     Year Ended December 31,
                                                ----------------------------------
                                                   1995        1994        1993
                                                ----------  ----------  ----------
                                                            (Restated)  (Restated)

EARNINGS PER COMMON SHARE:

  CONTINUING OPERATIONS BEFORE CUMULATIVE
     EFFECT OF CHANGE IN ACCOUNTING...........    $   1.60   $   1.72    $   1.69

  DISCONTINUED OPERATIONS:
     Gain on sale of cable television
      subsidiary..............................        2.86
     Loss from discontinued cable television
      operations..............................                   (.07)       (.09)

  CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
     FOR POSTEMPLOYMENT BENEFITS..............                   (.03)
                                                  --------   --------   ---------
EARNINGS PER COMMON SHARE.....................    $   4.46   $   1.62    $   1.60
                                                  ========   ========   =========
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING (000)...........................     247,706    245,707     260,008

                See Notes to Consolidated Financial Statements.

                HOUSTON INDUSTRIES INCORPORATED AND SUBSIDIARIES

                  STATEMENTS OF CONSOLIDATED RETAINED EARNINGS
                (THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)


                                                    Year Ended December 31,
                                            ----------------------------------------
                                                1995          1994          1993
                                            ------------  ------------  ------------

Balance at Beginning of Year..............   $1,221,221    $1,191,230    $1,254,584

Add - Net Income..........................    1,105,524       399,261       416,036
                                             ----------    ----------    ----------

     Total................................    2,326,745     1,590,491     1,670,620

Common Stock Dividends:
  1995, $1.50; 1994, $1.50; 1993, $1.875
  (per share).............................     (371,760)     (369,270)     (487,927)

Stock Dividend Distribution...............       (1,313)

Tax Benefit of ESOP Dividends.............                                    8,939

Redemption of HL&P Preferred Stock........                                     (402)
                                             ----------    ----------    ----------
Balance at End of Year....................   $1,953,672    $1,221,221    $1,191,230
                                             ==========    ==========    ==========

                See Notes to Consolidated Financial Statements.

                HOUSTON INDUSTRIES INCORPORATED AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                             (THOUSANDS OF DOLLARS)

                                     ASSETS

                                                                   December 31,
                                                            ------------------------
                                                               1995         1994
                                                            -----------  -----------
PROPERTY, PLANT AND EQUIPMENT - AT COST:
 Electric plant:
  Production...............................................  $ 7,423,891  $ 7,221,142
  Transmission.............................................      927,027      876,159
  Distribution.............................................    2,711,482    2,628,450
  General..................................................    1,027,090    1,017,319
  Construction work in progress............................      320,040      333,180
  Nuclear fuel.............................................      217,604      212,795
  Plant held for future use................................       48,631      201,741
  Electric plant acquisition adjustments...................                     3,166
  Other property...........................................      105,624       85,529
                                                             -----------  -----------
    Total..................................................   12,781,389   12,579,481

  Less accumulated depreciation and amortization...........    3,916,540    3,527,598
                                                             -----------  -----------
  Property, plant and equipment - net......................    8,864,849    9,051,883
                                                             -----------  -----------
CURRENT ASSETS:
  Cash and cash equivalents................................       11,779       10,443
  Special deposits.........................................          433           10
  Accounts receivable - net................................       39,635       13,981
  Accrued unbilled revenues................................       59,017       38,372
  Time Warner dividends receivable.........................       10,313
  Fuel stock...............................................       59,699       56,711
  Materials and supplies, at average cost..................      138,007      148,007
  Prepayments..............................................       18,562       14,398
                                                             -----------  -----------
    Total current assets...................................      337,445      281,922
                                                             -----------  -----------
OTHER ASSETS:
  Investment in Time Warner securities.....................    1,027,875
  Net assets of discontinued cable television operations...                   618,982
  Deferred plant costs - net...............................      613,134      638,917
  Deferred debits..........................................      317,215      271,454
  Unamortized debt expense and premium on reacquired debt..      161,788      161,885
  Regulatory tax asset - net...............................      228,587      235,463
  Recoverable project costs - net..........................      232,775       98,954
  Equity investments in and advances to foreign and
   non-regulated affiliates - net..........................       35,938       43,617
                                                             -----------  -----------
    Total other assets.....................................    2,617,312    2,069,272
                                                             -----------  -----------
    Total..................................................  $11,819,606  $11,403,077
                                                             ===========  ===========

                See Notes to Consolidated Financial Statements.

                HOUSTON INDUSTRIES INCORPORATED AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                             (THOUSANDS OF DOLLARS)

                         CAPITALIZATION AND LIABILITIES

                                                                  December 31,
                                                            ------------------------
                                                               1995         1994
                                                            -----------  -----------
CAPITALIZATION (STATEMENTS ON FOLLOWING PAGES):
  Common stock equity.......................................  $ 4,123,563  $ 3,369,248
                                                              -----------  -----------

  Preference stock, no par; authorized, 10,000,000 shares;
   none outstanding

  Cumulative preferred stock of subsidiary:
  Not subject to mandatory redemption.......................      351,345      351,345
  Subject to mandatory redemption...........................       51,055      121,910
                                                              -----------  -----------
    Total cumulative preferred stock........................      402,400      473,255
                                                              -----------  -----------

  Long-term debt............................................    3,338,422    3,734,133
                                                              -----------  -----------

    Total capitalization....................................    7,864,385    7,576,636
                                                              -----------  -----------

CURRENT LIABILITIES:
  Notes payable.............................................        6,300      423,291
  Accounts payable..........................................      136,008      159,225
  Taxes accrued.............................................      174,925      169,690
  Interest accrued..........................................       79,380       73,527
  Dividends declared........................................       98,502       98,469
  Accrued liabilities to municipalities.....................       20,773       21,307
  Customer deposits.........................................       61,582       64,905
  Current portion of long-term debt and preferred stock.....      379,451       49,475
  Other.....................................................       58,664       64,026
                                                              -----------  -----------
    Total current liabilities...............................    1,015,585    1,123,915
                                                              -----------  -----------
DEFERRED CREDITS:
  Accumulated deferred income taxes.........................    2,067,246    1,763,230
  Unamortized investment tax credit.........................      392,153      411,580
  Fuel-related credits......................................      122,063      242,912
  Other.....................................................      358,174      284,804
                                                              -----------  -----------
    Total deferred credits..................................    2,939,636    2,702,526
                                                              -----------  -----------
COMMITMENTS AND CONTINGENCIES
    Total...................................................  $11,819,606  $11,403,077
                                                              ===========  ===========

                See Notes to Consolidated Financial Statements.

                HOUSTON INDUSTRIES INCORPORATED AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF CAPITALIZATION
                             (THOUSANDS OF DOLLARS)


                                                                    December 31,
                                                              --------------------------
                                                                  1995          1994
                                                              -------------  -----------

COMMON STOCK EQUITY:
 Common stock, no par; authorized, 400,000,000 shares;
  issued, 262,672,468 and 262,593,326 shares at
  December 31, 1995 and 1994, respectively..................   $2,441,790    $2,437,638
 Unearned ESOP shares, 14,355,758 and 15,540,626 shares at
  December 31, 1995 and 1994, respectively..................     (268,405)     (289,611)
 Retained earnings..........................................    1,953,672     1,221,221
 Unrealized loss on investment in Time Warner common
  securities................................................       (3,494)
                                                              -----------   -----------
   Total common stock equity................................    4,123,563     3,369,248
                                                              -----------   -----------

CUMULATIVE PREFERRED STOCK, no par; authorized, 10,000,000 shares; outstanding, 4,318,397 and 5,232,397 shares at December 31, 1995 and 1994, respectively (entitled upon involuntary liquidation to $100 per share):

 Houston Lighting & Power Company:
  Not subject to mandatory redemption:
   $4.00 series,     97,397 shares..........................        9,740         9,740
   $6.72 series,    250,000 shares..........................       25,115        25,115
   $7.52 series,    500,000 shares..........................       50,226        50,226
   $8.12 series,    500,000 shares..........................       50,098        50,098
   Series A - 1992, 500,000 shares..........................       49,094        49,094
   Series B - 1992, 500,000 shares..........................       49,104        49,104
   Series C - 1992, 600,000 shares..........................       58,984        58,984
   Series D - 1992, 600,000 shares..........................       58,984        58,984
                                                              -----------   -----------
    Total...................................................      351,345       351,345
                                                              -----------   -----------
Subject to mandatory redemption:
   $8.50  series, 400,000 shares at December 31, 1994.......                     39,799
   $9.375 series, 771,000 and 1,285,000 shares at
    December 31, 1995 and 1994, respectively................       76,755       127,811
   Current redemptions......................................      (25,700)      (45,700)
                                                              -----------   -----------
    Total...................................................       51,055       121,910
                                                              -----------   -----------
     Total cumulative preferred stock.......................      402,400       473,255
                                                              -----------   -----------

LONG-TERM DEBT:
 Debentures:
   7 1/4% series, due 1996..................................      200,000       200,000
   9 3/8% series, due 2001..................................      250,000       250,000
   7 7/8% series, due 2002..................................      100,000       100,000
   Unamortized discount.....................................       (1,087)       (1,271)
                                                              -----------   -----------
     Total debentures.......................................      548,913       548,729
                                                              -----------   -----------

 Houston Lighting & Power Company:
  First mortgage bonds:
   5 1/4% series, due 1996..................................       40,000        40,000
   5 1/4% series, due 1997..................................       40,000        40,000
   7 5/8% series, due 1997..................................      150,000       150,000
   6 3/4% series, due 1997..................................       35,000        35,000
   6 3/4% series, due 1998..................................       35,000        35,000
   7 1/4% series, due 2001..................................       50,000        50,000
   9.15 % series, due 2021..................................      160,000       160,000
   8 3/4% series, due 2022..................................       62,275       100,000
   7 3/4% series, due 2023..................................      250,000       250,000
   7 1/2% series, due 2023..................................      200,000       200,000

                            (continued on next page)

                HOUSTON INDUSTRIES INCORPORATED AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF CAPITALIZATION
                             (THOUSANDS OF DOLLARS)

                                  (CONTINUED)


                                                                    December 31,
                                                              ------------------------
                                                                 1995         1994
                                                              -----------  -----------
    4.90 % pollution control series, due 2003...............   $   16,600    $   16,600
    7    % pollution control series, due 2008...............       19,200        19,200
    6 3/8% pollution control series, due 2012...............       33,470        33,470
    6 3/8% pollution control series, due 2012...............       12,100        12,100
    8 1/4% pollution control series, due 2015...............       90,000        90,000
    5.80 % pollution control series, due 2015...............       91,945
    7 3/4% pollution control series, due 2015...............       68,700        68,700
    5.80 % pollution control series, due 2015...............       58,905
    7 7/8% pollution control series, due 2016...............       68,000        68,000
    6.70 % pollution control series, due 2017...............       43,820        43,820
    5.60 % pollution control series, due 2017...............       83,565        83,565
    7 7/8% pollution control series, due 2018...............       50,000        50,000
    7.20 % pollution control series, due 2018...............       75,000        75,000
    7.20 % pollution control series, due 2018...............      100,000       100,000
    7 7/8% pollution control series, due 2019...............       29,685        29,685
    7.70 % pollution control series, due 2019...............       75,000        75,000
    8 1/4% pollution control series, due 2019...............      100,000       100,000
    8.10 % pollution control series, due 2019...............      100,000       100,000
    7 5/8% pollution control series, due 2019...............      100,000       100,000
    7 1/8% pollution control series, due 2019...............      100,000       100,000
    7.60 % pollution control series, due 2019...............       70,315        70,315
    6.70 % pollution control series, due 2027...............       56,095        56,095
  Medium-term notes series A, 9.80%-9.85%, due 1996-1999....      180,500       180,500
  Medium-term notes series B, 8 5/8%, due 1996..............      100,000       100,000
  Medium-term notes series C, 6.10%, due 2000...............      150,000       150,000
  Medium-term notes series B, 8.15%, due 2002...............      100,000       100,000
  Medium-term notes series C, 6.50%, due 2003...............      150,000       150,000
                                                               ----------    ----------
      Total first mortgage bonds............................    3,145,175     3,032,050
                                                               ----------    ----------
Pollution control revenue bonds:
  Gulf Coast 1980-T series, floating rate, due 1998.........        5,000         5,000
  Brazos River 1985 A2 series, 9 3/4%, due 2005.............                      4,265
  Brazos River 1985 A1 series, 9 7/8%, due 2015.............                     87,680
  Matagorda County 1985 series, 10%, due 2015...............                     58,905
                                                               ----------    ----------
      Total pollution control revenue bonds.................        5,000       155,850
                                                               ----------    ----------
Unamortized premium (discount) - net........................      (16,456)      (12,253)
Capitalized lease obligations, discount rates of
  5.2%-11.7%, due 1996-2018.................................        8,560        12,403
Notes payable...............................................          981         1,129
                                                               ----------    ----------
      Subtotal..............................................       (6,915)        1,279
                                                               ----------    ----------
        Total...............................................    3,143,260     3,189,179
                                                               ----------    ----------
          Total.............................................    3,692,173     3,737,908
                                                               ----------    ----------
          Current maturities................................     (353,751)       (3,775)
                                                               ----------    ----------
          Total long-term debt..............................    3,338,422     3,734,133
                                                               ----------    ----------
            Total capitalization............................   $7,864,385    $7,576,636
                                                               ==========    ==========

                See Notes to Consolidated Financial Statements.

                HOUSTON INDUSTRIES INCORPORATED AND SUBSIDIARIES

                     STATEMENTS OF CONSOLIDATED CASH FLOWS

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                             (THOUSANDS OF DOLLARS)

                                                            Year Ended December 31,
                                                      ------------------------------------
                                                         1995        1994         1993
                                                      ----------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Income from continuing operations..................  $ 397,400   $  423,985   $  440,531

 Adjustments to reconcile income from continuing
   operations to net cash provided by
   operating activities:
  Depreciation and amortization.....................    478,034      399,341      386,893
  Amortization of nuclear fuel......................     28,545       21,561        2,101
  Deferred income taxes.............................     78,382       85,547      194,711
  Investment tax credits............................    (19,427)     (19,416)     (19,797)
  Allowance for other funds used during
   construction.....................................     (7,760)      (4,115)      (3,512)
  Fuel refund.......................................   (189,571)
  Fuel cost over (under) recovery...................     76,970      277,940      (91,863)
  Regulatory tax asset - net........................      6,876       11,300      (69,337)
  Net cash provided by (used in) discontinued
   cable television operations......................     16,391       19,349       (1,073)
  Changes in other assets and liabilities:
   Accounts receivable - net........................    (46,299)     (19,295)     302,268
   Inventory........................................      7,012       14,273       13,868
   Other current assets.............................    (14,900)      14,710      (15,138)
   Accounts payable.................................    (23,217)     (45,081)      (7,962)
   Interest and taxes accrued.......................     11,088      (17,979)     (16,689)
   Other current liabilities........................     (9,215)      (5,102)      41,430
   Other - net......................................     49,129       48,254       52,609
                                                      ---------   ----------   ----------
   Net cash provided by operating activities........    839,438    1,205,272    1,209,040
                                                      ---------   ----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Electric capital and nuclear fuel expenditures
  (including allowance for borrowed funds
  used during construction).........................   (301,327)    (418,453)    (332,797)
 Non-regulated electric power project expenditures
  and advances......................................    (38,278)      (7,087)     (35,796)
 Settlement of subsidiary debt in connection with
  sale of cable television subsidiary...............    619,345
 Corporate headquarters expenditures (including
  capitalized interest).............................    (96,469)     (46,829)     (26,034)
 Net cash used in discontinued cable television
  operations........................................    (47,601)     (84,071)     (61,856)
 Other - net........................................    (10,743)     (13,562)      (5,295)
                                                      ---------   ----------   ----------
   Net cash provided by (used in) investing
    activities                                          124,927     (570,002)    (461,778)
                                                      ---------   ----------   ----------

                            (continued on next page)

                HOUSTON INDUSTRIES INCORPORATED AND SUBSIDIARIES

                     STATEMENTS OF CONSOLIDATED CASH FLOWS

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                             (THOUSANDS OF DOLLARS)

                                  (CONTINUED)


                                                           Year Ended December 31,
                                                    ------------------------------------
                                                        1995         1994        1993
                                                     ----------  ----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from common stock.......................                          $  52,638
  Proceeds from first mortgage bonds...............  $ 142,972                 840,427
  Payment of matured first mortgage bonds..........              $ (19,500)   (136,000)
  Payment of common stock dividends................   (371,731)   (368,790)   (389,933)
  Redemption of preferred stock....................    (91,400)    (20,000)    (40,000)
  Increase (decrease) in notes payable.............   (416,991)   (168,094)     27,136
  Extinguishment of long-term debt.................   (195,224)               (995,751)
  Net cash used in discontinued cable television
    operations.....................................    (40,798)    (68,184)   (225,489)
  Other - net......................................     10,143       4,857      65,277
                                                     ---------   ---------   ---------
    Net cash used in financing activities..........   (963,029)   (639,711)   (801,695)
                                                     ---------   ---------   ---------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS......................................      1,336      (4,441)    (54,433)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR.....     10,443      14,884      69,317
                                                     ---------   ---------   ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR...........  $  11,779   $  10,443   $  14,884
                                                     =========   =========   =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash Payments:
  Interest (net of amounts capitalized)............  $ 342,551   $ 366,548   $ 397,911
  Income taxes.....................................    104,228     174,657     123,975



                See Notes to Consolidated Financial Statements.

                        HOUSTON LIGHTING & POWER COMPANY

                              STATEMENTS OF INCOME
                             (THOUSANDS OF DOLLARS)

                                                         Year Ended December 31,
                                                 ----------------------------------------
                                                     1995          1994          1993
                                                 ------------  ------------  ------------

OPERATING REVENUES.............................   $3,680,297    $3,746,085    $4,079,863
                                                  ----------    ----------    ----------

OPERATING EXPENSES:
 Fuel..........................................      879,148       860,936     1,063,050
 Purchased power...............................      233,494       408,963       515,502
 Operation.....................................      615,924       580,892       608,912
 Maintenance...................................      250,246       247,856       289,623
 Depreciation and amortization.................      475,124       398,142       385,731
 Federal income taxes..........................      245,807       254,993       239,464
 Other taxes...................................      245,890       251,421       211,295
                                                  ----------    ----------    ----------
   Total.......................................    2,945,633     3,003,203     3,313,577
                                                  ----------    ----------    ----------
OPERATING INCOME...............................      734,664       742,882       766,286
                                                  ----------    ----------    ----------
OTHER INCOME (EXPENSE):
 Allowance for other funds used during
  construction.................................        7,760         4,115         3,512
 Interest income...............................       12,218        10,000         3,296
 Other - net...................................      (25,901)      (12,561)       (4,286)
                                                  ----------    ----------    ----------
   Total.......................................       (5,923)        1,554         2,522
                                                  ----------    ----------    ----------
INCOME BEFORE INTEREST CHARGES.................      728,741       744,436       768,808
                                                  ----------    ----------    ----------
INTEREST CHARGES:
 Interest on long-term debt....................      244,384       246,533       276,049
 Other interest................................        8,117         8,493        12,317
 Allowance for borrowed funds used during
  construction.................................       (4,692)       (5,554)       (3,781)
                                                  ----------    ----------    ----------
   Total.......................................      247,809       249,472       284,585
                                                  ----------    ----------    ----------
INCOME BEFORE CUMULATIVE EFFECT OF CHANGE
 IN ACCOUNTING.................................      480,932       494,964       484,223
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING FOR
 POSTEMPLOYMENT BENEFITS (NET OF INCOME
 TAXES OF $4,415)..............................                     (8,200)
                                                  ----------    ----------    ----------
NET INCOME.....................................      480,932       486,764       484,223

DIVIDENDS ON PREFERRED STOCK...................       29,955        33,583        34,473
                                                  ----------    ----------    ----------

INCOME AFTER PREFERRED DIVIDENDS...............   $  450,977    $  453,181    $  449,750
                                                  ==========    ==========    ==========

                       See Notes to Financial Statements.

                        HOUSTON LIGHTING & POWER COMPANY

                        STATEMENTS OF RETAINED EARNINGS
                             (THOUSANDS OF DOLLARS)

                                        Year Ended December 31,
                                 --------------------------------------
                                    1995         1994          1993
                                 -----------  -----------  ------------

Balance at Beginning of Year...   $2,153,109   $2,028,924   $1,922,558

Add - Net Income...............      480,932      486,764      484,223

Redemption of Preferred Stock..                                   (402)
                                  ----------   ----------   ----------
     Total.....................    2,634,041    2,515,688    2,406,379
                                  ----------   ----------   ----------
Deduct - Cash Dividends:
  Preferred:
     $4.00 Series..............          389          390          390
     $6.72 Series..............        1,680        1,680        1,680
     $7.52 Series..............        3,760        3,760        3,760
     $8.12 Series..............        4,060        4,060        4,060
     Series A - 1992...........        2,324        1,740        1,366
     Series B - 1992...........        2,322        1,683        1,366
     Series C - 1992...........        2,823        2,040        1,672
     Series D - 1992...........        2,747        2,075        1,615
     $8.50 Series..............        1,417        4,108        6,517
     $9.375 Series.............        8,433       12,047       12,047

  Common.......................      454,000      328,996      342,982
                                  ----------   ----------   ----------
     Total.....................      483,955      362,579      377,455
                                  ----------   ----------   ----------
Balance at End of Year.........   $2,150,086   $2,153,109   $2,028,924
                                  ==========   ==========   ==========

                       See Notes to Financial Statements.

                        HOUSTON LIGHTING & POWER COMPANY

                                 BALANCE SHEETS
                             (THOUSANDS OF DOLLARS)

                                     ASSETS

                                                                    December 31,
                                                              ----------------------
                                                                 1995        1994
                                                              ----------  ----------
PROPERTY, PLANT AND EQUIPMENT - AT COST:
  Electric plant:
    Production...............................................  $ 7,423,891  $ 7,221,142
    Transmission.............................................      927,027      876,159
    Distribution.............................................    2,711,482    2,628,450
    General..................................................    1,027,090    1,017,319
    Construction work in progress............................      320,040      333,180
    Nuclear fuel.............................................      217,604      212,795
    Plant held for future use................................       48,631      201,741
  Electric plant acquisition adjustments.....................                     3,166
                                                               -----------  -----------
      Total..................................................   12,675,765   12,493,952
  Less accumulated depreciation and amortization.............    3,906,139    3,517,923
                                                               -----------  -----------
      Property, plant and equipment - net....................    8,769,626    8,976,029
                                                               -----------  -----------
CURRENT ASSETS:
  Cash and cash equivalents..................................       75,851      235,867
  Special deposits...........................................          433           10
  Accounts receivable:
    Affiliated companies.....................................        2,845        4,213
    Others...................................................       23,858        8,896
  Accrued unbilled revenues..................................       59,017       38,372
  Fuel stock.................................................       59,699       56,711
  Materials and supplies, at average cost....................      137,584      147,922
  Prepayments................................................       11,876        9,665
                                                               -----------  -----------
      Total current assets...................................      371,163      501,656
                                                               -----------  -----------
OTHER ASSETS:
  Deferred plant costs - net.................................      613,134      638,917
  Deferred debits............................................      290,012      241,611
  Unamortized debt expense and premium on reacquired debt....      159,962      158,351
  Regulatory tax asset - net.................................      228,587      235,463
  Recoverable project costs - net............................      232,775       98,954
                                                               -----------  -----------
      Total other assets.....................................    1,524,470    1,373,296
                                                               -----------  -----------
        Total................................................  $10,665,259  $10,850,981
                                                               ===========  ===========

                       See Notes to Financial Statements.

                        HOUSTON LIGHTING & POWER COMPANY

                                 BALANCE SHEETS
                             (THOUSANDS OF DOLLARS)

                         CAPITALIZATION AND LIABILITIES

                                                                 December 31,
                                                           -----------------------
                                                              1995         1994
                                                           -----------  -----------
CAPITALIZATION (STATEMENTS ON FOLLOWING PAGES):
  Common stock equity....................................  $ 3,826,013  $ 3,829,036
  Cumulative preferred stock:
    Not subject to mandatory redemption..................      351,345      351,345
    Subject to mandatory redemption......................       51,055      121,910
  Long-term debt.........................................    2,989,509    3,185,404
                                                           -----------  -----------
      Total capitalization...............................    7,217,922    7,487,695
                                                           -----------  -----------
CURRENT LIABILITIES:
  Accounts payable.......................................      119,032      148,042
  Accounts payable to affiliated companies...............        6,982       10,936
  Taxes accrued..........................................      192,673      181,043
  Interest accrued.......................................       70,823       64,732
  Accrued liabilities to municipalities..................       20,773       21,307
  Customer deposits......................................       61,582       64,905
  Current portion of long-term debt and preferred stock..      179,451       49,475
  Other..................................................       54,149       59,912
                                                           -----------  -----------
    Total current liabilities............................      705,465      600,352
                                                           -----------  -----------
DEFERRED CREDITS:
  Accumulated deferred federal income taxes..............    1,947,488    1,876,300
  Unamortized investment tax credit......................      392,153      411,580
  Fuel-related credits...................................      122,063      242,912
  Other..................................................      280,168      232,142
                                                           -----------  -----------
    Total deferred credits...............................    2,741,872    2,762,934
                                                           -----------  -----------
COMMITMENTS AND CONTINGENCIES

        Total............................................  $10,665,259  $10,850,981
                                                           ===========  ===========

                       See Notes to Financial Statements.

                        HOUSTON LIGHTING & POWER COMPANY

                          STATEMENTS OF CAPITALIZATION
                             (THOUSANDS OF DOLLARS)

                                                                                     December 31,
                                                                             -------------------------
                                                                                 1995         1994
                                                                             ----------    -----------
COMMON STOCK EQUITY:
Common stock, Class A; no par; authorized and outstanding,
 1,000 shares, voting..................................................       $1,524,949   $1,524,949
Common stock, Class B; no par; authorized and outstanding,
 100 shares, non-voting................................................          150,978      150,978
Retained earnings......................................................        2,150,086    2,153,109
                                                                              ----------   ----------
         Total common stock equity.....................................        3,826,013    3,829,036
                                                                              ----------   ----------
CUMULATIVE PREFERRED STOCK, no par; authorized, 10,000,000
 shares; outstanding, 4,318,397 and 5,232,397 shares at
 December 31, 1995 and 1994, respectively (entitled upon
 involuntary liquidation to $100 per share):

   Not subject to mandatory redemption:
     $4.00 series,     97,397 shares...................................            9,740        9,740
     $6.72 series,    250,000 shares...................................           25,115       25,115
     $7.52 series,    500,000 shares...................................           50,226       50,226
     $8.12 series,    500,000 shares...................................           50,098       50,098
     Series A - 1992, 500,000 shares...................................           49,094       49,094
     Series B - 1992, 500,000 shares...................................           49,104       49,104
     Series C - 1992, 600,000 shares...................................           58,984       58,984
     Series D - 1992, 600,000 shares...................................           58,984       58,984
                                                                              ----------   ----------
         Total.........................................................          351,345      351,345
                                                                              ----------   ----------
   Subject to mandatory redemption:
     $8.50  series,  400,000 shares at December 31, 1994...............                        39,799
     $9.375 series, 771,000 and 1,285,000 shares at
      December 31, 1995 and 1994, respectively.........................           76,755      127,811
     Current redemptions...............................................          (25,700)     (45,700)
                                                                              ----------   ----------
         Total.........................................................           51,055      121,910
                                                                              ----------   ----------
             Total cumulative preferred stock..........................          402,400      473,255
                                                                              ----------   ----------

LONG-TERM DEBT:
   First mortgage bonds:
     5 1/4% series, due 1996...........................................           40,000       40,000
     5 1/4% series, due 1997...........................................           40,000       40,000
     7 5/8% series, due 1997...........................................          150,000      150,000
     6 3/4% series, due 1997...........................................           35,000       35,000
     6 3/4% series, due 1998...........................................           35,000       35,000
     7 1/4% series, due 2001...........................................           50,000       50,000
     9.15 % series, due 2021...........................................          160,000      160,000
     8 3/4% series, due 2022...........................................           62,275      100,000
     7 3/4% series, due 2023...........................................          250,000      250,000
     7 1/2% series, due 2023...........................................          200,000      200,000
     4.90 % pollution control series, due 2003.........................           16,600       16,600
     7    % pollution control series, due 2008.........................           19,200       19,200
     6 3/8% pollution control series, due 2012.........................           33,470       33,470
     6 3/8% pollution control series, due 2012.........................           12,100       12,100
     8 1/4% pollution control series, due 2015.........................           90,000       90,000
     5.80 % pollution control series, due 2015.........................           91,945
     7 3/4% pollution control series, due 2015.........................           68,700       68,700
     5.80 % pollution control series, due 2015.........................           58,905
     7 7/8% pollution control series, due 2016.........................           68,000       68,000
     6.70 % pollution control series, due 2017.........................           43,820       43,820
     5.60 % pollution control series, due 2017.........................           83,565       83,565
     7 7/8% pollution control series, due 2018.........................           50,000       50,000
     7.20 % pollution control series, due 2018.........................           75,000       75,000
     7.20 % pollution control series, due 2018.........................          100,000      100,000

                                 (continued on next page)

                        HOUSTON LIGHTING & POWER COMPANY

                          STATEMENTS OF CAPITALIZATION
                             (THOUSANDS OF DOLLARS)

                                  (CONTINUED)


                                                                     December 31,
                                                               ------------------------
                                                                   1995         1994
                                                               -----------  -----------
     7 7/8% pollution control series, due 2019..........        $   29,685    $   29,685
     7.70 % pollution control series, due 2019..........            75,000        75,000
     8 1/4% pollution control series, due 2019..........           100,000       100,000
     8.10 % pollution control series, due 2019..........           100,000       100,000
     7 5/8% pollution control series, due 2019..........           100,000       100,000
     7 1/8% pollution control series, due 2019..........           100,000       100,000
     7.60 % pollution control series, due 2019..........            70,315        70,315
     6.70 % pollution control series, due 2027..........            56,095        56,095
  Medium-term notes series A, 9.80%-9.85%, due
   1996-1999............................................           180,500       180,500
  Medium-term notes series B, 8 5/8%, due 1996..........           100,000       100,000
  Medium-term notes series C, 6.10%, due 2000...........           150,000       150,000
  Medium-term notes series B, 8.15%, due 2002...........           100,000       100,000
  Medium-term notes series C, 6.50%, due 2003...........           150,000       150,000
                                                                ----------    ----------
         Total first mortgage bonds.....................         3,145,175     3,032,050
                                                                ----------    ----------

Pollution control revenue bonds:
  Gulf Coast 1980-T series, floating rate, due 1998.....             5,000         5,000
  Brazos River 1985 A2 series, 9 3/4%, due 2005.........                           4,265
  Brazos River 1985 A1 series, 9 7/8%, due 2015.........                          87,680
  Matagorda County 1985 series, 10%, due 2015...........                          58,905
                                                                ----------    ----------
      Total pollution control revenue bonds.............             5,000       155,850
                                                                ----------    ----------

Unamortized premium (discount) - net....................           (16,456)      (12,253)
Capitalized lease obligations, discount rates of
 5.2%-11.7%, due 1996-2018..............................             8,560        12,403
Notes payable...........................................               981         1,129
                                                                ----------    ----------
      Subtotal..........................................            (6,915)        1,279
                                                                ----------    ----------

         Total..........................................         3,143,260     3,189,179
         Current maturities.............................          (153,751)       (3,775)
                                                                ----------    ----------
         Total long-term debt...........................         2,989,509     3,185,404
                                                                ----------    ----------

           Total capitalization.........................        $7,217,922    $7,487,695
                                                                ==========    ==========

                       See Notes to Financial Statements.

                        HOUSTON LIGHTING & POWER COMPANY

                            STATEMENTS OF CASH FLOWS

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                             (THOUSANDS OF DOLLARS)

                                                              Year Ended December 31,
                                                     ------------------------------------------
                                                          1995           1994          1993
                                                     --------------  -------------  -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income........................................      $ 480,932     $  486,764   $  484,223

 Adjustments to reconcile net income to net
   cash provided by operating activities:
  Depreciation and amortization....................        475,124        398,142      385,731
  Amortization of nuclear fuel.....................         28,545         21,561        2,101
  Deferred federal income taxes....................         71,188         81,739      214,369
  Investment tax credits...........................        (19,427)       (19,416)     (19,797)
  Allowance for other funds used during
   construction....................................         (7,760)        (4,115)      (3,512)
  Fuel refund......................................       (189,571)
  Fuel cost over (under) recovery..................         76,970        277,940      (91,863)
  Cumulative effect of change in accounting
   for postemployment benefits.....................                         8,200
  Regulatory tax asset - net.......................          6,876         11,300      (69,337)
  Changes in other assets and liabilities:
   Accounts receivable - net.......................        (34,239)       (17,827)     170,784
   Materials and supplies..........................         10,338         12,449        3,850
   Fuel stock......................................         (2,988)         1,874        9,979
   Accounts payable................................        (32,964)       (40,054)     (11,854)
   Interest and taxes accrued......................         17,721         (6,980)     (20,035)
   Other current liabilities.......................         (7,816)        (4,936)      18,040
   Other - net.....................................         (5,239)        20,270       63,721
                                                         ---------     ----------   ----------
  Net cash provided by operating activities........        867,690      1,226,911    1,136,400
                                                         ---------     ----------   ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Capital and nuclear fuel expenditures
  (including allowance for borrowed funds
  used during construction)........................       (396,242)      (418,453)    (332,797)
 Other - net.......................................        (10,618)       (15,822)     (13,067)
                                                         ---------     ----------   ----------
  Net cash used in investing activities............       (406,860)      (434,275)    (345,864)
                                                         ---------     ----------   ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from first mortgage bonds................        142,972                     840,427
 Payment of matured bonds..........................                       (19,500)    (136,000)
 Payment of dividends..............................       (485,793)      (363,083)    (378,528)
 Increase (decrease) in notes payable..............                      (171,100)      31,660
 Decrease in notes payable to affiliated company...                                   (120,001)
 Redemption of preferred stock.....................        (91,400)       (20,000)     (40,000)
 Extinguishment of long-term debt..................       (195,224)                   (995,751)
 Other - net.......................................          8,599          4,501       15,817
                                                         ---------     ----------   ----------
  Net cash used in financing activities............       (620,846)      (569,182)    (782,376)
                                                         ---------     ----------   ----------

NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS..................................       (160,016)       223,454        8,160

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR.....        235,867         12,413        4,253
                                                         ---------     ----------   ----------

CASH AND CASH EQUIVALENTS AT END OF YEAR...........      $  75,851     $  235,867   $   12,413
                                                         =========     ==========   ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash Payments:
 Interest (net of amounts capitalized).............      $ 247,672     $  251,245   $  296,201
 Income taxes......................................        157,400        196,655      127,713

                       See Notes to Financial Statements.

                HOUSTON INDUSTRIES INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE THREE YEARS ENDED DECEMBER 31, 1995


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (A) PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of the Company and its wholly owned and majority-owned subsidiaries. Certain investments in joint ventures or other entities in which the Company or its subsidiaries have a 50 percent or less interest are recorded using the equity method or the cost method. For additional information regarding investments and advances, see Notes 1(j) and 4.

All significant intercompany transactions and balances are eliminated in consolidation.

  (B) SYSTEM OF ACCOUNTS AND EFFECTS OF REGULATION. HL&P, the principal subsidiary of the Company, maintains its accounting records in accordance with the FERC Uniform System of Accounts. HL&P's accounting practices are subject to regulation by the Utility Commission, which has adopted the FERC Uniform System of Accounts.

As a result of its regulated status, HL&P follows the accounting policies set forth in SFAS No. 71, "Accounting for the Effects of Certain Types of Regulation," which allows a utility with cost-based rates to defer certain costs in concert with rate recovery that would otherwise be expensed. In accordance with this statement, HL&P has deferred certain costs pursuant to rate actions of the Utility Commission and is recovering or expects to recover such costs in electric rates charged to customers. The regulatory assets are included in other assets on the Company's Consolidated and HL&P's Balance Sheets. The regulatory liabilities are included in deferred credits on the Company's Consolidated and HL&P's Balance Sheets. The following is a list of significant regulatory assets and liabilities reflected on the Company's Consolidated and HL&P's Balance Sheets:


                                                                December 31, 1995
                                                                -----------------
                                                               (Millions of Dollars)
     Deferred plant costs - net...............................         $613
     Malakoff investment......................................          233
     Regulatory tax asset - net...............................          229
     Unamortized loss on reacquired debt......................          121
     Deferred debits..........................................          137
     Unamortized investment tax credit........................         (392)
     Accumulated deferred income taxes - regulatory tax asset.          (80)

If as a result of changes in regulation or competition, HL&P's ability to recover these assets and/or liabilities would not be assured, then pursuant to SFAS No. 71 and to the extent that such regulatory assets or liabilities ultimately were determined not to be recoverable, HL&P would be required to write off or write down such assets or liabilities.

  (C) ELECTRIC PLANT. HL&P capitalizes at cost all additions to electric plant, betterments to existing property and replacements of units of property. Cost includes the original cost of contracted services, direct labor and material, indirect charges for engineering supervision and similar overhead items and AFUDC. Customer payments for construction reduce additions to electric plant. AFUDC represents the estimated debt and equity costs of capital funds not already included in rates necessary to finance the construction of new regulated facilities.

HL&P computes depreciation using the straight-line method. The depreciation provision as a percentage of the depreciable cost of plant was 3.2 percent for 1995, 3.2 percent for 1994 and 3.1 percent for 1993.

  (D) DEFERRED PLANT COSTS. Under a "deferred accounting" plan authorized by the Utility Commission, HL&P was permitted for regulatory purposes to accrue carrying costs in the form of AFUDC on its investment in the South Texas Project and defer and capitalize depreciation and other operating costs on its investment after commercial operation and until such costs were reflected in rates. In addition, the Utility Commission authorized HL&P under a "qualified phase-in plan" to capitalize allowable costs (including return) deferred for future recovery as deferred charges.

In 1991, HL&P ceased all cost deferrals related to the South Texas Project and began amortizing such amounts on a straight-line basis. The accumulated deferrals for "deferred accounting" are being amortized over the estimated depreciable life of the South Texas Project. The accumulated deferrals for the "qualified phase-in plan" are being amortized over a ten-year phase-in period that commenced in 1991. The amortization of these deferrals (which totaled $25.8 million for each of the years 1995, 1994 and 1993) is included on the Company's Statements of Consolidated Income and HL&P's Statements of Income as depreciation and amortization expense.

  (E) REVENUES. HL&P records electricity sales under the full accrual method, whereby unbilled electricity sales are estimated and recorded each month in order to better match revenues with expenses. Other revenues include electricity sales of a foreign electric utility, which are also recorded under the full accrual method. Other revenues also include management fees and other sales and services, which are recorded when earned.

  (F) INCOME TAXES. The Company and its subsidiaries file a consolidated federal income tax return. The Company follows a policy of comprehensive interperiod income tax allocation. Investment tax credits are deferred and amortized over the estimated lives of the related property.

  (G) EARNINGS PER COMMON SHARE. Earnings per common share for the Company are computed by dividing net income by the weighted average number of shares outstanding during the respective period. All earnings per common share amounts reflect the two-for-one common stock split effected in the form of a stock distribution on December 9, 1995.

The Company adopted SOP 93-6 effective January 1, 1994. Pursuant to the adoption of SOP 93-6, the number of weighted average common shares outstanding reflects a reduction for ESOP shares not yet committed for release to savings plan participants (unallocated shares). In accordance with SOP 93-6, earnings per common share for periods prior to January 1, 1994 have not been restated.

  (H) STATEMENTS OF CONSOLIDATED CASH FLOWS. For purposes of reporting cash flows, cash equivalents are considered to be short-term, highly liquid investments readily convertible to cash.

  (I) DISCONTINUED OPERATIONS. In July 1995, the Company sold KBLCOM, its cable television subsidiary. The operations of KBLCOM are reflected as discontinued operations for all periods presented. See Note 13.

  (J) INVESTMENTS IN DEBT AND EQUITY SECURITIES. The Company owns one million shares of Time Warner common stock and 11 million shares of non-publicly traded Time Warner convertible preferred stock. The Company has recorded its investment in these securities at a combined fair value of approximately $1 billion on the Company's Consolidated Balance Sheet. Investment in the Time Warner common stock is considered an "available-for-sale" equity security under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Consequently, the Company excludes unrealized net changes in the fair value of Time Warner common stock (exclusive of dividends and write downs) from earnings and, until realized, reports such changes as a net amount in the shareholders' equity section of the balance sheet. Investment in the Time Warner convertible preferred stock (which is not subject to the requirements of SFAS No. 115, since it is a non-publicly traded equity security) is accounted for under the cost method.

The securities held in the Company's nuclear decommissioning trust are classified as "available-for-sale" and, in accordance with SFAS No. 115, are reported at fair value which at December 31, 1995 approximates cost ($44.5 million as of December 31, 1995) on the Company's Consolidated and HL&P's Balance Sheets under deferred debits and deferred credits. Any unrealized gains or losses are accounted for in accordance with SFAS No. 71 as a regulatory asset/liability and reported on the Company's Consolidated and HL&P's Balance Sheets as a deferred debit.

  (K) FUEL STOCK. Gas inventory (at average cost) was $12.1 million at December 31, 1995. Coal, lignite, and oil inventory balances recorded at last-in, first-out, were $22.2 million, $12.1 million, and $13.3 million, respectively.

  (L) RECLASSIFICATION. Certain amounts from the previous years have been reclassified to conform to the 1995 presentation of financial statements. Such reclassifications do not affect earnings.

  (M) NATURE OF OPERATIONS. The Company is a holding company operating principally in the electric utility business. HL&P is engaged in the generation, transmission, distribution and sale of electric energy. HL&P's service area covers a 5,000 square mile area in the Texas Gulf Coast, including Houston. Another subsidiary of the Company, HI Energy, participates in domestic and foreign power generation projects and invests in the privatization of foreign electric utilities. The business and operations of HL&P account for substantially all of the Company's income from continuing operations and common stock equity.

  (N) USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)  JOINTLY-OWNED NUCLEAR PLANT

  (A) HL&P INVESTMENT. HL&P is the project manager (and one of four co-owners) of the South Texas Project, which consists of two 1,250 megawatt nuclear generating units. HL&P has a 30.8 percent interest in the project and bears a corresponding share of capital and operating costs associated with the project. As of December 31, 1995, HL&P's investment in the South Texas Project and in nuclear fuel, including AFUDC, was $2.0 billion (net of $439 million plant accumulated depreciation) and $75.1 million (net of $142 million nuclear fuel amortization), respectively.

  (B) REGULATORY PROCEEDINGS AND LITIGATION. Between June 1993 and February 1995, the South Texas Project was listed on the United States Nuclear Regulatory Commission's (NRC) "watch list" of plants with weaknesses that warrant increased NRC regulatory attention. In February 1995, the NRC removed the South Texas Project from its "watch list."

In February 1994, the City of Austin (Austin), one of the four co-owners of the South Texas Project, filed suit against HL&P (Austin Litigation). Trial of that suit, which began in March 1996 is pending in the 11th District Court of Harris County, Texas. Austin alleges that the outages at the South Texas Project from early 1993 to early 1994 were due to HL&P's failure to perform obligations it owed to Austin under the Participation Agreement among the four co-owners of the South Texas Project (Participation Agreement). Austin also asserts that HL&P breached certain undertakings voluntarily assumed by HL&P on behalf of the co-owners under the terms of the NRC Operating Licenses and Technical Specifications relating to the South Texas Project.

Under amended pleadings in the Austin Litigation, Austin claims it suffered damages of at least $120 million due to increased operating and maintenance costs, the cost of replacement power and lost profits on wholesale transactions that did not occur. Although HL&P and the Company do not believe there is merit to Austin's claims, no assurance can be given as to the ultimate outcome of this matter.

In May 1994, the City of San Antonio (San Antonio), another co-owner of the South Texas Project, intervened in the litigation filed by Austin against HL&P and asserted claims similar to those asserted by Austin. Although San Antonio has not specified the damages sought in its complaint, expert reports filed in the litigation have indicated that San Antonio's claims may be in excess of $228 million. On February 29,1996, San Antonio announced that it was taking a nonsuit on its claims in the Austin Litigation in order to pursue settlement discussions with HL&P concerning those claims, as well as separate claims for unspecified damages previously asserted by San Antonio against HL&P with respect to the construction of the South Texas Project, which construction claims are the subject of a request for arbitration under the Participation Agreement. In order to preserve its litigation claims pending the outcome of settlement negotiations, San Antonio refiled its lawsuit in the 152nd District Court of Harris County, Texas. While neither the Company nor HL&P believes there is merit to San Antonio's claims either in the pending litigation or in the arbitration proceeding, there can be no assurance as to the ultimate outcome of those matters, nor can there be an assurance as to the ultimate outcome of the settlement discussions. If a settlement is reached, it is possible, among other things, that such resolution could require in the near term a charge to earnings from continuing operations, but it is not anticipated that any such resolution would be material to the Company's or HL&P's financial position, liquidity or ability to meet their respective cash requirements stemming from operating, capital expenditures and financing activities.

  (C) NUCLEAR INSURANCE. HL&P and the other owners of the South Texas Project maintain nuclear property and nuclear liability insurance coverage as required by law and periodically review available limits and coverage for additional protection. The owners of the South Texas Project currently maintain $2.75 billion in property damage insurance coverage which is above the legally required minimum, but is less than the total amount of insurance currently available for such losses. This coverage consists of $500 million in primary property damage insurance and excess property insurance in the amount of $2.25 billion. Under the excess property insurance (which became effective in November
1995), HL&P and the other owners of the South Texas Project are subject to assessments, the maximum aggregate assessment under current policies being $25.8 million during any one policy year. The application of the proceeds of such property insurance is subject to the priorities established by the NRC regulations relating to the safety of licensed reactors and decontamination operations.

Pursuant to the Price Anderson Act (Act), the maximum liability to the public for owners of nuclear power plants, such as the South Texas Project, was $8.92 billion as of December 1995. Owners are required under the Act to insure their liability for nuclear incidents and protective evacuations by maintaining the maximum amount of financial protection available from private sources and by maintaining secondary financial protection through an industry retrospective rating plan. The assessment of deferred premiums provided by the plan for each nuclear incident is up to $75.5 million per reactor subject to indexing for inflation, a possible 5 percent surcharge (but no more than $10 million per reactor per incident in any one year) and a 3 percent state premium tax. HL&P and the other owners of the South Texas Project currently maintain the required nuclear liability insurance and participate in the industry retrospective rating plan.

There can be no assurance that all potential losses or liabilities will be insurable, or that the amount of insurance will be sufficient to cover them. Any substantial losses not covered by insurance would have a material effect on HL&P's and the Company's financial condition and results of operations.

  (D) NUCLEAR DECOMMISSIONING. In accordance with the Rate Case Settlement, HL&P contributes $14.8 million per year to a trust established to fund HL&P's share of the decommissioning costs for the South Texas Project. For a discussion of securities held in the Company's nuclear decommissioning trust, see Note 1(j). In May 1994, an outside consultant estimated HL&P's portion of decommissioning costs to be approximately $318 million (1994 dollars). The consultant's calculation of decommissioning costs for financial planning purposes used the DECON methodology (prompt removal/dismantling), one of the three alternatives acceptable to the NRC, and assumed deactivation of Unit Nos. 1 and 2 upon the expiration of their 40-year operating licenses. While the current and projected funding levels presently exceed minimum NRC requirements, no assurance can be given that the amounts held in trust will be adequate to cover the actual decommissioning costs of the South Texas Project. Such costs may vary because of changes in the assumed date of decommissioning, changes in regulatory and accounting requirements, changes in technology and changes in costs of labor, materials and equipment.

(3)  RATE MATTERS

The Utility Commission has original (or in some cases appellate) jurisdiction over HL&P's electric rates and services. In Texas, Utility Commission orders may be appealed to a District Court in Travis County, and from that Court's decision an appeal may be taken to the Court of Appeals for the 3rd District at Austin (Austin Court of Appeals). Discretionary review by the Supreme Court of Texas may be sought from decisions of the Austin Court of Appeals. In the event that the courts ultimately reverse actions of the Utility Commission, such matters are remanded to the Utility Commission for action in light of the courts' orders. On remand, the Utility Commission's action could range from granting rate relief substantially equal to the rates previously approved to reducing the revenues to which HL&P was entitled during the time the applicable rates were in effect, which could require a refund to customers of amounts collected pursuant to such rates.

  (A) 1995 RATE CASE. In August 1995, the Utility Commission unanimously approved the Rate Case Settlement, which resolved HL&P's 1995 rate case (Docket No. 12065) as well as a separate proceeding (Docket No. 13126) regarding the prudence of operation of the South Texas Project. Subject to certain changes in existing regulation or legislation, the Rate Case Settlement precludes HL&P from seeking rate increases until after December 31, 1997. HL&P began recording the effects of the Rate Case Settlement in the first quarter of 1995. The Rate Case Settlement reduced HL&P's earnings for 1995 by approximately $100 million.

     The after-tax effects in 1995 of the Rate Case Settlement are as follows:

                                                      Year Ended
                                                   December 31, 1995
                                                   -----------------
                                                 (Millions of Dollars)
Reduction in base revenues........................        $ 52
South Texas Project write-down....................          33
One-time write-off of mine-related costs..........           6
Other expenses....................................           9
                                                          ----
 Total Rate Case Settlement effect on net income..        $100
                                                          ====

     The Rate Case Settlement gives HL&P the option to write down up to $50 million ($33 million after-tax) per year of its investment in the South Texas Project through December 31, 1999. The parties to the Rate Case Settlement agreed that any such write-down will be treated as a reasonable and necessary expense during routine reviews of HL&P's earnings and any rate review proceeding initiated against HL&P. In accordance with the Rate Case Settlement, HL&P recorded a $50 million pre-tax write-down in 1995 of its investment in the South Texas Project which is included in the Company's Statements of Consolidated Income and HL&P's Statements of Income in depreciation and amortization expense. In 1995, HL&P also began accruing its share of decommissioning expense for the South Texas Project at an annual rate of $14.8 million (a $9 million per year increase over 1994).

     As required by the Rate Case Settlement, HL&P will begin in 1996 to amortize its $153 million investment in certain lignite reserves associated with the canceled Malakoff project. These amortizations will equal approximately $22 million per year. As a result of this additional amortization, HL&P's remaining investment in Malakoff ($233 million at December 31, 1995) will be fully amortized no later than December 31, 2002. During the second quarter of 1995, HL&P recorded a one-time pre-tax charge of $9 million incurred in connection with certain Malakoff mine-related costs that were not previously recorded and were not recoverable under the terms of the Rate Case Settlement. Issues concerning the prudence of expenditures related to Malakoff were deferred until a subsequent rate case.

     In Docket No. 8425, the Utility Commission allowed recovery of certain costs associated with Malakoff by allowing HL&P to amortize these costs over ten years. Such recoverable costs are not included in rate base and, as a result, no return on investment is being earned during the recovery period. The $28 million unamortized balance of these costs at December 31, 1995 is included in the $233 million discussed above and is to be amortized over the following 54 months.

     In anticipation of the Rate Case Settlement, the Company and HL&P recorded in the fourth quarter of 1994 a one-time, pre-tax charge of approximately $70 million to reconcilable fuel revenues, an amount which HL&P agreed as a part of the Rate Case Settlement was not recoverable from ratepayers.

  (B) RATE CASE APPEALS. Pursuant to the Rate Case Settlement, HL&P and the other parties to that settlement have dismissed their pending appeals of previous Utility Commission orders. As a result of that action or subsequent judicial action, the Utility Commission's orders have become final in Docket No. 9850 (involving HL&P's 1991 rate case) and in Docket Nos. 8230 and 9010 (involving deferred accounting). Two appeals of other orders, by parties who did not join in the Rate Case Settlement, remain pending: review of Docket No. 8425 (HL&P's 1988 rate case), and review of Docket No. 6668 (the Utility Commission's inquiry into the prudence of the planning and construction of the South Texas Project). The appeal from the order in Docket No. 8425 concerns (i) the treatment as "plant held for future use" of certain costs associated with the Malakoff generating station and (ii) the treatment by HL&P of certain tax savings associated with federal income tax deductions for expenses not included in cost of service for ratemaking purposes. The appeal is currently pending before the Texas Supreme Court.

     Review of the Utility Commission's order in Docket No. 6668 is pending before a Travis County district court. In that order the Utility Commission determined that $375.5 million of HL&P's $2.8 billion investment in the South Texas Project had been imprudently incurred. That ruling was incorporated into HL&P's 1988 and 1991 rate cases. Unless the order is modified or reversed on appeal, the amount found imprudent by the Utility Commission will be sustained.

(4)  INVESTMENTS IN FOREIGN AND NON-REGULATED ENTITIES

  (A) GENERAL. HI Energy sustained net losses of $33 million, $6 million and $2 million in 1995, 1994 and 1993, respectively. Development costs for 1995 were approximately $14 million. The majority of costs in 1994 and 1993 were related to project development activities.

  (B) FOREIGN INVESTMENTS. Houston Argentina S.A. (Houston Argentina), a subsidiary of HI Energy, owns a 32.5 percent interest in Compania de Inversiones en Electricidad S.A. (COINELEC), an Argentine holding company which acquired a 51 percent interest in Empresa Distribuidora de La Plata S.A. (EDELAP), an electric utility company operating in La Plata, Argentina and surrounding regions. Houston Argentina's share of the purchase price was approximately $37.4 million. Such investment was in the form of (i) a capital contribution of $27.6 million to COINELEC and (ii) a loan to COINELEC in the aggregate principal amount of $9.8 million. HI Energy has also entered into support agreements with two financial institutions pursuant to which HI Energy has agreed to make additional cash contributions or subordinated loans to COINELEC or pay COINELEC's lenders up to a maximum aggregate of $6.6 million in the event of a default by COINELEC of its commitments to such financial institutions. Subsequent to the acquisition, the generating assets of EDELAP were transferred to Central Dique S.A., an Argentine Corporation, 51 percent of the stock of which is owned by COINELEC. HI Energy's portion of EDELAP and Central Dique S.A. earnings was approximately $1 million in both 1995 and 1994.

In January 1995, HI Energy acquired for $15.7 million a 90 percent ownership interest in an electric utility operating company located in a rural province in the north central part of Argentina. The utility system serves approximately 116,000 customers in an area of 136,000 square kilometers. HI Energy's share of net losses from this investment for 1995 was $3.6 million substantially all of which was due to non-recurring severance costs.

In 1995, HI Energy invested approximately $7 million in a cogeneration project being developed in San Nicolas, Argentina and approximately $5 million in a coke calcining project being developed in the state of Andhra Pradesh, India. These projects had no earnings impact in 1995.

HI Energy estimates that its commitment in 1996 for the Argentine cogeneration project will be approximately $31 million and that its share of the 1996 commitment for the coke calcining project will be approximately $3 million. HI Energy has entered into a support agreement in favor of the International Finance Corporation (IFC) under the terms of which HI Energy has agreed to provide one of its subsidiaries (HIE Rain), which is an investor in the coke calcining project, with sufficient funds to meet certain funding obligations of HIE Rain under agreements with the IFC. The maximum aggregate funding commitment of HI Energy under this support agreement is approximately $18 million, of which approximately $16 million is to support contingent obligations of HIE Rain and the balance of which is additional equity to be contributed to the coke calcining project.

  (C) ILLINOIS WASTE TIRE-TO-ENERGY PROJECTS. HI Energy is a subordinated lender to two waste tire-to-energy projects being developed by Ford Heights and Fulton, respectively, located in the state of Illinois. HI Energy also owns a $400,000 equity interest (20 percent) in Ford Heights. Both projects were being developed in reliance on the terms of the Illinois Retail Rate Law, enacted in 1987, to encourage development of energy production facilities for the disposal of solid waste by providing an operating subsidy to qualifying projects. In March 1996, the Governor of Illinois signed into law legislation which purports to repeal the subsidy provided to most of such energy production facilities, including the two waste tire-to-energy projects in which HI Energy has invested. A lawsuit has been filed on behalf of the Ford Heights and Fulton projects challenging, among other things, the constitutionality of the repeal and its retroactive application to the two waste tire-to-energy projects. On March 26, 1996 the Ford Heights project filed a voluntary petition seeking protection under the federal bankruptcy laws. The ability of the two waste tire-to-energy projects to meet their debt obligations is dependent upon the projects continuing to receive the operating subsidy under the Retail Rate Law. The terms of the public bonds issued by the Ford Heights and Fulton projects are non-recourse to the Company and HI Energy.

     In response to the actions taken by the state of Illinois, the Company has established a valuation allowance of $28 million ($18 million after-tax), which amount reflects the combined amounts lent on a subordinated basis to the Ford Heights and Fulton projects. In addition to amounts funded through December 31, 1995, HI Energy also is party to two separate Note Purchase Agreements committing it, under certain circumstances, to acquire up to (i) $3 million in aggregate principal amount of additional subordinated notes from the Ford Heights project and (ii) $17 million in aggregate principal amount of additional subordinated notes from the Fulton project. The Company has entered into a support agreement under which it has agreed to provide additional funds to HI Energy to enable it to honor its obligations under the two Note Purchase Agreements. The Company is unable to predict the ultimate effect of these developments on HI Energy's remaining funding commitments under these Note Purchase Agreements; however, in the Company's opinion it is unlikely that the majority of the additional unfunded subordinated debt provided for in the Fulton Note Purchase Agreement would be required to be funded unless construction activities with respect to the Fulton project are recommenced at some future date. If HI Energy becomes obligated to advance additional funds under the Note Purchase Agreements, the Company could be required to increase the amount of the valuation allowance, which would result in additional charges to earnings.

(5)    COMMON STOCK

  (A) STOCK DISTRIBUTION. The Company effected a two-for-one stock split in the form of a common stock distribution on December 9, 1995. All prior periods have been restated for consistency to reflect the stock distribution in terms of number of common shares outstanding and the per share amounts for earnings, dividends and market price. The nominal consideration established by the Board of Directors for the common stock distributed ($.01 per share) is reflected as a deduction from retained earnings in the Company's Statements of Consolidated Retained Earnings.

  (B) DIVIDENDS. The timing of the Company's Board of Directors' declaration of dividends changed resulting in five quarterly dividend declarations in 1993.
All dividends declared in 1993 have been included in 1993 common stock dividends on the Company's Statements of Consolidated Retained Earnings. The Company paid four regular quarterly dividends in 1993 aggregating $1.50 per share, after restatement for the two-for-one stock split, on its common stock shares.

  (C) LONG-TERM INCENTIVE COMPENSATION PLANS. The Company has Long-Term Incentive Compensation Plans (LICP) providing for the issuance of stock incentives (including performance-based restricted shares and stock options) to key employees of the Company, including officers.

As of December 31, 1995, 29 current and former employees participated in the plans. A maximum of five million shares of common stock may be issued under the LICP. Beginning one year after the grant date, the options become exercisable in one-third increments each year. The options expire ten years from the grant date.

Performance-based restricted shares issued were 49,792; 100,524; and 146,564 for 1995, 1994 and 1993, respectively. Stock option activity for the years 1993 through 1995 is summarized below (as adjusted for the Company's two-for-one stock distribution):


                                                             Option Price at
                                                Number        Date of Grant
                                              of Shares        or Exercise
                                              ---------      ---------------
Non-statutory stock options:
 Outstanding at December 31, 1992..              131,742
   Options Granted.................              131,552           $23.125
   Options Exercised...............               (1,324)          $21.75
   Options Withheld for Taxes......                  (34)
   Options Canceled................              (10,038)

 Outstanding at December 31, 1993..              251,898
   Options Granted.................              131,452           $23.25
   Options Exercised...............
   Options Withheld for Taxes......
   Options Canceled................              (80,772)

 Outstanding at December 31, 1994..              302,578
   Options Granted.................              133,324        $17.75; $21.25
   Options Exercised...............
   Options Withheld for Taxes......
   Options Canceled................              (24,560)

 Outstanding at December 31, 1995..              411,342

 Exercisable at:
   December 31, 1995...............              181,924        $21.75-$23.25

   December 31, 1994...............              107,672        $21.75-$23.125

  (D) SHAREHOLDER RIGHTS PLAN. In July 1990, the Company adopted a shareholder rights plan and declared a dividend of one right for each outstanding share of the Company's common stock (including shares of common stock issued in the Company's 1995 two-for-one stock split). The rights, which under certain circumstances entitle their holders to purchase one two-hundredth of a share of Series A Preference Stock for an exercise price of $42.50, will expire on July 11, 2000. The rights will become exercisable only if a person or entity acquires 20 percent or more of the Company's outstanding common stock or if a person or entity commences a tender offer or exchange offer for 20 percent or more of the outstanding common stock. At any time after the occurrence of such events, the Company may exchange unexercised rights at an exchange ratio of one share of common stock, or equity securities of the Company of equivalent value, per right. The rights are redeemable by the Company for $.01 per right at any time prior to the date the rights become exercisable.

  When the rights become exercisable, each right will entitle the holder to receive, in lieu of the right to purchase Series A Preference Stock, upon the exercise of such right, a number of shares of the Company's common stock (or under certain circumstances cash, property, other equity securities or debt of the Company) having a current market price (as defined in the plan) equal to twice the exercise price of the right, except pursuant to an offer for all outstanding shares of common stock which a majority of the independent directors of the Company determines to be a price which is in the best interests of the Company and its shareholders (Permitted Offer).

In the event that the Company is a party to a merger or other business combination (other than a merger that follows a Permitted Offer), rights holders will be entitled to receive, upon the exercise of a right, a number of shares of common stock of the acquiring company having a current market price (as defined in the plan) equal to twice the exercise price of the right.

  (E) INVESTOR'S CHOICE PLAN. The Company has registered four million shares of its common stock under the Securities Act of 1933 for sale through the Company's Investor's Choice Plan, a dividend reinvestment and stock purchase plan. The plan is designed to provide investors with a way to buy common stock directly from the Company and/or to arrange for reinvestment of cash dividends in the Company's common stock.

(6)   PREFERRED STOCK OF HL&P

At December 31, 1995, HL&P's cumulative preferred stock could be redeemed at the following per share prices, plus any unpaid accrued dividends to the date of redemption:

                                                    Redemption
     Series                                       Price Per Share
     ------                                       ---------------
     Not Subject to Mandatory Redemption:
     $4.00.................................          $105.00
     $6.72.................................           102.51
     $7.52.................................           102.35
     $8.12.................................           102.25
     Variable Term Preferred A (a).........           100.00
     Variable Term Preferred B (a).........           100.00
     Variable Term Preferred C (a).........           100.00
     Variable Term Preferred D (a).........           100.00

     Subject to Mandatory  Redemption:
     $9.375 (b)............................              ---

 (a) Rates for Variable Term Preferred Stock as of December 31, 1995 were as follows:

               Series             Rate
              --------            -----
     Variable Term Preferred A    4.59%
     Variable Term Preferred B    4.48%
     Variable Term Preferred C    4.49%
     Variable Term Preferred D    4.67%

(b)  HL&P is required to redeem 257,000 shares annually.

In 1995, HL&P redeemed 514,000 shares of its $9.375 cumulative preferred stock at $100 per share and the remaining 400,000 shares of its $8.50 cumulative preferred stock at $100 per share. In 1994, HL&P redeemed 200,000 shares of its $8.50 cumulative preferred stock at $100 per share. Annual mandatory redemptions of HL&P's preferred stock are $25.7 million in 1996, 1997 and 1998.

(7) LONG-TERM DEBT

  (A) COMPANY. Consolidated annual maturities of long-term debt and minimum capital lease payments for the Company are approximately $354 million in 1996, $226 million in 1997, $40 million in 1998, $171 million in 1999 and $150 million in 2000.

  (B) HL&P. Sinking or improvement fund requirements of HL&P's first mortgage bonds outstanding will be approximately $40 million for each of the years 1996 through 2000. Of such requirements, approximately $37 million for each of the years 1996 through 2000 may be satisfied by certification of property additions at 100 percent of the requirements, and the remainder through certification of such property additions at 166-2/3 percent of the requirements. Sinking or improvement fund requirements for 1995 and prior years have been satisfied by certification of property additions.

HL&P has agreed to expend an amount each year for replacements and improvements in respect of its depreciable mortgaged utility property equal to $1,450,000 plus 2 1/2 percent of net additions to such mortgaged property made after March 31, 1948 and before July 1 of the preceding year. Such requirement may be met with cash, first mortgage bonds, gross property additions or expenditures for repairs or replacements, or by taking credit for property additions at 100 percent of the requirements. With respect to first mortgage bonds of a series subject to special redemption, HL&P has the option to use deposited cash to redeem first mortgage bonds of such series at the applicable special redemption price. The replacement fund requirement to be satisfied in 1996 is approximately $296 million.

The amount of HL&P's first mortgage bonds is unlimited as to issuance, but limited by property, earnings and other provisions of the Mortgage and Deed of Trust dated as of November 1, 1944, between HL&P and South Texas Commercial National Bank of Houston (Texas Commerce Bank National Association, as Successor Trustee) and the supplemental indentures thereto. Substantially all properties of HL&P are subject to liens securing HL&P's long-term debt under the mortgage.

In 1995, HL&P repurchased from a third party $37.7 million aggregate principal amount of its 8 3/4% first mortgage bonds due 2022. The total purchase price for those bonds was $42.2 million. In July 1995, HL&P caused to be issued $150.9 million aggregate principal amount of revenue refunding bonds collaterized by a like amount of HL&P first mortgage bonds. The new bonds bear interest at 5.8% variable at HL&P's option after a five-year, no-call period, and mature in 2015. Proceeds from this issue were used to redeem $150.9 million of pollution control revenue bonds (bearing a weighted average interest rate of 9.9%) at 102% of the aggregate principal amount. HL&P's annual maturities of long-term debt and minimum capital lease payments are approximately $154 million in 1996, $226 million in 1997, $40 million in 1998, $171 million in 1999 and $150 million in 2000.

(8) SHORT-TERM FINANCING

The interim financing requirements of the Company and its subsidiaries are met through short-term bank loans, the issuance of commercial paper and short-term advances from the Company. The Company and its subsidiaries had bank credit facilities aggregating $1.5 billion at December 31, 1995 and $1 billion at December 31, 1994, under which borrowings are classified as short-term indebtedness. In the first quarter of 1996, the Company reduced its borrowing capacity under these facilities to $1.15 billion. These bank facilities limit total short-term borrowings and provide for interest at rates generally less than the prime rate. The Company's weighted average short-term borrowing rates for commercial paper for the year ended December 31, 1995 and 1994 were 6.33% and 4.35%, respectively.
Outstanding commercial paper was $6 million at December 31, 1995 and $423 million at December 31, 1994. Facility fees are required on the credit facilities.

(9) RETIREMENT PLANS

  (A) PENSION. The Company has a noncontributory retirement plan covering substantially all employees. The plan provides retirement benefits based on years of service and compensation. The Company's funding policy is to contribute amounts annually in accordance with applicable regulations in order to achieve adequate funding of projected benefit obligations. The assets of the plan consist principally of common stocks and high quality, interest-bearing obligations.

Net pension cost for the Company attributable to continuing operations includes the following components:

                                                                Year Ended December 31,
                                                          ---------------------------------
                                                            1995        1994        1993
                                                          ---------  ----------  ----------
                                                               (Thousands of Dollars)

  Service cost - benefits earned during the period......  $ 22,852   $  21,977   $  25,282
  Interest cost on projected benefit obligation.........    49,317      46,091      51,062
  Actual (return) loss on plan assets...................   (96,004)      5,357     (39,237)
  Net amortization and deferrals........................    50,889     (51,491)       (558)
                                                          --------   ---------   ---------
    Net pension cost....................................    27,054      21,934      36,549
  SFAS No. 88 - curtailment expense.....................     5,645
                                                          --------   ---------   ---------
    Total pension cost..................................  $ 32,699   $  21,934   $  36,549
                                                          ========   =========   =========

The funded status of the Company's retirement plans attributable to continuing operations was as follows:

                                                                       December 31,
                                                             -------------------------------
                                                               1995                    1994
                                                             --------               ---------
                                                                  (Thousands of Dollars)
  Actuarial present value of:
   Vested benefit obligation...............................  $504,655               $ 439,668
                                                             ========               =========

   Accumulated benefit obligation..........................  $541,278               $ 471,987
                                                             ========               =========

  Plan assets at fair value................................  $595,192               $ 496,365
  Projected benefit obligation.............................   704,871                 632,546
                                                             --------               ---------
  Assets less than projected benefit obligation............  (109,679)               (136,181)
  Unrecognized transitional asset..........................   (13,421)                (15,340)
  Unrecognized prior service cost..........................    46,627                  21,456
  Unrecognized net loss....................................    22,522                  71,191
                                                             --------               ---------
  Accrued pension cost.....................................  $(53,951)              $ (58,874)
                                                             ========               =========

Net pension cost and funding attributable to discontinued operations was not material.

The projected benefit obligation was determined using an assumed discount rate of 7.5 percent in 1995 and 8 percent in 1994. A long-term rate of compensation increase ranging from 4 percent to 6 percent was assumed for 1995 and ranging from 4.5 percent to 6.5 percent was assumed for 1994. The assumed long-term rate of return on plan assets was 9.5 percent in 1995 and 1994. The transitional asset at January 1, 1986, is being recognized over approximately 17 years, and the prior service cost is being recognized over approximately 15 years.

In 1995, the Company offered eligible employees (excluding officers) of the Company, HL&P and HI Energy, who were 55 years of age or older and had at least 10 years of service as of July 31, 1995 an incentive program to retire early. For employees electing early retirement, the program would add five years of service credit and five years in age up to 35 years of service and age 65, respectively, in determining an employee's pension. Each participating employee (under age 62) would also receive a supplemental benefit to age 62. During July 1995, the early retirement incentive was accepted by approximately 300 employees.

Pension benefits and supplemental benefits (if applicable) are being paid out from the Houston Industries Incorporated Retirement Trust. Based on the projected costs associated with the program, HL&P increased its retirement plan and supplemental benefits by approximately $28 million and $5 million, respectively. Pursuant to SFAS No. 71, HL&P deferred the costs associated with the increases in these benefit obligations and is amortizing the costs through the period ending December 31, 1997. In 1995, the Company and HL&P amortized $5.6 million of those costs as a curtailment under SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," with regards to the Company's and HL&P's early retirement program.

  (B) SAVINGS PLAN. The Company has an employee savings plan that qualifies as cash or deferred arrangements under Section 401(k) of the Internal Revenue Code of 1986, as amended (IRC). Under the plan, participating employees may contribute a portion of their compensation, pre-tax or after-tax, up to a maximum of 16 percent of compensation limited by an annual deferral limit ($9,240 for calendar year 1995) prescribed by IRC Section 402(g) and the IRC
Section 415 annual additions limits. The Company matches 70 percent of the first 6 percent of each employee's compensation contributed, subject to a vesting schedule which entitles the employee to a percentage of the matching contributions depending on years of service. Substantially all of the Company's match is invested in the Company's common stock.

In October 1990, the Company amended its savings plan to add a leveraged ESOP component. The Company may use ESOP shares to satisfy its obligation to make matching contributions under the savings plan. Debt service on the ESOP loan is paid using all dividends on shares in the ESOP, interest earnings on funds held in the ESOP and cash contributions by the Company. Shares of the Company's common stock are released from encumbrance of the ESOP loan based on the proportion of debt service paid during the period.

The Company adopted SOP 93-6, effective January 1, 1994, which requires that the Company recognize benefit expense for the ESOP equal to fair value of the ESOP shares committed to be released. In accordance with SOP 93-6, the Company credits to unearned ESOP shares the original purchase price of ESOP shares committed to be released to plan participants with the difference between the fair value of the shares and the original purchase price recorded to common stock. Dividends on allocated ESOP shares are recorded as a reduction to retained earnings; dividends on unallocated ESOP shares are recorded as a reduction of debt or accrued interest on the ESOP loan. SOP 93-6 is effective only with respect to financial statements for periods after January 1, 1994.

The Company's savings plan benefit expense attributable to continuing operations was $18.9 million, $17.0 million and $17.3 million in 1995, 1994 and 1993,
respectively.   HL&P's portion of the savings plan benefit expense was $18.3 million, $16.5 million and $15.9 million in 1995, 1994 and 1993, respectively. Savings plan benefit expense attributable to discontinued operations was not material.

     The ESOP shares (after restatement for the two-for-one stock dividend distribution) were as follows:

                                                 December 31,
                                          --------------------------
                                              1995          1994
                                          ------------  ------------

 Allocated shares.......................     4,093,834     3,151,086
 Unallocated shares.....................    14,355,758    15,540,626
                                          ------------  ------------
     Total ESOP shares..................    18,449,592    18,691,712
                                          ============  ============
 Fair value of unallocated ESOP shares..  $348,127,132  $276,817,401

  (C) POSTRETIREMENT BENEFITS. Effective January 1, 1993, the Company and HL&P adopted SFAS No. 106, "Employer's Accounting for Postretirement Benefits Other Than Pensions," which requires that companies recognize the liability for postretirement benefit plans other than pensions (primarily health care). In accordance with SFAS No. 106, the Company and HL&P are amortizing over a 22 year period approximately $213 million ($211 million for HL&P) to cover the "transition cost" of adopting SFAS No. 106 (i.e., the Company and HL&P's liability for post-retirement benefits payable with respect to employee service years accrued prior to the adoption of SFAS No. 106).

As provided in the Rate Case Settlement, HL&P is required to fund during each year in an irrevocable external trust approximately $22 million of postretirement benefit costs which are included in rates. In December 1995, HL&P commenced funding by contributing a total of $15.1 million to three Voluntary Employees' Beneficiary Association (VEBA) trusts and one 401(h) account of the retirement plan. This contribution represented the amount of postretirement benefits included in HL&P's rates (which included HL&P's interest in the South Texas Project costs) less the estimated pay-as-you-go amounts for 1995 plus interest as if the contributions had been made on a monthly basis during the year. HL&P intends to fund, on a monthly basis beginning in 1996, the amount included in its rates. The Company, excluding HL&P, will continue funding its postretirement benefits on a pay-as-you-go basis.


The net postretirement benefit cost for the Company includes the following components:

                                                               Year Ended December 31,
                                                       ---------------------------------------
                                                          1995         1994           1993
                                                       -----------  -----------  -------------
                                                               (Thousands of Dollars)

 Service cost - benefits earned during the period        $   9,093    $   9,131     $  9,453
 Interest cost on accumulated benefit obligation            11,143       10,265       18,354
 Actual return on plan assets............                       --           --           --
 Net amortization and deferrals..........                    6,061        7,868        9,773
                                                         ---------    ---------   ----------
 Net postretirement benefit cost.........                $  26,297    $  27,264    $  37,580
                                                         =========    =========   ==========

The funded status of the Company's postretirement benefit costs was as follows:

                                                   December 31,
                                            ------------------------
                                                1995         1994
                                            ---------    -----------
(Thousands of Dollars)
 Accumulated benefit obligation:
  Retirees...............................   $(127,653)   $ (98,828)
  Fully eligible active plan participants     (13,307)     (22,251)
  Other active plan participants.........     (27,492)     (23,378)
                                            ---------    ---------
   Total.................................    (168,452)    (144,457)
 Plan assets at fair market value........      18,310
                                            ---------    ---------
 Assets less than accumulated benefit
  obligation.............................    (150,142)    (144,457)
 Unrecognized transitional obligation....     183,727      193,500
 Unrecognized net gain...................     (73,613)     (91,477)
                                            ---------    ---------
 Accrued postretirement benefit cost.....   $ (40,028)   $ (42,434)
                                            =========    =========

The assumed health care cost trend rates used in measuring the accumulated postretirement benefit obligation in 1995 are as follows:

                    Medical - under 65        8.1%
                    Medical - 65 and over     9.0%
                    Dental                    8.0%

The assumed health care rates gradually decline to 5.4 percent for both medical categories and 3.7 percent for dental by the year 2001. The accumulated postretirement benefit obligation was determined using an assumed discount rate of 7.5 percent for 1995 and 8 percent for 1994.

If the health care cost trend rate assumptions were increased by 1 percent, the accumulated postretirement benefit obligation as of December 31, 1995 would be increased by approximately 7 percent. The annual effect of the 1 percent increase on the total of the service and interest costs would be an increase of approximately 11 percent.

(D) POSTEMPLOYMENT BENEFITS. Effective January 1, 1994, the Company and HL&P adopted SFAS No. 112, "Employer's Accounting for Postemployment Benefits," which requires the recognition of a liability for benefits, not previously accounted for on the accrual basis, provided to former or inactive employees, their beneficiaries and covered dependents, after employment but before retirement (primarily health care and life insurance benefits for participants in the long-term disability plan). As required by SFAS No. 112, the Company and HL&P expensed the transition obligation (liability from prior years) upon adoption and recorded a one-time, after-tax charge to income of $8.2 million in the first quarter of 1994. Ongoing charges to income were not material.

(10) INCOME TAXES

The Company and HL&P record income taxes under SFAS No. 109, "Accounting for Income Taxes," which, among other things, (i) requires the liability method be used in computing deferred taxes on all temporary differences between book and tax bases of assets other than nondeductible goodwill; (ii) requires that deferred tax liabilities and assets be adjusted for an enacted change in tax laws or rates; and (iii) prohibits net-of-tax accounting and reporting. SFAS No. 109 requires that regulated enterprises recognize such adjustments as regulatory assets or liabilities if it is probable that such amounts will be recovered from or returned to customers in future rates.

  In 1993, the corporate tax rate applicable to the Company and HL&P increased from 34% to 35%. The effects of the new law, which decreased the Company's net income by $14.3 million (approximately half of which was attributed to discontinued operations), were recognized as a component of income tax expense in 1993. The effect on the Company's deferred taxes, primarily attributable to discontinued operations, as a result of the change in the new law, was an increase of $10.9 million in 1993.

The Company's current and deferred components of income tax expense from continuing operations are as follows:

                                     Year Ended December 31,
                                   ---------------------------
                                    1995       1994      1993
                                   ------     ------    ------
                                      (Thousands of Dollars)

  Current.....................   $119,435    $144,604    $109,078
  Deferred....................     80,120      85,820     119,785
                                 --------    --------    --------
  Income taxes for continuing
   operations before cumulative
   effect of change in
     accounting............      $199,555    $230,424    $228,863
                                 ========    ========    ========

The Company's effective income tax rates are lower than statutory corporate rates for each year as follows:


                                             Year Ended December 31,
                                         -------------------------------
                                           1995      1994        1993
                                         --------  --------   ----------
                                             (Thousands of Dollars)
Income from continuing operations
  before income taxes and cumulative
  effect of change in accounting.......  $596,955    $654,409   $669,394
Preferred dividends of subsidiary......    29,955      33,583     34,473
                                         --------    --------   --------
    Total..............................   626,910     687,992    703,867
Statutory rate.........................       35%         35%        35%
                                         --------    --------   --------
Income taxes at statutory rate.........   219,419     240,797    246,353
                                         --------    --------   --------
Net reduction in taxes resulting from:
   AFUDC - other included in income....     2,716       1,440      1,229
   Amortization of investment tax
    credit.............................    19,427     19,416     19,797
   Excess deferred taxes...............     4,384      3,537      9,625
   Difference between book and tax
    depreciation for which deferred
    taxes have not been normalized.....   (15,211)   (15,455)   (12,976)
   Equity dividend exclusion...........     4,932
   Other - net.........................     3,616      1,435       (185)
                                          --------   --------   --------
     Total.............................    19,864     10,373     17,490
                                          --------   --------   --------
Income taxes before cumulative effect
  of change in accounting..............  $199,555    $230,424   $228,863
                                         ========    ========   ========

Effective rate.........................     31.8%       33.5%      32.5%

Following are the Company's tax effects of temporary differences attributable to continuing operations resulting in deferred tax assets and liabilities:

                                                                December 31,
                                                           ----------------------
                                                              1995        1994
                                                           ----------  ----------
                                                            (Thousands of Dollars)
Deferred Tax Assets:
 Alternative minimum tax.................................  $   46,516  $   66,707
 IRS audit assessment....................................      74,966      74,966
 Disallowed plant cost - net.............................      22,687      23,496
 Other...................................................      96,628      83,740
                                                           ----------  ----------
  Total deferred tax assets - net........................     240,797     248,909
                                                           ----------  ----------

Deferred Tax Liabilities:
 Depreciation............................................   1,391,573   1,336,035
 Deferred plant costs - net..............................     200,028     207,746
 Regulatory assets - net.................................     228,587     235,463
 Capitalized taxes, employee benefits and removal costs..     110,065     111,660
 Gain on sale of cable television subsidiary.............     227,515
 Other...................................................     150,275     121,235
                                                           ----------  ----------
  Total deferred tax liabilities.........................   2,308,043   2,012,139
                                                           ----------  ----------

   Accumulated deferred income taxes - net...............  $2,067,246  $1,763,230
                                                           ==========  ==========

See Note 13 for income taxes related to discontinued operations.

(11) COMMITMENTS AND CONTINGENCIES

  (A) HL&P COMMITMENTS. HL&P has various commitments for capital expenditures, fuel, purchased power, cooling water and operating leases. Commitments in connection with HL&P's capital program are generally revocable by HL&P subject to reimbursement to manufacturers for expenditures incurred or other cancellation penalties. HL&P's other commitments have various quantity requirements and durations. However, if these requirements could not be met, various alternatives are available to mitigate the cost associated with the contracts' commitments.

  (B) FUEL AND PURCHASED POWER. HL&P is a party to several long-term coal, lignite and natural gas contracts which have various quantity requirements and durations. Minimum payment obligations for coal and transportation agreements are approximately $175 million in 1996, $178 million in 1997 and $184 million in 1998. Additionally, minimum payment obligations for lignite mining and lease agreements are approximately $5 million for 1996, $8 million for 1997 and $9 million for 1998. Collectively, the fixed price gas supply contracts, which expire in 1997, could amount to 11 percent of HL&P's annual natural gas requirements for 1996 and 7 percent for 1997. Minimum payment obligations for both natural gas purchase and storage contracts are approximately $57 million in 1996, $38 million in 1997 and $9 million in 1998.

HL&P also has commitments to purchase firm capacity from cogenerators of approximately $22 million in each of the years 1996 through 1998. Utility Commission rules currently allow recovery of these costs through HL&P's base rates for electric service and additionally authorize HL&P to charge or credit customers through a purchased power cost recovery factor for any variation in actual purchased power costs from the cost utilized to determine its base rates. In the event that the Utility Commission, at some future date, does not allow recovery through rates of any amount of purchased power payments, the two principal firm capacity contracts contain provisions allowing HL&P to suspend or reduce payments and seek repayment for amounts disallowed.

  (C) OTHER. HL&P's service area is heavily dependent on oil, gas, refined products, petrochemicals and related businesses. Significant adverse events affecting these industries would negatively affect the revenues of the Company and HL&P. For information regarding contingencies relating to the South Texas Project, see Note 2 above. The Company and HL&P are involved in legal, tax and regulatory proceedings before various courts, regulatory commissions and governmental agencies regarding matters arising in the ordinary course of business, some of which involve substantial amounts.

(12) ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount and estimated fair value of the Company's financial instruments are as follows:

                                                          December 31,
                                         ----------------------------------------------
                                                  1995                    1994
                                         ----------------------  ----------------------
                                          Carrying      Fair      Carrying      Fair
                                           Amount      Value       Amount      Value
                                         ----------  ----------  ----------  ----------
                                                     (Thousands of Dollars)
Financial assets:
 Cash and short-term investments.......  $   11,779  $   11,779  $   10,443  $   10,443
 Investment in Time Warner securities..   1,027,875   1,027,875

Financial liabilities:
 Short-term notes payable..............       6,300       6,300     423,291     423,291
 Cumulative preferred stock of
  subsidiary (subject to mandatory
  redemption)..........................      76,755      79,250     167,610     173,355
 Debentures............................     348,914     396,903     548,729     549,532
 Long-term debt of subsidiaries:
  Electric:
   First mortgage bonds................   2,979,293   3,247,139   3,020,400   2,980,028
   Pollution control revenue bonds.....       4,426       5,000     155,247     163,736
   Other notes payable.................         981         981       1,129       1,129
  Discontinued operations:
   Senior bank debt....................                             364,000     364,000
   Senior and senior subordinated
    notes..............................                             140,580     154,654

The fair values of cash and short-term investments, investment in equity securities, short-term and other notes payable and bank debt are estimated to be equivalent to the carrying amounts.

The fair values of the Company's debentures, HL&P's cumulative preferred stock subject to mandatory redemption, HL&P's first mortgage bonds, pollution control revenue bonds issued on behalf of HL&P and senior subordinated notes are estimated using rates currently available for securities with similar terms and remaining maturities.

(13) CABLE TELEVISION--DISCONTINUED OPERATIONS

In July 1995, the Company completed the sale of KBLCOM, its cable television subsidiary, to Time Warner. The Company's 1995 earnings include a one-time, after-tax gain on the sale of $708 million. Effective January 1, 1995, the operations of KBLCOM were accounted for as discontinued and prior periods were restated for consistency in reflecting KBLCOM as a discontinued operation.

As consideration for the sale of KBLCOM, the Company received 1 million shares of Time Warner common stock and 11 million shares of non-publicly traded convertible preferred stock. Time Warner also purchased from the Company for cash approximately $619 million (after post closing adjustments) of KBLCOM's intercompany indebtedness and assumed approximately $650 million of KBLCOM's external debt and other liabilities. The convertible preferred stock has an aggregate liquidation preference (redeemable after July 6, 2000) of $100 per share (plus accrued and unpaid dividends), is entitled to cumulative annual dividends of $3.75 per share until July 6, 1999, is currently convertible by the Company and after four years is exchangeable by Time Warner into approximately
22.9 million shares of Time Warner common stock. Each share of preferred stock is entitled to two votes (voting together with the holders of the Time Warner common stock as a single class). Under the terms of the sale, the Company may make up to four demands for registration of its shares of Time Warner common stock. Subject to certain exceptions, the terms of the sale prohibit the Company from acquiring additional shares of Time Warner securities or selling shares of Time Warner securities to any holder of more than 5 percent of certain classes of Time Warner voting securities.

Dividends on the Time Warner securities are recognized as income at the time they are earned. In 1995, the Company recorded pre-tax dividend income of $20.1 million.

Operating results from discontinued operations for years ended December 31, 1995, 1994 and 1993 were as follows:

                                                       Year Ended December 31,
                                                  ----------------------------------
                                                     1995        1994        1993
                                                  ----------  ----------  ----------
                                                        (Thousands of Dollars)
Revenues........................................   $143,925    $255,772    $244,067
Operating expenses (a)..........................     86,938     156,084     148,325
                                                   --------    --------    --------
Gross operating margin (a)......................     56,987      99,688      95,742
Depreciation, amortization, interest and other..     81,409     128,023     117,982
Income taxes (benefit)..........................     (4,997)    (11,811)      2,255
Deferred loss (b)...............................     19,425
                                                   --------    --------    --------
Loss from discontinued operations (c)...........   $      0    $(16,524)   $(24,495)
                                                   ========    ========    ========

(a) Exclusive of depreciation and amortization.

(b) The net loss for discontinued operations of KBLCOM through the date of sale (July 6, 1995) was deferred by the Company. Upon closing of the sale, the deferred loss was included as an adjustment to the gain on sale of cable television subsidiary on the Company's Statements of Consolidated Income.

(c) Loss from discontinued operations of KBLCOM excludes the effects of corporate overhead charges and includes interest expense relating to the amount of intercompany debt that Time Warner purchased from the Company.

 Net assets of discontinued operations were as follows:


                                                              December 31, 1994
                                                              -----------------
                                                            (Thousands of Dollars)
     Assets:
       Cable television property, net of
         accumulated depreciation of $161,402..............     $   276,624
       Equity in cable television partnerships.............         160,363
       Intangible assets...................................       1,029,440
       Other assets........................................          43,625
                                                                 ----------
         Total assets......................................       1,510,052

     Less:
       Cable television debt...............................        (504,580)
       Accumulated deferred income taxes...................        (316,241)
       Other liabilities...................................         (70,249)
                                                                -----------
         Net assets........................................     $   618,982
                                                                ===========

(14) RAILROAD SETTLEMENT PAYMENTS

In July 1994, HL&P contributed to a wholly owned subsidiary the right of HL&P to receive certain receivables relating to a litigation settlement. This subsidiary transferred the receivables to a trust, which in turn sold certificates evidencing a senior interest in the trust to a commercial bank for $66.1 million. The subsidiary retained a subordinate interest in the trust. HL&P recorded the transaction as a $66.1 million reduction to reconcilable fuel expense in July 1994. The reduction to reconcilable fuel expense had no effect on earnings.

(15) UNAUDITED QUARTERLY INFORMATION

The following unaudited quarterly financial information includes, in the opinion of management, all adjustments (which comprise only normal recurring accruals) necessary for a fair presentation. Quarterly results are not necessarily indicative of a full year's operations because of seasonality and other factors, including rate increases and variations in operating expense patterns.


                                                             Year Ended  December 31,  1994
                                                    ------------------------------------------------
                                                      First       Second        Third       Fourth
                                                     Quarter      Quarter      Quarter     Quarter
                                                    ----------  -----------  -----------  ----------
                                                    (Thousands of Dollars, except per share amounts)

Revenues..........................................   $824,133   $1,006,617   $1,152,667    $770,719
Operating income..................................    145,497      292,886      451,839      78,393
Income from continuing operations (b).............     41,599      134,308      242,239       5,839
Income (loss) from discontinued
 operations.......................................     (7,501)      (7,583)      (6,271)      4,831
Net income........................................     25,898      126,725      235,968      10,670
Earnings per common share (a):
 Income from continuing operations (b)............   $    .17   $      .55   $      .98    $    .02
 Net income.......................................        .11          .52          .96         .04



                                                              Year Ended  December 31,  1995
                                                    -----------------------------------------------
                                                      First       Second       Third       Fourth
                                                     Quarter     Quarter      Quarter      Quarter
                                                    ---------   ----------   ----------   ---------
                                                    (Thousands of Dollars, except per share amounts)
Revenues..........................................   $755,238   $  989,843   $1,184,938    $800,154
Operating income..................................    115,151      283,789      421,903      84,090
Income from continuing operations.................     23,849      133,260      235,861       4,430
Gain (loss) on sale of cable television
 subsidiary.......................................     90,607                   618,088        (571)
Net income........................................    114,456      133,260      853,949       3,859
Earnings per common share (a):
 Income from continuing operations................   $    .10   $      .54   $      .95    $    .02
 Net income.......................................        .46          .54         3.44         .02

(a) Quarterly earnings per common share are based on the weighted average number of shares outstanding during the quarter, and the sum of the quarters may not equal annual earnings per common share. See Note 5(a).

(b) Information for the first quarter of 1994 is before the cumulative effect of a change in accounting for postemployment benefits of $8.2 million which reduced earnings by $.03 per share.

                        HOUSTON LIGHTING & POWER COMPANY

                         NOTES TO FINANCIAL STATEMENTS

                  FOR THE THREE YEARS ENDED DECEMBER 31, 1995


Except as modified below, the Notes to the Company's Consolidated Financial Statements are incorporated herein by reference insofar as they relate to HL&P:
(1) Summary of Significant Accounting Policies, (2) Jointly-Owned Nuclear Plant,
(3) Rate Matters, (6) Preferred Stock of HL&P, (7) Long-Term Debt, (9) Retirement Plans, (10) Income Taxes, (11) Commitments and Contingencies, (12) Estimated Fair Value of Financial Instruments and (14) Railroad Settlement Payments.

(1)SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (G) EARNINGS PER COMMON SHARE. All issued and outstanding Class A voting common stock of HL&P is held by the Company and all issued and outstanding Class B non-voting common stock of HL&P is held by Houston Industries (Delaware) Incorporated, a wholly owned subsidiary of the Company. Accordingly, earnings per share are not computed.

     (H) STATEMENTS OF CASH FLOWS. At December 31, 1995, HL&P had affiliate investments (considered to be cash equivalents) of $75.5 million. At December 31, 1994, HL&P had affiliate investments of $227.6 million. At December 31, 1993, HL&P did not have any investments with affiliated companies.

(8)  SHORT-TERM FINANCING

In 1994 and 1995, the interim financing requirements of HL&P were primarily met through the issuance of commercial paper. HL&P had bank credit facilities of $400 million at December 31, 1995 and 1994, which limited total short-term borrowings and provided for interest at rates generally less than the prime rate. HL&P's weighted average short-term borrowing rates for commercial paper for the years ended December 31, 1995 and 1994 were 6.21% and 3.71%, respectively. HL&P had no commercial paper outstanding at December 31, 1995 and 1994. Facility fees are required on HL&P's bank credit facility.

(9)  RETIREMENT PLANS

     (A) PENSION.  Net pension cost for HL&P includes the following components:


                                                             Year Ended December 31,
                                                       ---------------------------------
                                                          1995        1994        1993
                                                       ----------  ----------  ---------
                                                            (Thousands of Dollars)
Service cost - benefits earned during the period.....  $  22,264   $  21,335    $ 24,640
Interest cost on projected benefit obligation........     48,144      45,064      49,950
Actual (return) loss on plan assets..................    (93,023)      4,737     (38,668)
Net amortization and deferrals.......................     48,696     (50,012)       (683)
                                                       ---------   ---------    --------
  Net pension cost...................................     26,081      21,124      35,239
SFAS No. 88 - curtailment expense....................      5,645
                                                       ---------   ---------    --------
  Total pension cost.................................  $  31,726   $  21,124    $ 35,239
                                                       =========   =========    ========

The funded status of HL&P's retirement plan was as follows:


                                                            December 31,
                                                       ---------------------
                                                         1995       1994
                                                       ---------   ---------
                                                       (Thousands of Dollars)
Actuarial present value of:
 Vested benefit obligation...........................  $ 493,006   $ 429,279
                                                       =========   =========

 Accumulated benefit obligation......................  $ 528,467   $ 460,760
                                                       =========   =========

Plan assets at fair value............................  $ 581,194   $ 486,100
Projected benefit obligation.........................    687,420     617,690
                                                       ---------   ---------
Assets less than projected benefit obligation........   (106,226)   (131,590)
Unrecognized transitional asset......................    (13,252)    (15,157)
Unrecognized prior service cost......................     46,462      21,275
Unrecognized net loss................................     19,343      67,093
                                                       ---------   ---------
Accrued pension cost.................................  $ (53,673)  $ (58,379)
                                                       =========   =========

  (C) POSTRETIREMENT BENEFITS. The net postretirement benefit cost for HL&P includes the following components:

                                                   Year Ended December 31,
                                             ----------------------------------
                                                1995         1994        1993
                                             -----------  ----------  ---------
                                                    (Thousands of Dollars)

Service cost - benefits earned during the
 period....................................   $   8,779   $   8,904   $  9,297
Interest cost on projected benefit
 obligation................................      10,794       9,946     18,134
Actual return on plan assets...............        ----        ----       ----
Net amortization and deferrals.............       5,893       7,757      9,658
                                              ---------   ---------  ---------
Net postretirement benefit cost............   $  25,466   $  26,607  $  37,089
                                              =========   =========  =========

The funded status of HL&P's postretirement  benefit costs was as follows:

                                                    December 31,
                                              ---------------------
                                                 1995        1994
                                              ---------   ---------
                                              (Thousands of Dollars)
Accumulated benefit obligation:
 Retirees..................................   $(125,925)  $ (97,200)
 Fully eligible active plan participants...     (10,532)    (20,126)
 Other active plan participants............     (26,515)    (22,706)
                                              ---------   ---------
  Total....................................    (162,972)   (140,032)
Plan assets at fair market value...........      18,310        ----
                                              ---------   ---------
Assets less than accumulated benefit
 obligation................................    (144,662)   (140,032)
Unrecognized transitional obligation.......     181,567     191,225
Unrecognized net gain......................     (75,451)    (92,786)
                                              ---------   ---------
Accrued postretirement benefit cost........    $(38,546)   $(41,593)
                                              ==========   =========

(10) INCOME TAXES

During 1993, federal tax legislation was enacted that changed the income tax consequences for HL&P. A net regulatory asset and the related deferred income tax liability of $71.3 million were recorded by HL&P in 1993. The effects of the new law, which decreased HL&P's net income by

$8.0 million, were recognized as a component of income tax expense in 1993. The effect on HL&P's deferred taxes as a result of the change in the new law was $4.5 million in 1993.

HL&P's current and deferred components of income tax expense are as follows:

                                                                  Year Ended December 31,
                                                           --------------------------------------
                                                              1995         1994          1993
                                                           ----------  ------------  ------------
                                                                   (Thousands of Dollars)

  Current................................................   $188,104    $  184,669    $  115,745
  Deferred...............................................     57,703        70,324       123,719
                                                            --------    ----------    ----------
  Federal income tax expense.............................    245,807       254,993       239,464
  Federal income taxes charged to other income...........       (851)         (836)       (2,993)
                                                            --------    ----------    ----------
  Income taxes before cumulative effect of change
       in accounting.....................................   $244,956    $  254,157    $  236,471
                                                            ========    ==========    ==========

HL&P's effective income tax rates are lower than statutory corporate rates for each year as follows:


                                                                            Year Ended December 31,
                                                                     ------------------------------------
                                                                        1995         1994         1993
                                                                     --------    ----------    ----------
                                                                           (Thousands of Dollars)
  Income before income taxes, preferred dividends
    and cumulative effect of change in accounting.................   $725,888    $  749,121    $  720,694
  Statutory rate..................................................        35%           35%           35%
                                                                     --------    ----------    ----------
  Income taxes at statutory rate..................................    254,061       262,192       252,243
                                                                     --------    ----------    ----------
  Net reduction in taxes resulting from:
    AFUDC - other included in income..............................      2,716         1,440         1,229
    Amortization of investment tax credit.........................     19,427        19,416        19,797
    Difference between book and tax depreciation for
      which deferred taxes have not been normalized...............    (15,211)      (15,455)      (12,976)
    Excess deferred taxes.........................................      4,384         3,537         9,625
    Other - net...................................................     (2,211)         (903)       (1,903)
                                                                     --------    ----------    ----------
     Total........................................................      9,105         8,035        15,772
                                                                     --------    ----------    ----------
  Income taxes before cumulative effect  of change
     in accounting................................................   $244,956    $  254,157    $  236,471
                                                                     ========    ==========    ==========

   Effective rate.................................................      33.7%         33.9%         32.8%


 Following are HL&P's tax effects of temporary differences resulting in deferred tax assets and liabilities:

                                                                                     December 31,
                                                                                 -----------------------
                                                                                    1995        1994
                                                                                 ----------   ----------
                                                                                  (Thousands of Dollars)
  Deferred Tax Assets:
     IRS audit assessment.........................................               $   48,513    $   48,513
     Disallowed plant cost - net..................................                   22,687        23,496
     Other........................................................                   59,558        60,174
                                                                                 ----------    ----------
        Total deferred tax assets.................................                  130,758       132,183
                                                                                 ----------    ----------

  Deferred Tax Liabilities:
     Depreciation.................................................                1,391,277     1,335,265
     Regulatory assets - net......................................                  228,587       235,463
     Deferred plant costs - net...................................                  200,028       207,746
     Capitalized taxes, employee benefits and removal costs.......                  110,177       111,681
     Other........................................................                  148,177       118,328
                                                                                 ----------    ----------
        Total deferred tax liabilities............................                2,078,246     2,008,483
                                                                                 ----------    ----------

     Accumulated deferred income taxes - net......................               $1,947,488    $1,876,300
                                                                                 ==========    ==========

(12) ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount and estimated fair value of HL&P's cash and short-term investments was $75.9 million for 1995 and $235.9 million for 1994. The carrying amount and estimated fair value of investments in HL&P Nuclear Decommissioning Trust was $44.5 million in 1995 and $25.1 million in 1994. See
Note 1(j).

(15) UNAUDITED QUARTERLY INFORMATION

The following unaudited quarterly financial information includes, in the opinion of management, all adjustments (which comprise only normal recurring accruals) necessary for a fair presentation. Quarterly results are not necessarily indicative of a full year's operations because of seasonality and other factors, including rate increases and variations in operating expense patterns.

                                         Income After
                              Operating   Preferred
   Quarter Ended   Revenues    Income     Dividends
- ----------------  ----------  ---------  ------------
                       (Thousands of Dollars)
       1994
- ----------------

 March 31.......  $  821,581   $122,879      $ 41,686
 June 30........   1,004,906    216,842       142,478
 September 30...   1,150,946    320,859       251,092
 December 31....     768,652     82,302        17,925

       1995
- ----------------

 March 31.......  $  746,166   $104,566      $ 33,909
 June 30........     978,225    217,419       141,873
 September 30...   1,171,789    308,258       241,159
 December 31....     784,117    104,421        34,036


(16) PRINCIPAL AFFILIATE TRANSACTIONS


                                           Year Ended December 31,
Affiliated                             -------------------------------
Company             Description          1995       1994       1993
- -------------  ----------------------  ---------  ---------  ---------
                                           (Thousands of Dollars)

 Houston       Dividends                $454,000   $328,996   $342,982
 Industries    Service Fees (a)           26,582     26,913     21,864
               Money Fund Income (b)      10,837      6,025      2,748

 (a)  Included in Operating Expenses.
 (b)  Included in Other Income (Expense).

INDEPENDENT AUDITORS' REPORT

HOUSTON INDUSTRIES INCORPORATED:

  We have audited the accompanying consolidated balance sheets and the consolidated statements of capitalization of Houston Industries Incorporated and its subsidiaries as of December 31, 1995 and 1994, and the related statements of consolidated income, consolidated retained earnings and consolidated cash flows for each of the three years in the period ended December 31, 1995. Our audits also included the Company's financial statement schedule listed in Item 14(a)(2). These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company and its subsidiaries at December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

  As discussed in Notes 9(b) and 9(d), respectively, to the consolidated financial statements, the Company changed its method of accounting in 1994 for
(i) the Employee Stock Ownership Plan to conform with AICPA Statement of Position 93-6 and (ii) postemployment benefits to conform with Statement of Financial Accounting Standards No. 112.



DELOITTE & TOUCHE LLP

Houston, Texas
February 29, 1996 (March 26, 1996 as to Note 4)

INDEPENDENT AUDITORS' REPORT

HOUSTON LIGHTING & POWER COMPANY:

  We have audited the accompanying balance sheets and the statements of capitalization of Houston Lighting & Power Company (HL&P) as of December 31, 1995 and 1994, and the related statements of income, retained earnings and cash flows for each of the three years in the period ended December 31, 1995. Our audits also included the financial statement schedule of HL&P listed in Item 14(a)(2). These financial statements and financial statement schedule are the responsibility of HL&P's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such financial statements present fairly, in all material respects, the financial position of HL&P at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles. Also, in our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

  As discussed in Note 9(d) to the financial statements, HL&P changed its method of accounting for postemployment benefits to conform with Statement of Financial Accounting Standards No. 112 in 1994.



DELOITTE & TOUCHE LLP

Houston, Texas
February 29, 1996

                         INDEPENDENT AUDITORS' CONSENT



HOUSTON INDUSTRIES INCORPORATED:

          We consent to the incorporation by reference in Houston Industries Incorporated's (i) Registration Statements on Form S-3 Nos. 33-39921, 33-60756, 33-51431, 33-52207 and 33-55445 and (ii) Registration Statements on Form S-8 Nos. 33-37493, 33-50629, 33-52279, 33-55391 and 33-56855 of our report dated
February 29, 1996 (March 26, 1996 as to Note 4), appearing in this Annual Report on Form 10-K of Houston Industries Incorporated for the year ended December 31, 1995.



DELOITTE & TOUCHE LLP

HOUSTON, TEXAS
MARCH 27, 1996

                         INDEPENDENT AUDITORS' CONSENT



HOUSTON LIGHTING & POWER COMPANY:

          We consent to the incorporation by reference in Houston Lighting & Power Company's (i) Registration Statements on Form S-3 Nos. 33-46368 and 33-54228 and (ii) Post-Effective Amendment No. 1 to Registration Statement No. 33-51417 on Form S-3 of our report dated February 29, 1996, appearing in this Annual Report on Form 10-K of Houston Lighting & Power Company for the year ended December 31, 1995.



DELOITTE & TOUCHE LLP

HOUSTON, TEXAS
MARCH 27, 1996

                        HOUSTON INDUSTRIES INCORPORATED
                 VOTING DIRECTIONS TO TRUSTEES - COMMON STOCK

The undersigned hereby directs the Trustees of the Houston Industries Incorporated Savings Plan to vote as designated on the reverse side, all shares of common stock attributable to the account of the undersigned at the annual meeting of shareholders of Houston Industries incorporated to be held May 22, 1996, at 9 AM (CDT) in the Auditorium of Houston Industries Plaza, 1111 Louisiana Street, Houston, Texas, or any adjournments thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting.

                             If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date below and mail in the postage-paid envelope provided. Specific choices may be made on the reverse side. In the absence of instructions to the contrary, the shares represented will be voted in accordance with the Board's recommendation.


                             Dated:                                       , 1996
                                   ---------------------------------------

                             Signature:
                                       -----------------------------------------

                             Signature:
                                       -----------------------------------------
                             (Note: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give that title.)


                             DETACH AND MAIL CARD

Fellow Shareholder:

  Enclosed is the Houston Industries Summary Annual Report to Shareholders, Notice of the Annual Meeting and Appendix A--1995 Financial Statements, together with your proxy on which you are asked to vote for five director nominees, adoption of a stock plan for outside directors, appointment of Deloitte & Touche as independent accountants and auditors for 1996 and any other business that may properly come before the meeting. I urge you to make your vote count by signing and returning the proxy card as soon as possible.

  We are privileged to have two outstanding nominees who have not previously served as directors. Mr. James A. Baker III is former U.S. Secretary of State, White House Chief of Staff and Senior Counselor to President George Bush and has served as Secretary of the U.S. Treasury and as Chairman of the President's Economic Policy Council, among other offices. Dr. Richard Balzhiser has had a long and distinguished career as a research scientist in the electric power industry and is now President and Chief Executive Officer of the Electric Power Research Institute in Palo Alto, California. Both of these gentlemen bring the highest levels of experience and expertise to our company.



                             Don D. Jordan
                             Chairman and Chief Executive Officer

                        HOUSTON INDUSTRIES INCORPORATED
                               PROXY (continued)
                        ANNUAL MEETING OF SHAREHOLDERS

The nominees for Class III directors are James A. Baker III, Richard E. Balzhiser, Howard W. Horne, Don D. Jordan and Kenneth L. Schnitzer, Sr. Their terms will expire in 1999. Your Board of Directors recommends that you vote FOR all nominees for director, FOR adoption of the stock plan for outside directors and FOR the appointment of Deloitte & Touche as independent accountants and auditors for 1996. To withhold authority to vote for any individual nominee, please write that nominee's name in the space provided below.


                                   WITH-  FOR ALL
                             FOR   HOLD   EXCEPT                                                 FOR   AGAINST   ABSTAIN
1. Election of nominees      [ ]   [ ]     [ ]                      2. Adopt stock plan for      [ ]     [ ]       [ ]
   for director in                                                     outside directors
   Class III

   Exceptions:                                                      3. Appoint Deloitte &        [ ]     [ ]       [ ]
              ------------------------------------                     Touche as independent
- --------------------------------------------------                     accountants and
- --------------------------------------------------                     auditors for 1996


                             DETACH AND MAIL CARD

                        HOUSTON INDUSTRIES INCORPORATED
                             PROXY - COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints D.D. Jordan, D. D. Sykora and H.W. Horne, and each of them as proxies, with full power of substitution, to vote as designated on the reverse side, all shares of common stock held by the undersigned at the annual meeting of shareholders of Houston Industries Incorporated to be held May 22, 1996, at 9 AM (CDT) in the Auditorium of Houston Industries Plaza, 1111 Louisiana Street, Houston, Texas, or any adjournments thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting.

                             If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date below and mail in the postage-paid envelope provided. Specific choices may be made on the reverse side. In the absence of instructions to the contrary, the shares represented will be voted in accordance with the Board's recommendation.


                             Dated:                                       , 1996
                                   ---------------------------------------

                             Signature:
                                       -----------------------------------------

                             Signature:
                                       -----------------------------------------
                             (Note: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give that title.)

                             DO YOU PLAN TO ATTEND THE ANNUAL MEETING?
                                                                      ---------

                             DETACH AND MAIL CARD

Fellow Shareholder:

  Enclosed is the Houston Industries Summary Annual Report to Shareholders, Notice of the Annual Meeting and Appendix A--1995 Financial Statements, together with your proxy on which you are asked to vote for five director nominees, adoption of a stock plan for outside directors, appointment of Deloitte & Touche as independent accountants and auditors for 1996 and any other business that may properly come before the meeting. I urge you to make your vote count by signing and returning the proxy card as soon as possible.

  The 1996 Annual Meeting of Shareholders is being held for the first time in the Auditorium of Houston Industries Plaza, new headquarters for the Houston Industries companies. We encourage you to join us for the meeting to see and hear what is going on at your company. There is a map of downtown Houston on the back of this proxy that will direct you to Houston Industries Plaza and parking in the Regency Garage.

  We are also privileged to have two outstanding nominees who have not previously served as directors. Mr. James A. Baker III is former U.S. Secretary of State, White House Chief of Staff and Senior Counselor to President George Bush and has served as Secretary of the U.S. Treasury and as Chairman of the President's Economic Policy Council, among other offices. Dr. Richard Balzhiser has had a long and distinguished career as a research scientist in the electric power industry and is now President and Chief Executive Officer of the Electric Power Research Institute in Palo Alto, California. Both of these gentlemen bring the highest levels of experience and expertise to our company.


                             Don D. Jordan,
                             Chairman and Chief Executive Officer

                        HOUSTON INDUSTRIES INCORPORATED
                               PROXY (continued)
                        ANNUAL MEETING OF SHAREHOLDERS

The nominees for Class III directors are James A. Baker III, Richard E. Balzhiser, Howard W. Horne, Don D. Jordan and Kenneth L. Schnitzer, Sr. Their terms will expire in 1999. Your Board of Directors recommends that you vote FOR all nominees for director, FOR adoption of the stock plan for outside directors and FOR the appointment of Deloitte & Touche as independent accountants and auditors for 1996. To withhold authority to vote for any individual nominee, please write that nominee's name in the space provided below.


                                   WITH-  FOR ALL
                             FOR   HOLD   EXCEPT                                                 FOR   AGAINST   ABSTAIN
1. Election of nominees      [ ]   [ ]     [ ]                      2. Adopt stock plan for      [ ]     [ ]       [ ]
   for director in                                                     outside directors
   Class III

   Exceptions:                                                      3. Appoint Deloitte &        [ ]     [ ]       [ ]
              ------------------------------------                     Touche as independent
- --------------------------------------------------                     accountants and
- --------------------------------------------------                     auditors for 1996


                             DETACH AND MAIL CARD


        [MAP SHOWING LOCATION OF HOUSTON INDUSTRIES PLAZA APPEARS HERE]

                        HOUSTON INDUSTRIES INCORPORATED
                             PROXY - COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints D.D. Jordan, D. D. Sykora and H.W. Horne, and each of them as proxies, with full power of substitution, to vote as designated on the reverse side, all shares of common stock held by the undersigned at the annual meeting of shareholders of Houston Industries Incorporated to be held May 22, 1996, at 9 AM (CDT) in the Auditorium of Houston Industries Plaza, 1111 Louisiana Street, Houston, Texas, or any adjournments thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting.

                             If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date below and mail in the postage-paid envelope provided. Specific choices may be made on the reverse side. In the absence of instructions to the contrary, the shares represented will be voted in accordance with the Board's recommendation.


                             Dated:                                       , 1996
                                   ---------------------------------------

                             Signature:
                                       -----------------------------------------

                             Signature:
                                       -----------------------------------------
                             (Note: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give that title.)

                             DO YOU PLAN TO ATTEND THE ANNUAL MEETING?
                                                                      ---------

                        HOUSTON INDUSTRIES INCORPORATED
                               PROXY (continued)
                        ANNUAL MEETING OF SHAREHOLDERS

The nominees for Class III directors are James A. Baker III, Richard E. Balzhiser, Howard W. Horne, Don D. Jordan and Kenneth L. Schnitzer, Sr. Their terms will expire in 1999. Your Board of Directors recommends that you vote FOR all nominees for director, FOR adoption of the stock plan for outside directors and FOR the appointment of Deloitte & Touche as independent accountants and auditors for 1996. To withhold authority to vote for any individual nominee, please write that nominee's name in the space provided below.


                                   WITH-  FOR ALL
                             FOR   HOLD   EXCEPT                                                 FOR   AGAINST   ABSTAIN
1. Election of nominees      [ ]   [ ]     [ ]                      2. Adopt stock plan for      [ ]     [ ]       [ ]
   for director in                                                     outside directors
   Class III

   Exceptions:                                                      3. Appoint Deloitte &        [ ]     [ ]       [ ]
              ------------------------------------                     Touche as independent
- --------------------------------------------------                     accountants and
- --------------------------------------------------                     auditors for 1996